UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Apartment Income REIT Corp.

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Proxy Statement

[Preliminary Proxy Statement - Subject to Completion - dated July 21, 2023]

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Votes submitted electronically must be received by 1:00 a.m., MT, on September 15, 2023.

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2023 Proxy Statement  1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Meeting”) of Apartment Income REIT Corp. (“AIR” or the “Company”) to be held on September 15, 2023, at 9:30 a.m., Mountain Time, at AIR’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237, for the following purposes:

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE VOTE AS SOON AS
POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

1To elect nine directors, for a term of one year each, until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2To ratify the selection of Deloitte & Touche LLP, to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;

3To conduct an advisory vote on executive compensation;

4To approve amendments to our Charter to eliminate supermajority voting provisions;

5 To approve amendments to our Charter to provide stockholders the ability to remove directors without cause;

6To approve amendments to our Charter to eliminate language that is by its terms no longer applicable due to the passage of time; and

7 To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on July 28, 2023, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

We are pleased to again use the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Meeting.

On or about August [x], 2023, we intend to mail our stockholders a notice containing instructions on how to access our 2023 proxy statement (the “Proxy Statement”), Annual Report on Form 10-K for the year ended December 31, 2022, and vote online. The notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to these documents on the Internet.

By order of the Board of Directors

DATE AND TIME September 15, 2023, at 9:30 a.m. (MDT)	LOCATION 4582 South Ulster Street, Suite 1700, Denver, CO 80237

Lisa R. Cohn President, General Counsel, and Secretary

August [x], 2023

Important Notice Regarding the Availability of Proxy Materials for
AIR’s Annual Meeting of Stockholders to be held on September 15, 2023.

This Proxy Statement and AIR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available free of charge at the following website: www.envisionreports.com/airc.

[Preliminary Proxy Statement - Subject to Completion - dated July 21, 2023]

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2023 Proxy Statement  3

2023 Proxy Statement  3

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A MESSAGE FROM OUR CHAIRMAN OF THE BOARD AND OUR CHIEF EXECUTIVE OFFICER

Dear AIR Shareholders:

We write as shareholders like you…and as colleagues who have worked together for the past 16 years to enhance the value of AIR: Tom, first as an Aimco director and now Chairman of the AIR Board of Directors; and Terry as Founder/CEO of “Old Aimco” and now AIR.

Together with our board colleagues, we made the strategic decision just over two and a half years ago to create AIR as a simple, efficient, and predictable business, different in its focus on operations where AIR has a comparative advantage – the AIR Edge.

A few items of note in our key areas of operations, portfolio, balance sheet, team and culture, and governance:

•The AIR Edge, our combination of process, technology, analytics, and most importantly, people, continues to deliver superior results. Since 2019, AIR leads coastal peers in Same Store Revenue and NOI growth, and in the conversion of revenue to Free Cash Flow. We expect AIR is expected to lead all peers in these metrics in 2023 and 2024.

•We have continued to transform the AIR portfolio. Since the separation from “Old Aimco” we have recycled 45% of our GAV, or $4.7 billion. Our resulting portfolio has average revenue per unit of $2,797, up 25% since the separation and the third highest average revenue per unit, 8.4% above peer average. We continue to allocate capital to more dynamic markets such as Southeast Florida.

•Our Balance Sheet is in exceptional shape. We have liquidity of $2 billion, which is more than 3x the peer average. We have no debt maturities for three years with available liquidity to repay all refunding obligations for the next six years. We have no floating rate debt versus peer average of 6%.

•Two of the world’s most professional, successful, and largest real estate investors have chosen to partner with AIR in ventures with an aggregate value of $1.2 billion. This reflects an endorsement of the AIR Edge and AIR’s capability in sourcing accretive growth opportunities. These new JV partnerships are strategic to AIR. They increase AIR’s exposure to higher growth properties, which benefit from the AIR Edge. AIR expects to achieve 200+ bps spreads to our cost of capital, incremental property and asset management fees through higher AUM, and immediate reduction in leverage.

•As promised, we have a more focused business with no exposure to development or mezzanine investments, nor their attendant risks.

•Our highly engaged team continues to drive results, and is being recognized across the country, as a National Top Workplace for the second year in a row as well as a Top Workplace in Denver, Washington, DC, Southeast Florida, and Philadelphia. With engagement rising, so is teammate retention, which is a further accelerant to our AIR Edge.

•Our highly engaged Board brings a wide range of perspectives, including five directors with an average tenure of less than two and a half years.

2023 Proxy Statement  5

Among its many functions, the Board took a comprehensive and systematic review of our governance provisions and the continued developments among public companies, the Board unanimously determined to take the shareholder friendly actions presented in this proxy statement for your approval.

In addition, having moved our 2023 annual meeting to September 15, we expect our 2024 annual meeting will return to a more typical spring cycle.

As Chairman, I look back on my 16+ years of service, I’m proud of what the company has accomplished and is accomplishing through many changes and many business cycles. I have asked Ann Sperling, who heads our Governance and Corporate Responsibility Committee, to work on an orderly succession plan for the Chairman of the Board role to be selected from among AIR’s existing independent directors. In doing so, she and other members of the Board have already engaged with shareholders to explain our thinking and hear theirs. These conversations with shareholders represent approximately half our outstanding shares, with more conversations to come.

We have a high calling in our mission “to provide quality apartment homes in a respectful environment driven by a team of people who care.” We take seriously that we provide homes. We take equally seriously our responsibility to be a good community partner, a good employer, and a good steward of your capital.

We are grateful for your trust. We ask for your support by voting in favor of the six measures included in this proxy statement.

Tom Keltner Chairman of the Board	Terry Considine Founder and CEO

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EXPLANATORY NOTE

Apartment Income REIT Corp. (“AIR”), a Maryland corporation, is a self-administered and self-managed real estate investment trust. AIR, through wholly-owned subsidiaries, is the general and special limited partner of Apartment Income REIT, L.P. (the “AIR Operating Partnership”), which is the operating partnership in AIR’s structure. As of July 28, 2023, AIR owned approximately [x%] of the legal interest in the common partnership units of the AIR Operating Partnership and approximately [x%] of the economic interest in the AIR Operating Partnership. The remaining approximately [x%] legal interest is owned by limited partners. As the sole general partner of the AIR Operating Partnership, AIR has exclusive control of the AIR Operating Partnership’s day-to-day management. Except as the context otherwise requires, “Company,” “we,” “our,” and “us” refer to AIR, the AIR Operating Partnership, and their consolidated subsidiaries, collectively.

The AIR Operating Partnership economically holds all of AIR’s assets and manages the daily operations of AIR’s business. Pursuant to the AIR Operating Partnership agreement, AIR is required to contribute to the AIR Operating Partnership all proceeds from the offerings of its securities. In exchange for the contribution of such proceeds, AIR receives additional interests in the AIR Operating Partnership with terms substantially similar to the stock issued by AIR.

On December 15, 2020, Apartment Investment and Management Company (“Aimco”) completed the separation of its business into two, separate and distinct, publicly traded companies, AIR and Aimco (the “Separation”). Notwithstanding the legal form of the Separation, for accounting and financial reporting purposes, Aimco is presented as being spun-off from AIR. This presentation is in accordance with generally accepted accounting principles in the United States and is due primarily to the relative significance of AIR’s business, as measured in terms of revenues, net income, assets, and other relevant indicators, as compared to Aimco before the Separation. Therefore, AIR is considered the divesting entity and treated as the accounting spinner, or accounting predecessor, and Aimco as “spun” for accounting purposes. As a result, unless otherwise stated, the information contained herein relates to matters that related to pre-Separation Aimco as representing AIR’s governance, compensation, and related matters.

2023 Proxy Statement  7

Business Highlights

We highlighted last year the significant capital recycling effort undertaken by AIR since its Separation, successfully completed in one-half the expected time. Today, we highlight how AIR has built on this momentum, and continued in the delivery of its promise to shareholders of providing the safest, most efficient, and most effective way to own multi-family real estate in the public markets. Highlights of AIR’s distinctive business model since the 2022 annual meeting include:

•AIR continues to attract and retain highly affluent residents with high propensity to renew, measured at ~62% over the last 12-months and ~6% higher than peers,1 which provides stability within our portfolio.

•Since 2019, AIR leads Coastal peers1 in Same Store Revenue and NOI growth, and in the conversion of revenue to Free Cash Flow.2

•AIR extended its peer-leading1 track record in cost control in 2022 to 13-years of flat growth in controllable operating expenses, driven primarily by the productivity gains of the AIR Edge.

•The impact of the AIR Edge on acquisitions is visible in our 2021 acquisitions, now in Same Store and projected to improve AIR’s expected NOI growth in 2023, already peer-leading,1 by ~10%.

•We further enhanced AIR’s portfolio, as measured by average revenue per apartment home of $2,797 (23% higher than at Separation), through:

-the sale of a portfolio of communities in suburban New England, 47-years old on average, and reinvesting into a recently renovated, bay-front community in South Beach; and

-the sale of joint venture interests in a portfolio of 11 properties, 22-years old on average since last renovated, and the expectation of being able to reinvest proceeds into acquisitions which will benefit from the AIR Edge.

•AIR improved an already safe, low risk balance sheet through (i) maintaining Net Leverage (all of it now fixed-rate) to EBITDAre within its target range of 5-6x and (ii) increasing liquidity to $2B, which can address all refunding obligations through 2028.

		AIR Q1 2023	Aimco Q4 2019 or 2019A	Change
Residents	Average Household Income	$246,000	$165,000	49%
	Median Household Income	$170,000	$116,000	47%
	CSAT Score (out of 5)	4.29	4.30	(0.01)
	Note: AIR named a Kinglsey Elite Five in 2023, #2 among all operators and #1 for public REITs
	Resident Retention	61.9%	56.8%	5.1%
Portfolio	Properties	75	124	(40%)
	Apartment Homes	22,696	32,598	(30%)
	Average Revenue per Apartment Home³	$2,797	$2,272	23%
	Redevelopment and Development ($M)	$—	$230	($230)
	Mezzanine Investments ($M)	$—	$280	($280)

Source: AIRC / AIV quarterly filings; Non-GAAP measures are defined and are reconciled to the most comparable GAAP measures in the supplemental information in AIR’s earnings releases.

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AIR’s business model will continue to remain simple, efficient, and predictable, driven by what we call the AIR Edge. The AIR Edge reflects our emphasis on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. Our approach starts with attracting and select high-quality residents that (i) prefer stable communities and compatible neighbors, (ii) value the service of long-tenured onsite personnel, (iii) can afford higher rents (including offered property upgrades), and (iv) demonstrate high propensity to renew. Our success in customer service was recognized again in 2023 where AIR was ranked second among all multi-family companies by Kingsley, and first among public peers.1 The rationale behind our model is simple: high customer satisfaction drives retention, which, in turn, results in lower controllable operating expense (flat since 2009) and correspondingly higher NOI contribution. AIR’s 74.4% Same Store NOI margin in 2022 was highest among peers, and we believe there is opportunity to improve. AIR then delivers organizational efficiency with net G&A capped at <15 basis points of GAV. In combination, the result in 2022 was the conversion of 66.8% of Same Store Revenue into Free Cash Flow2, which we define as Same Store NOI less net property management expense and net G&A expense. To provide context, Coastal and Sunbelt peers1 would need to generate ~7% and ~15% higher Same Store Revenue, respectively, to match AIR’s efficiency. This advantage is considerable, and durable.

Since the Separation and through Q1 2023, AIR has improved and grown its portfolio through leverage-neutral “paired trades,” where we sell properties or joint venture interests and recycle proceeds into properties with superior prospects, enhanced further by the application of the AIR Edge. AIR’s acquisitions in 2021, 2022, and 2023 now amount to 17% of GAV, pro forma for the recently announced joint venture transactions. The impact to AIR’s overall growth is expected to be considerable, and made more so as the percentage of new properties in AIR’s portfolio increases. We expect properties new to AIR’s platform to outperform between the second and fourth year of ownership as the benefits of the AIR Edge are realized. 2021 acquisitions are expected to enhance Same Store NOI growth by ~100 basis points in 2023, and we expect similar results from 2022 and 2023 acquisitions, which remain on plan.

With reference to 2019 as an index, the trends in AIR’s business performance illustrate the strength of AIR’s distinctive business model starting from top-line (Same Store Revenue), and thereafter including operating costs (Same Store NOI), overhead (Free Cash Flow), and leverage (FFO), which in combination show a model capable of peer-leading1 growth in those metrics most important to shareholders.

2023 Proxy Statement  9

AIR will continue to focus on executing a simple, efficient, and predictable business model with a low-risk premium. With the vision of AIR now implemented, we will:

•Maintain a high quality, diversified portfolio, enhanced through disciplined and transparent capital allocation;

•Continuously improve our best-in-class operating platform — what we call the AIR Edge — to:

-Attract and retain high-quality residents with high propensity to renew;

-Drive durable organic growth, including through property upgrades;

-Enhance NOI growth as we increase the share of properties new to AIR’s platform; and

-With low G&A, drive the highest FCF conversion among peers;

•Limit financial risk through low, fixed cost leverage, limit regulatory risk through market selection, and limit execution risk with no development; and

•Maintain excellence in corporate responsibility, Board engagement, and stockholder focus, as reflected in the proposals made in this proxy.

1Per company filings. Peers defined as AVB, CPT, EQR, ESS, MAA, and UDR. Coastal peers defined as AVB, EQR, ESS, and UDR. Sunbelt peers defined as CPT and MAA.

2Reflects Q2 2022 YTD and 2021 financials as reported in company filings through 2022. Free Cash Flow (“FCF”) defined as Same Store NOI less Net Property Management and G&A Expense and divided by Same Store Revenue. This metric is tracked internally by AIR as a key measure of efficiency with respect to its Same Store portfolio. Comparison with peers is made difficult by differences in business models and accounting, and exact numbers are false precision. This metric is intended to observe that highest operating margins and lowest G&A result in superior conversion of Same Store Revenue to Free Cash Flow.

3Average revenue per apartment home in Q1 2023 is pro forma for AIR's recently announced joint venture transactions.

42024 estimates for Same Store Revenue and Same Store NOI are per GSA, and for FFO per share growth are per Cap IQ.

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COMMITMENT TO MAKING A POSITIVE IMPACT

Corporate Responsibility is a long-standing priority for AIR. We are committed to transparency, and continuous improvement as measured by our Company values and by the Global ESG Benchmark for Real Assets (GRESB). We made strong progress again in 2022 in advancing our commitments. In 2022, we received a score of 78, a 13% improvement over 2021. AIR also received an “A” grade for both ESG public disclosure and for alignment with the Task Force for Climate Related Financial Disclosures (TCFD), as well as a “Green Star” for overall Management and Performance, including a 29% improvement over its 2021 environmental stewardship score, a perfect social responsibility score, and a near-perfect corporate governance score. The overall results place AIR 5th among 11 peers and in the top one-third of residential entities in the Americas.

Governance Highlights

STRONG GOVERNANCE

Our strong governance structure and practices are a solid foundation that contribute to our AIR Edge. Through our effective oversight, risk management and consideration of stockholder perspectives, we continue to lead the industry as recognized with best in class sector awards.

STOCKHOLDER OUTREACH

As part of our culture of transparency, we continued to emphasize stockholder engagement in 2022. We strive to be accessible to all stockholders and engage regularly with stockholders holding more than 2/3 of our outstanding shares. AIR had met or spoken with holders of approximately 70% of our outstanding shares during 2022. In 2023, we have already similarly engaged with stockholders holding approximately 71% of our outstanding shares. These conversations were wide-ranging on governance, board composition, board refreshment, strategy, executive compensation, and more.

In previous years, we have made our Board members available to meet with shareholders if requested, and from time to time invited shareholders to lunches or dinners with directors. In 2022, we determined to include independent directors regularly in stockholder meetings. Our goal was to provide shareholders familiarity with AIR independent directors and the opportunity for a shareholder to ask questions important to that shareholder. A second benefit was that it provided directors a deeper understanding of shareholder concerns and an opportunity to see management interactions with shareholders. Almost all independent directors were able to participate. These engagements included lunches, dinners, video meetings, and calls. In addition, independent directors attended several industry conferences along with management. For example, Chairman Tom Keltner spoke directly with the holders of more than a majority of our shares to answer questions about such matters as AIR policies and CEO succession plans. Director Ann Sperling, who serves as chairman of our Governance and Corporate Responsibility Committee, has spoken or met with stockholders with Board leadership succession planning and corporate responsibility questions or concerns. Director Tom Bohjalian, formerly Senior Portfolio Manager at Cohen & Steers, a dedicated REIT investment fund and the largest such, has attended industry conferences and private meetings to listen to investors and provide stockholder assurance that the voice of the investor is well heard in board deliberations. Kristin Finney-Cooke, Devin Murphy, John Rayis, and Nina Tran also joined various sessions.

Our commitment to strong corporate governance was further demonstrated November 2022, when AIR’s Board determined to amend AIR’s Articles of Amendment and Restatement (“Charter”) to reduce to a simple majority vote the threshold to amend our Charter and Amended and Restated Bylaws (“Bylaws”), which will be voted on at this annual meeting. In May 2023, AIR’s Board determined to lower the threshold for stockholders to remove directors to a simple majority and to eliminate the requirement that such removal be for “cause.” Our commitment extends not just to maintaining open lines of communication with shareholders, but also to improving as best practices in governance evolve. This direct shareholder engagement yielded positive results with the outcome of our annual meeting as shareholders overwhelmingly supported our directors, as well as “say on pay.”

2023 Proxy Statement  11

OUR RESPONSES TO STOCKHOLDER INPUT

Elimination of Supermajority Voting Provision to amend AIR’s Charter and Bylaws (2022*)
Ability for Stockholders to remove Directors with a simple majority (2022*)
Ability for Stockholders to remove Directors without Cause (2022*)
Annual Director Elections (2022)
Board Refreshment (2020 and 2021)
Renamed and gave Governance and Corporate Responsibility Committee special focus for ESG matters with a dedicated relationship with AIR’s Chief Corporate Responsibility Officer (2021)
Created the CCRO position held by Patti Shwayder, a 20-year veteran with nationally recognized subject matter expertise (2021)
Separation of Chairman and CEO (2020)
Opted out of MUTA (2020) as the only apartment REIT to opt out of provisions regarding classified boards
Disclosure regarding Board Oversight of Political and Lobbying Expenditures (2020)
Disclosure regarding Performance of “In Progress” LTI Awards (2020)
ESG Disclosure (2018)
Matrix of Director Qualifications and Expertise (2017)
More Detailed Management Succession Disclosure (2017)
Proxy Access (2016)
LTI Program Overhaul (2015)
Double Trigger Change in Control Provisions (2015)
Claw back Policy (2015)
No Gross-Ups (2015)

Stockholders have their “Say on Pay” with average 98% approval over the last five years, giving AIR the highest level of support among multi-family peers in each of the last five years.

*Subject to Shareholder approval at this Meeting.

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BOARD REFRESHMENT & COMPOSITION

AIR remains focused on a talented and engaged Board, with members who have skills and expertise consistent with our culture and strategy. The Board remains focused on its regular refreshment and an ongoing consideration of board succession planning.

In addition, independent directors are actively making open market purchases of AIR shares demonstrating their alignment with stockholders. In addition, the CEO’s compensation is payable largely in AIR shares with the quantity tied to AIR’s relative TSR.

Our eight independent directors are just that, independent and chosen for their expertise. The independent directors:

•incorporate perspectives from various racial and ethnic backgrounds, including the lived experience of African American, Asian, Hispanic, Middle Eastern, and other ethnicities

•possess a broad range of ages

•have an average tenure of five years, with five new directors added to the Board since 2020

•include equal numbers of men and women

HONORED FOR THE PAST 4 CONSECUTIVE YEARS FOR BOARD COMPOSITION

Recognized by the Women’s Forum of New York for having at least 30% of board seats held by women.	Recipient of Gender Balanced Board from Board bound by Women’s Leadership Foundation Only 15% of Colorado’s public companies achieve this level of board gender parity.

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Social and Environmental Highlights

AIR values our residents and our team, and that understanding comes through in the personal respect and relationships which bind together our property teams and residents. Our focus on teammate health, wellbeing, and opportunities for development, philanthropy in our communities, technological innovation, and efficiency measures all contribute to our AIR Edge and result in AIR continuing to secure sector-leading customer and employee satisfaction and retention.

Commitment To Our Residents

Providing homes is a high calling, and we do so with the utmost care for our residents, our team, and our neighbors. The people who choose to live and work with AIR are the drivers of our success, and we continuously strive to serve them with mutual respect and consideration.

AIR provides homes for almost 54,000 people across the United States. We take pride that our communities meet or exceed healthy building best practices.

our progress

4.26/5 Customer Satisfaction Score as Published on Our Communities’ Websites	100% Smoke Free	61.1% Resident Retention in 2022

36k Resident Survey Responses	97% Average Daily Occupancy in 2022	99% Resident Access to On-site Fitness Center

Measured Industry Leader in Customer Satisfaction

In 2023, for the second year in a row, AIR was honored as a
Kingsley Elite Five, ranking first among public multi-family companies and second among all multi-family companies in
customer satisfaction.

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Continued Investment In Our Teammates Is A Priority

The heart of AIR’s success and what provides the AIR Edge is our talented, high-performing team. We demonstrate our care for our teammates through AIR’s comprehensive benefits, career advancement opportunities, and supportive work environment. We see the value each teammate brings to our organization, and we reward their dedication through our pay-for-performance, family-friendly benefits, such as 16 weeks of parental leave, and culture of promotion from within that creates opportunities for advancement.

In 2022, during a time of high inflation, we increased compensation for teammates and implemented generous apartment discounts for those living onsite, particularly for our essential service managers. Our metric of success is year-over-year improvement in team member benefits and high team member engagement.

demographics	By the Numbers

GENDER

- 66% Male
- 34% Female

AGE

- 28% Over 50
- 56% Between 30–50
- 15% Under 30

RACE /
ETHNICITY

- 49% White
- 30% Hispanic or Latino
- 13% Black or African American
- 3% Asian
- .7% Native Hawaiin or Other Pacific Islander
- 0% American Indian / Alaskan Native
- 4% Two or more races

	4.42/5 Employee Satisfaction: Team Engagement in 2022 79% RESPONSE RATE vs. 72% last year	16.6% Voluntary Turnover vs. 20.2% last year
	100% Teammates Receive Training 8.4 HOURS PER TEAMMATE	$15+ Minimum Wage
	100% Teammates Trained on Specific ESG Topics	.56 Lost Day Incident Rate vs. .96 last year
66.9% Management Positions Filled Internally vs. 57.9% last year

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•Best Large Company to Work For for second year in a row •Best Paying Company

•2022 Healthiest Employer in Colorado for the third year in a row

Recognized as a regional “Top Workplace” for each of the past 11 years
Regions: Denver, Washington, D.C., the Bay Area, Philadelphia, South Florida

In 2022 and 2023, we were recognized as a “National Top Workplace”

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Commitment to Positive Impacts on the Environment

15% GHG intensity savings over 2019 baseline by 2025	15% Energy intensity savings over 2019 baseline by 2025	10% Water intensity savings over 2019 baseline by 2025	95% of the buildings in our portfolio will be certified as sustainable by 2025

Energy efficiency

•High-efficiency LED lighting across the portfolio

•Data tracking in ENERGY STAR® Portfolio Manager® for 100% of portfolio

•SmartRent technology to manage energy usage across the portfolio

•Building automation systems at all high- and mid-rise buildings to optimize efficiency and reduce energy consumption

•Weatherization projects across the portfolio to reduce heat/cooling loss and increase comfort

•Cogeneration systems in operation at properties in Philadelphia, Redwood City, and Minneapolis

•More than 446 EV charging ports installed across the portfolio, with another 940 underway

•Approximately 58% of our properties have EV charging stations installed

•Continuing evaluation of renewable energy opportunities, with one solar project under construction and six currently in development

Water Conservation

•Low flow plumbing fixtures have been the standard for more than a decade

•SmartRent water leak sensors installed to manage consumption and reduce risks across the portfolio

•All communities in California and Denver have smart irrigation systems installed

•All cooling towers in high-rise buildings are controlled to minimize evaporation

•Drought tolerant and native landscaping in 100% of arid communities (CA and CO)

Climate Risk & Resilience

•Custom disaster preparedness training program that guides all site teams on how to quickly and effectively respond to and manage their property should a natural disaster occur

•Upgrades during renovations that include protections from storm damage and other impacts of natural disasters

•Preventative maintenance programs to ensure critical systems remain functional during inclement weather, including emergency generators, groundwater treatment, sump pumps, and stormwater systems for use on standby

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Commitment to Community

AIR has a vested interest in the communities where we live and work and strives to make an impact beyond our buildings. This has resulted in our long history of investing in and supporting these communities, including through our philanthropic arm, AIR Gives.

AIR set a goal of an increase of employee AIR Gives volunteer participation of 30% over a 2022 baseline by 2025 and to encourage this initiative, each employee is given 15 paid hours each year to apply to volunteer activities of their choosing, while AIR also donates $15 per hour volunteered to the non-profit where the employee volunteered.

1,816 Hours volunteered in 2022	19,637 Hours volunteered in 2017 - 2022

$49,000+ AIR Gives scholarship funds to 14 students in 2022	$1,400,000+ AIR Gives scholarship funds to 644 students since 2006

$24,000+ Donated by teammates via “Give with Gusto” campaign in 2022	$167,474+ Donated by teammates via “Give with Gusto” campaign 2017 - 2022

Corporate Responsibility Report

AIR publishes a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. A copy of AIR’s current Corporate Responsibility Report is available on AIR’s website (www.aircommunities.com). Nothing on AIR’s website, including the Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 15, 2023

The Board of Directors (the “Board”) of Apartment Income REIT Corp. (“AIR” or the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this Proxy Statement in connection with the solicitation by our Board of proxies to be voted at our 2023 Annual Meeting (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on September 15, 2023 at 9:30 a.m., Mountain Time, at AIR’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237.

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder entitled to vote at the Meeting. The mailing of such Notice is scheduled to begin on or about August [x], 2023. All stockholders will have the ability to access the proxy materials over the Internet and request a printed copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, the Notice includes instructions on how stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.

This solicitation is made on behalf of AIR’s Board. Costs of the solicitation will be borne by AIR. Further solicitation of proxies may be made by telephone, fax, other electronic means of communication or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company has retained the services of Alliance Advisors LLC, for an estimated fee of $11,000, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

Holders of record of the Class A Common Stock of the Company (“Common Stock”) as of the close of business on the record date, July 28, 2023 (the “Record Date”), are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on the Record Date, there were [x] shares of Common Stock issued and outstanding.

Whether you are a “stockholder of record” or hold your shares through a broker or nominee (i.e., in “street name”) you may direct your vote without attending the Meeting in person.

If you are a stockholder of record, you may vote via the Internet by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing your proxy card and returning it by mail or by submitting your vote by telephone. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voting instruction card provided by your bank or broker and returning it by mail. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxy holders are officers of AIR. All proxies properly submitted in time to be counted at the Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted in accordance with the recommendations of the Board. Proxies may be revoked at any time before voting by filing a notice of revocation with the Corporate Secretary

2023 Proxy Statement  19

of the Company, by filing a later dated proxy with the Corporate Secretary of the Company or by voting in person at the Meeting.

You are entitled to attend the Meeting only if you were an AIR stockholder or joint holder as of the Record Date or if you hold a valid proxy for the Meeting. If you are not a stockholder of record but hold shares in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions, your broker has authority under applicable stock market rules to vote those shares for or against “routine” matters at its discretion. At the Meeting, the following matters are not considered routine: the election of directors, the advisory vote on executive compensation, amendments to the Company’s Charter to eliminate supermajority voting provisions, amendments to the Company’s Charter to provide stockholders the ability to remove directors without cause, and amendments to the Company’s Charter to eliminate language that by its terms is no longer applicable due to passage of time. Where a matter is not considered routine, shares held by your broker will not be voted (a “broker non-vote”) absent specific instructions from you, which means your shares may go unvoted on those matters and will not affect the outcome if you do not specify a vote. However, any broker non-votes will have the same effect as a vote against Proposals 4, 5, and 6. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting constitutes a quorum.

The principal executive offices of the Company are located at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237.

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Election
of Directors

The Board of Directors recommends a
vote “FOR” each of the nine nominees.

PROPOSAL 1

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Pursuant to AIR’s Articles of Amendment and Restatement (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), all nine of AIR’s current directors were elected for terms expiring at the 2023 annual meeting of stockholders. AIR’s Bylaws currently authorize a Board consisting of not fewer than three persons; the Board currently consists of nine directors.

The AIR Board cannot be classified without stockholder approval; that is, AIR has voluntarily opted out of the provisions of Maryland law (known as the Maryland Unsolicited Takeover Act or MUTA) that allow for board classification without stockholder approval.

The nine nominees for election to the Board for a one-year term expiring at the 2024 annual meeting of stockholders, recommended by the Governance and Corporate Responsibility Committee of the Board and nominated by the Board to be voted upon at the Meeting, are:

Terry Considine Thomas L. Keltner Thomas N. Bohjalian	Kristin Finney-Cooke Devin I. Murphy Margarita Paláu-Hernández	John D. Rayis Ann Sperling Nina A. Tran

None of these nominees (other than AIR’s founder and CEO, Mr. Considine) are employed by, or affiliated with, AIR, other than by virtue of serving as directors of AIR. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of all nine nominees to hold office as directors for a term of one year and until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than nine nominees.

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a vote of the majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of votes “against” that director. With respect to a contested election, a plurality of all the votes cast at the meeting of stockholders will be sufficient to elect a director. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation.

For purposes of the election of directors, abstentions or broker non-votes as to the election of directors will not be counted as votes cast and will have no effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the nine nominees named above as directors.

PROPOSAL 1

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OUR BOARD

Who We Are

Biographical information for the directors up for election follows. Board service prior to 2021 refers to service on the board of our predecessor, Aimco.

TERRY CONSIDINE Chief Executive Officer, Air Communities Age: 76 Director since 1994

Experience

•Chief Executive Officer, AIR (2020 – present)

•Chief Executive Officer and Chairman, Aimco (1994 – December 2020 separation)

•In 1975, founded and subsequently managed the predecessor companies that became Aimco at its initial public offering in 1994

Qualifications

•Business Operations, Capital Markets, Investor Relations, Property Management and Operations, and Real Estate experience and expertise acquired during the more than 50 years Mr. Considine has been an active real estate investor and serving as CEO at five REITs, including as founder of Aimco

•Investment and Finance – expertise developed over his lengthy experience investing in real estate, television broadcasting, convenience stores, environmental services, and venture capital

•Mr. Considine also brings Financial Expertise and Literacy and Legal, Corporate Governance, Talent Development, and Team Leadership expertise to the Board

Education

•BA, Harvard University

•JD, Harvard Law School

Other Boards/ Organizations •Aimco (1994 – 2023) •Intrepid Potash, Inc., a publicly held diversified producer of minerals, water, and oilfield services (2008 – 2021)

2023 Proxy Statement  23

THOMAS L. KELTNER Chairman of the Board Age: 77 Independent Director since 2007

Experience

•Executive Vice President and Chief Executive Officer — Americas and Global Brands, Hilton Hotels Corporation (March 2007 – March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group); joined in 1999 and served in various roles

•Served in several positions, Promus Hotel Corporation, including President, Brand Performance and Development (1993 – 1999)

•Senior Vice President and COO, Franchise Hotel Division, Holiday Inn Worldwide; President and Managing Director, Holiday Inns International

•President, Saudi Marriott Company, a Marriott Joint Venture

•Management consultant, Cresap, McCormick and Paget, Inc.

•Served as an officer in the U.S. Navy Submarine Service

Qualifications

•Business Operations, Customer Service, Marketing and Branding, and Property Management and Operations experience and expertise acquired during Mr. Keltner’s more than 20 years in the areas of hotel development, acquisition, disposition, franchising, and management at major companies including Hilton, Promus, Holiday Inn and Marriott

•Mr. Keltner also brings Financial Expertise and Literacy, and Investment and Finance, Talent Development and Management, and Real Estate expertise to the Board

Education

•BA, Ohio University

•MBA, Stanford Graduate School of Business

Other Boards •Aimco (2007 – 2020) Committees •Audit •Compensation and Human Resources •Governance and Corporate Responsibility •AIR-AIV Transactions, Chair

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THOMAS N. BOHJALIAN, CFA Age: 57 Independent Director since 2021

Experience

•Executive Vice President/Senior Portfolio Manager, the Head of U.S. Real Estate and Trading departments and responsible for investment decisions for $40 billion of the firm’s assets, Cohen & Steers, a $96 billion global asset manager focused on listed Real Assets (2002 – 2021).

Qualifications

•Capital Markets, Investment and Finance, Investor Relations, Financial Expertise and Literacy, and Real Estate experience and expertise acquired through Mr. Bohjalian’s more than 30 years in the real estate industry, where he developed finance experience including investment management and real estate investment; was responsible for two 5-Star Morningstar ranked funds during his tenure, was a five-time winner of the Lipper Fund of the year award, and consistently ranked in the top decile of all real estate fund managers

•Mr. Bohjalian also brings Corporate Governance and Talent Development and Management expertise to the Board

Education

•BS, Business Administration, Northeastern University

•MBA, Northeastern University

•Chartered Financial Analyst

Other Organizations

•New York Society of Security Analysts, Member

•Senior Real Estate Advisor for BeyondView, a PropTech company that creates interactive and photorealistic digital twins of commercial real estate

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

2023 Proxy Statement  25

KRISTIN R. FINNEY-COOKE Managing Director, JP Morgan Multi Asset Solutions Group Age: 53 Independent Director since 2021

Experience

•Managing Director, JP Morgan Multi Asset Solutions Group (September 2021 – present)

•Senior Consultant and Co-Chair of the Diverse Manager Advisory Committee, NEPC Chicago office (2010 – September 2021)

•Principal, including three years as the National Public Fund Segment Leader, Mercer (2004 – 2010)

•Spent six years at Credit Suisse First Boston

•Frequent speaker at conferences and testifies annually at the Illinois State Senate Hearings on behalf of her clients

Qualifications

•Capital Markets and Investment and Finance experience and expertise acquired over Ms. Finney-Cooke’s 23-year career at investment management at firms including JP Morgan, NEPC and Mercer, where she provided investment advice including policy development, asset allocation, asset liability and performance modelling and multi-asset solutions

•Financial Expertise and Literacy developed over long career providing investment advice to large asset pools and other public, endowment, healthcare and corporate fund clients, as well as while receiving her MBA in Finance and Accounting and displayed by her CAIA designation

•Talent Development and Management expertise gained while serving as a Senior Consultant in the NEPC Chicago office, where she was the Co-Chair of the Diverse Manager Advisory Committee

Education

•BS, Howard University

•MBA, Finance and Accounting, University of Chicago

•Chartered Alternative Investment Analyst (CAIA) designee

Other Organizations

•Board of Trustees, Chicago State University Foundation, Member & Investment Committee Chair

•Board of Trustees, Ann & Robert H. Lurie Children’s Hospital of Chicago Medical Center

•Economic Club of Chicago, Member

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

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DEVIN I. MURPHY President, Phillips Edison & Company Age: 63 Independent Director since 2020

Experience

•President, Phillips Edison & Company (2019 – present); Chief Financial Officer (2013 – 2019)

•Vice Chairman, Morgan Stanley (2009 – 2013)

•Managing Partner, Coventry Real Estate Advisors, a real estate private equity firm (2008 – 2009)

•Global Head of Real Estate Investment Banking, Deutsche Bank, where his team executed over 500 transactions of all types for clients representing total transaction volume exceeding $400 billion, including initial public offerings, mergers and acquisitions, common stock offerings, secured and unsecured debt offerings and private placements of both debt and equity (2004 – 2007)

•Held a number of senior positions including Co-head of U.S. Real Estate Investment Banking and Head of Real Estate Private Capital Markets; served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global private real estate funds with over $35 billion in assets under management, Morgan Stanley (1994 – 2004)

Qualifications

•Financial Expertise and Literacy, Business Operations, Capital Markets, and Investment and Finance experience and expertise acquired while Mr. Murphy served as an investment banker for 28 years, including as Vice Chair of Morgan Stanley and Global Head of Real Estate Investment Banking at Deutsche Bank, as well as a c-suite executive for ten years at Phillips Edison, a $7 billion market capitalization owner and operator of grocery-anchored shopping centers

•Real Estate Investment and Finance, and Property Management and Operations experience gained at Phillips Edison and Coventry, which sponsored institutional investment funds that acquire and develop retail properties, as well as through his roles at Deutsche Bank and Morgan Stanley

•Mr. Murphy also brings Accounting and Auditing for Large Business Organizations, Corporate Governance, Investor Relations and Talent Development and Management expertise to the Board

Education

•BS, English and History, College of William and Mary

•MBA, Finance, General, University of Michigan

Other Boards

•CoreCivic, Inc., a NYSE listed company that is the nation’s leading provider of high-quality corrections and detention management facilities (2018 – present)

•Aimco (2020 – 2021)

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

2023 Proxy Statement  27

MARGARITA PALÁU-HERNÁNDEZ, ESQ. Founder and Chief Executive Officer, Hernández Ventures Age: 66 Independent Director since 2021

Experience

•Founder and Chief Executive Officer, Hernández Ventures, (1988 – present)

•Nominated to serve as a Representative of the United States of America to the Seventy-third Session of the General Assembly of the United Nations with the personal rank of Ambassador (2018)

•Attorney, McCutcheon, Black, Verleger & Shea (1985 – 1988)

Qualifications

•Business Operations and Financial Expertise and Literacy expertise gained through Ms. Palau-Hernandez’s current position as the founder/CEO of a privately held enterprise involved in Spanish-language media, business and real estate ventures

•Legal and Real Estate experience acquired during the time she practiced law, where Ms. Palau-Hernandez specialized in real estate transactions

•Ms. Palau-Hernandez also brings expertise in Corporate Governance and Talent Development to the Board

Education

•BA, magna cum laude, University of San Diego

•JD, UCLA School of Law

Other Boards/
Organizations

•Xerox Holdings Corporation (since 2021)

•Conduent Incorporated (since 2019)

•Occidental Petroleum (2020 – 2022)

•Herbalife Nutrition, Ltd. (2018 to 2021)

•ALJ Regional Holdings, Inc. (2015 to 2019)

•Yale School of Management Council of Global Advisors, Chair

•National Museum of the American Latino at the Smithsonian, Vice Chair

•Ronald Reagan UCLA Medical Center Board of Advisors

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

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JOHN DINHA RAYIS Senior Strategic Advisor, Tax and Transaction Liability, Lockton Age: 68 Independent Director since 2020

Experience

•Senior Strategic Advisor, Tax and Transaction Liability, Lockton (2022 – present)

•Adjunct Professor of Tax Law, Stetson University College of Law (2021 – present)

•Partner, Tax, Skadden, Arps, Slate, Meagher & Flom LLP; (1989 – 2016); Of Counsel (2016 – 2018)

•Admitted to practice before the U.S. Supreme Court

•Repeatedly selected for inclusion in Chambers Global: The World’s Leading Lawyers for Business in the “Capital Markets: REITs” category, in Chambers USA, America’s Leading Lawyers for Business as one of America’s leading REIT tax lawyers, and in The Best Lawyers in America

Qualifications

•Legal, REIT Tax, Financial Expertise and Literacy, and Real Estate Investment and Finance acquired over Mr. Rayis’ more than 35 years as an attorney advising clients on a variety of complex corporate, partnership and REIT tax law matters

•Mr. Rayis also brings expertise in Capital Markets, Corporate Governance, Talent Development and Team Leadership to the Board

Education

•BA, BS, Michigan State University

•JD, Wayne State University

•LL.M, University of Michigan

Other Boards

•Aimco (2020 – 2021)

•The University of Chicago Medical Center, Board of Trustees (2021 – present)

•Longboat Key Florida Citizens Tax Oversight Committee. Member (2022 – present)

Committees

•Audit

•Compensation and Human Resources, Chair

•Governance and Corporate Responsibility

•AIR-AIV Transactions

2023 Proxy Statement  29

ANN SPERLING Trammell Crow Company, retired Age: 68 Independent Director since 2018

Experience

•Advisor (2021 – 2023); Senior Director (2013 – 2021), held a variety of roles, including Senior Managing Director and Area Director for the Rocky Mountain Region (1982 – 2006), Trammell Crow Company, a development and investment firm

•President, Markets West, Jones Lang LaSalle, the public real estate investment and services firm (2012 – 2013), Chief Operating Officer, Americas and served on the governance focused Global Operating Committee (2009 – 2012)

•Managing Director, Catellus, then a mixed-use development and investment subsidiary of the public REIT, Prologis, prior to this subsidiary’s preparation for sale (2007 – 2009)

Qualifications

•ESG expertise developed while at Jones Lang LaSalle, where Ms. Sperling served on the Global Operating Committee, which was governance-focused.

•Real Estate Investment and Finance and Property Management and Operations experience gained during her over 33 years at Trammell Crow, where Ms. Sperling was focused on leadership and governance, property management and the sourcing, capitalization, and execution of new commercial developments

•Business Operations, Marketing and Branding, Financial Expertise and Literacy, and Talent Development and Management experience and expertise acquired during Ms. Sperling’s 40 years in real estate and management, including roles at Jones Lang LaSalle and Catellus, where she was responsible for oversight of operations, finance, marketing, research, operations, human resources, legal, and engineering

Education

•BS, Biology and Psychology, magna cum laude, Tufts University

•MBA, Harvard School of Business

Other Boards/
Organizations

•SmartRent, a NYSE-listed provider of smart home automation technology (2021 – present)

•Aimco (2018 – 2021)

•Anderson Holdings, a private family-owned company with real estate holdings in California, Non-voting, outside advisor to the Board (2023)

•Tufts University School of Arts and Sciences, Advisory Board

•University of Colorado Real Estate Center, International Advisory Board

•Urban Land Institute, Industrial and Office Properties Council (IOPC) Green Flight; Assistant Chair

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility, Chair

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NINA A. TRAN Age: 54 Independent Director since 2016

Experience

•Chief Financial Officer, Pacaso, a technology-enabled marketplace focused on co-ownership of luxury second homes (2021 – 2022)

•Chief Financial Officer, Veritas Investments, a real estate investment manager that owns and operates mixed-use-multifamily properties in the San Francisco Bay Area and Southern California (2016 – 2021)

•Chief Financial Officer, Starwood Waypoint Residential Trust, a leading publicly traded REIT that owns and operates single-family rental homes (2013 – 2016)

•Held various positions including Senior Vice President, Chief Accounting Officer, and Chief Global Process Officer at Prologis, Inc., the largest publicly traded global industrial REIT (1995 – 2013)

•Senior Associate, PricewaterhouseCoopers (1991 – 1995)

Qualifications

•Accounting and Auditing for Large Business Organizations, Capital Markets, Investment and Finance, Real Estate Investment and Finance, and Multifamily experience and expertise acquired during Ms. Tran’s more than 25 years in real estate and financial management, including serving as CFO, where she focused on real estate and REITs, including multifamily properties

•Financial Expertise and Literacy, Talent Development and Management, and Business Operations expertise gained during Ms. Tran’s various roles over her career, where she was responsible for building and leading finance and accounting, human resources, and technology teams

•Cybersecurity and Information Technology expertise gained through her previous positions at tech-enabled companies and as the head of technology teams, where she led enterprise technology implementations

Education

•BS, Accounting and Computer Information Systems, California State University – East Bay

•Certified Public Accountant (CPA), (inactive)

•Stanford University Executive Women’s Leadership Program

Other Boards/
Organizations

•American Assets Trust, a publicly-traded diversified REIT

•Advisory Board, Asian Pacific Fund

•Aimco (2016 – 2021)

Committees

•Audit, Chair

•Compensation and Human Resources

•Governance and Corporate Responsibility

•AIR-AIV Transaction

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Summary of Director Qualifications and Expertise

In meeting its oversight responsibilities, the Board benefits from its composition by having directors with complementary skills, experience, and expertise. All directors possess public company board experience as well as executive leadership experience. In addition, directors have particular skills and expertise directly relevant to AIR’s business.

Summary of Director Qualifications and Expertise	Mr. Bohjalian	Mr. Considine	Ms. Finney- Cooke	Mr. Keltner	Mr. Murphy	Ms. Paláu- Hernández	Mr. Rayis	Ms. Sperling	Ms. Tran
Accounting and Auditing for Large Business Organizations					•				•
Business Operations		•	•	•	•	•		•	•
Capital Markets	•	•	•		•		•		•
Corporate Governance	•	•			•	•	•	•
Customer Service				•
C-Suite Experience		•		•	•			•	•
Cybersecurity									•
ESG								•
Financial Expertise and Literacy	•	•	•	•	•	•	•	•	•
Information Technology									•
Investment and Finance	•	•	•		•			•	•
Investor Relations	•	•			•
Legal		•				•	•
Marketing and Branding				•				•
Multifamily Experience		•						•	•
Property Management and Operations		•		•	•			•	•
Other Public Company Board Experience		•		•	•	•	•	•	•
Real Estate Investment and Finance	•	•	•	•	•	•	•	•	•
REIT Tax		•					•
Talent Development	•	•	•	•	•	•	•	•	•
Team Leadership	•	•		•	•		•	•	•

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How We Are Selected & Elected

BOARD COMPOSITION, BOARD REFRESHMENT, AND DIRECTOR TENURE

The AIR Board is focused on being well-constructed and high performing. To that end, the Governance and Corporate Responsibility Committee selects nominees for director based on, among other things, breadth and depth of experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of AIR’s business environment, and willingness to devote adequate time and effort to Board responsibilities. In considering nominees for director, the Governance and Corporate Responsibility Committee seeks to have a diverse range of experience and expertise relevant to AIR’s business. The Governance and Corporate Responsibility Committee places a premium on individual directors who work well in the collegial and collaborative AIR culture, think and act independently, and can communicate their convictions clearly and effectively. The Governance and Corporate Responsibility Committee also assesses the appropriate balance of skills and experiences included in the composition of the Board and makes recommendations to the Board.

The Governance and Corporate Responsibility Committee has specifically considered the feedback of some stockholders as well as the discussions of some commentators that suggest lengthy Board tenure should be balanced with new perspectives. The Board has structured itself such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years including three new directors who were elected in 2021 and two new directors who were elected in 2020. They have done this while retaining the institutional memory of longer-tenured directors. New directors go through an extensive onboarding process, including meeting with members of management across the entire business. This onboarding process provides an understanding of the business and of the team that drives it.

The Governance and Corporate Responsibility Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board’s oversight capabilities. AIR’s directors work effectively together, functioning as a team with a broad range of expertise and perspectives. Directors also coordinate closely with senior management, interact periodically with the broader AIR team in town hall settings and onsite, comprehend AIR’s challenges and opportunities, and frame AIR’s business strategy. AIR’s Board members have established relationships with each other and in the business community that inform their work to apply effectively their collective business savvy in setting policies for the AIR enterprise and supporting management in their achievement.

When formulating its Board membership recommendations, the Governance and Corporate Responsibility Committee also considers advice and recommendations from others, including stockholders, as it deems appropriate. Such recommendations are evaluated based on the same criteria noted above. The three most recently added directors were recommended to the Governance and Corporate Responsibility Committee by an independent search firm, retained to help identify and review director candidates. Prior director candidates were also identified and reviewed by the same independent search firm.

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

INDEPENDENCE OF DIRECTORS

The Board has determined that to be considered independent, a director may not have a direct or indirect material relationship with AIR or its subsidiaries (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). A material relationship is one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of AIR and its stockholders. In determining whether a material relationship exists, the Board considers all relevant facts and circumstances, including whether the director or a family member is a current or former employee of the Company, family member relationships, compensation, business relationships and payments, and charitable contributions between AIR and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder). The Board consults with the Company’s counsel to ensure that such determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those categorical standards set forth in Section 303A.02 of the listing standards of the New York Stock Exchange.

Consistent with these considerations, the Board has affirmatively determined that all of the directors (other than Mr. Considine) are independent.

2023 Proxy Statement  33

MAJORITY VOTING FOR THE ELECTION OF DIRECTORS

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. With respect to a contested election, a plurality of all the votes cast at the meeting of stockholders will be sufficient to elect a director. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation. Additional details are set out in Article II, Section 2.03 (Election and Tenure of Directors; Resignations) of AIR’s Bylaws.

PROXY ACCESS

Based on stockholder feedback, corporate governance best practices and trends, and the Company’s particular facts and circumstances, the Board determined to provide in the Company’s Bylaws a proxy access right to stockholders. A stockholder or a group of up to 20 stockholders, owning at least 3% of our shares for at least three years, may submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in our proxy materials, subject to complying with the requirements contained in our Bylaws.

How We Govern and Are Governed

CODE OF ETHICS

The Board has adopted a code of ethics entitled “Code of Business Conduct and Ethics” that applies to the members of the Board, all of AIR’s executive officers and all teammates of AIR or its subsidiaries, including AIR’s principal executive officer, principal financial officer, and principal accounting officer. The Code of Business

Conduct and Ethics is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary. If, in the future, AIR amends, modifies, or waives a provision in the Code of Business Conduct and Ethics, rather than filing a Current Report on Form 8-K, AIR intends to satisfy any applicable disclosure requirement under Item 5.05 of Form 8-K by posting such information on AIR’s website (www.aircommunities.com), as necessary.

CORPORATE RESPONSIBILITY REPORT

AIR publishes a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. A copy of AIR’s current Corporate Responsibility Report is available on AIR’s website (www.aircommunities.com). Nothing on AIR’s website, including the Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

CORPORATE GOVERNANCE GUIDELINES AND DIRECTOR STOCK OWNERSHIP

The Board has adopted and approved Corporate Governance Guidelines. These guidelines are available on AIR’s website (www.aircommunities.com) and are also available in print to stockholders, upon written request to AIR’s Corporate Secretary. In general, the Corporate Governance Guidelines address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, the role of the Board in planning management succession, stock ownership guidelines and retention requirements, and an annual performance evaluation of the Board.

With respect to stock ownership guidelines for the independent directors, the Corporate Governance Guidelines provide that by the completion of five years of service, an independent director is expected to own, at a minimum, the lesser of 27,500 shares or shares having a value of at least $550,000. Each of AIR’s continuing directors meets the ownership requirement or has not yet completed five years of service. In addition, many of our independent directors have purchased shares on the open market. As described elsewhere in this Proxy Statement, our founder and CEO, Mr. Considine and his family have substantial holdings of AIR securities, and Mr. Considine takes most of his compensation in AIR securities with the quantity based on AIR’s performance.

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MAJORITY VOTING WITH A RESIGNATION POLICY

AIR requires its directors to be elected by a majority of the votes cast in an uncontested election. Directors failing to get a majority of the votes cast are expected to tender their resignation. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation.

RETIREMENT AGE OR TERM LIMITS

Rather than impose arbitrary limits on service, the Company regularly (and at least annually) reviews each director’s continued role on the Board and considers the need for periodic board refreshment.

CHARTER AND Bylaws Amendments

In 2022, the Board took action to amend AIR’s Charter to reduce to a simple majority the stockholder vote required to amend AIR’s Charter and Bylaws In 2023, the Board took action to amend AIR’s Charter and Bylaws to lower the threshold for stockholders to remove directors to a simple majority of shares outstanding and eliminate the requirement that such removal be for “cause.” The actions taken are subject to the affirmative vote of shareholders, as detailed further in proposals 4 and 5.

TRANSACTIONS IN AIR SECURITIES

The Company has a policy and training program focused on compliance with the securities laws, which are designed to prevent insider trading and ensure compliance with fair disclosure regulations. Any transaction in AIR securities by a director, officer or other employee on certain projects requires pre-clearance with the General Counsel and typically such transactions are permitted only during certain open trading windows. In addition, the Company’s policy against insider trading prohibits short sales and provides certain limitations to help ensure that any sort of margin account, pledges, hedges, or option transactions are consistent with the securities laws and aligned with the best interests of stockholders.

BOARD CULTURE

The Board has a culture of collaboration and a commitment to acting with consensus. The Board asks all independent directors to serve on all standing committees, have a breadth and depth of experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, and a willingness to devote adequate time and effort to Board responsibilities. The Board focuses on regular refreshment and seeks to have a diverse range of experience and expertise relevant to AIR’s business. AIR places a premium on directors who work well in the collegial and collaborative culture of the Board, who think and act independently, and who can clearly and effectively communicate their convictions.

How We Are Organized

BOARD LEADERSHIP STRUCTURE

In connection with the Separation, Mr. Considine recommended and the Board concluded that separating the Chairman and CEO role would be most effective for the Company’s leadership and governance. Mr. Keltner serves as Chairman of the Board, which includes: presiding over meetings of the Board; presiding over executive sessions of the independent directors, which are held regularly and not less than four times per year; with the CEO, setting meeting agendas and schedules; calling meetings of the independent directors; and being available for direct communication with stockholders.

All committees are composed solely of independent directors. The Audit, Compensation and Human Resources, and Governance and Corporate Responsibility Committees are composed solely of all independent directors so that each independent director hears all information unfiltered and reduces repetitive or summarized reports. This practice ensures that elected and independent directors have broad awareness of the AIR business and make Board decisions with the perspective of the stockholders who elected them and own the AIR business.

SEPARATE SESSIONS OF INDEPENDENT DIRECTORS

AIR’s Corporate Governance Guidelines (described above) provide that the non-management directors shall meet in executive session without management on a regularly scheduled basis, but no less than four times per year. The non-management directors, which group currently is made up of the eight independent directors, met in executive session without management four times during the year ended December 31, 2022.

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MEETINGS AND COMMITTEES

The Corporate Governance Guidelines (described above) provide that the Company generally expects that the Chairman of the Board will attend all annual and special meetings of the stockholders. Other members of the Board are not required to attend such meetings. All of the members of the Board attended the Company’s 2022 Annual Meeting of Stockholders.

The Board held nine meetings during the year ended December 31, 2022. During 2022, there were four standing committees: Audit; Compensation and Human Resources; Governance and Corporate Responsibility and AIR-AIV Transactions Committee. During 2022, no director attended fewer than 75% of the aggregate total number of meetings of the Board and each committee on which such director served.

The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2022.

	Board	Non-Management Directors	Audit Committee	Compensation and Human Resources Committee	Governance and Corporate Responsibility Committee	AIR-AIV Transactions Committee
Number of Meetings	9	4	5	6	5	3

Below is a table illustrating the current standing committee memberships and chairmen. Additional detail on each committee follows the table.

Director	AIR-AIV Transactions Committee	Audit Committee	Compensation and Human Resources Committee	Governance and Corporate Responsibility Committee
Terry Considine
Thomas L. Keltner	†	•	•	•
Thomas N. Bohjalian		•	•	•
Kristin R. Finney-Cooke		•	•	•
Devin I. Murphy		•	•	•
Margarita Paláu-Hernández		•	•	•
John Dinha Rayis	•	•	†	•
Ann Sperling		•	•	†
Nina A. Tran	•	†	•	•

•indicates a member of the committee

†indicates the current committee chairman

AUDIT COMMITTEE

The Audit Committee consists of the eight independent directors. Ms. Tran serves as the chairman of the Audit Committee. Ms. Tran has regular and recurring conversations with Mr. Beldin, AIR’s Chief Financial Officer (“CFO”), with Ms. Cohn, AIR’s President and General Counsel, with AIR’s controller, with the head of AIR’s internal audit firm, and with representatives of Deloitte & Touche LLP. The Audit Committee has a written charter that was last reviewed in October 2022 and last modified in October 2021. The Audit Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

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The Audit Committee’s responsibilities are set forth in the following chart.

Audit Committee Responsibilities	Accomplished In 2022
Oversees AIR’s accounting and financial reporting processes and audits of AIR’s financial statements.	✓
Directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor and the lead engagement partner and makes its appointment based on a variety of factors.	✓
Reviews the scope, and overall plans for and results of the annual audit and internal audit activities.	✓
Oversees management’s negotiation with the Company’s independent auditor concerning fees and exercises final approval over all independent auditor fees.	✓

Audit Committee Responsibilities	Accomplished In 2022

Consults with management and the Company’s independent auditor with respect to AIR’s processes for risk assessment and enterprise risk management. Areas involving risk that are reported on by management and considered by the Audit Committee, the other Board committees, or the Board, include: operations, liquidity, leverage, finance, financial statements, the financial reporting process, accounting, legal matters, regulatory compliance, information technology and data protection, sustainability, ESG, compensation, succession planning, and human resources and human capital.

✓

Consults with management and the Company’s independent auditor regarding, and provides oversight for, AIR’s financial reporting process, internal control over financial reporting, and the Company’s internal audit function.

✓
Reviews and approves the Company’s policy governing the hiring of former employees of independent auditors.	✓

Reviews and approves the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditor, and reviews and approves any such services provided pursuant to such policy.

✓
Receives reports pursuant to AIR’s policy for the submission and confidential treatment of communications from teammates and others concerning accounting, internal control, and auditing matters.	✓

Reviews and discusses with management and the Company’s independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

✓

Reviews the responsibilities and performance of the Company’s internal audit function, approves the hiring, promotion, demotion, or termination of the lead internal auditor, and oversees the lead internal auditor’s periodic performance review and changes to his or her compensation.

✓

Reviews with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the CEO and CFO.

✓
Meets regularly with members of AIR management and with the Company’s independent auditor, including periodic meetings in executive session.	✓

Performs an annual review of the Company’s independent auditor, including an assessment of the firm’s experience, expertise, communication, cost, value, and efficiency, and including external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the Company’s independent auditor and its peer firms.

✓
Performs an annual review of the lead engagement partner of the Company’s independent auditor and the potential successors for that role.	✓
Periodically evaluates independent audit service providers.	✓

Information Security

Information technology, communication networks, and related systems are essential to the operation of our business. We use these systems to manage our vendor relationships, internal communications, accounting and record-keeping as well as other key aspects of AIR’s business. AIR has strategies and procedures in place regarding system redundancy, risk transfer, insurance, indemnification, the implementation of security measures, required employee awareness training, and a disaster recovery plan for our internal information technology systems. The Audit Committee of the Board is responsible for overseeing the Company’s strategic approach to cybersecurity. The Audit Committee and the Board are briefed by senior management on information security matters on at least a quarterly basis. The Company is covered by an information security risk insurance policy. Our core business processes

2023 Proxy Statement  37

are performed on accredited cloud-based technologies, our core infrastructure is routinely evaluated for areas of improvement, and routine testing of systems and controls is performed, including third party penetration testing by certified information security specialists of the strength of the Company’s information security and adherence to top security standards. Further, AIR maintains full compliance with operational requirements under privacy and data security laws of jurisdictions in which we operate, including the California Consumer Protection Act (the “CCPA”).

The Audit Committee held five meetings during the year ended December 31, 2022. As set forth in the Audit Committee’s charter, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committee of more than two other public companies.

AUDIT COMMITTEE FINANCIAL EXPERT

AIR’s Board has designated Ms. Tran as an “audit committee financial expert.” In addition, all the members of the Audit Committee qualify as audit committee financial experts. Each member of the Audit Committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee consists of the eight independent directors. Mr. Rayis serves as the chairman of the Compensation and Human Resources Committee. Mr. Rayis meets regularly with Ms. Cohn. Mr. Rayis also has regular conversations with AIR’s independent compensation consultant, FPL Associates (“FPL”) and with outside counsel with expertise in executive compensation and compensation governance related matters. The Compensation and Human Resources Committee has a written charter that was last reviewed and modified in October 2022. The Compensation and Human Resources Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

The Compensation and Human Resources Committee’s responsibilities are set forth in the following chart.

Compensation and Human Resources Committee Responsibilities	Accomplished In 2022
Responsible for succession planning in all leadership positions, both in the short term and the long term, with particular focus on CEO succession in the short term and the long term.	✓
Oversee the Company’s management of the talent pipeline process.	✓
Oversee the goals and objectives of the Company’s executive compensation plans.	✓
Annually evaluate the performance of the CEO.	✓
Determine compensation for the CEO and with the recommendation of the CEO determine compensation for the other executive officers.	✓
Negotiate and provide for the documentation of any employment agreement (or amendment thereto) with the CEO, as applicable.	✓
Review with the CEO the CEO’s performance evaluation of the other executive officers.	✓
Approve and grant any equity compensation.	✓
Review and discuss the Compensation Discussion & Analysis with management.	✓

Oversee the Company’s submission to a stockholder vote of matters relating to compensation, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and amendments to such plans.

✓
Consider the results of stockholder advisory votes on executive compensation and take such results into consideration in connection with the review and approval of executive officer compensation.	✓
Review stockholder proposals and advisory stockholder votes relating to executive compensation matters and recommend to the Board the Company’s response to such proposals and votes.	✓

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Compensation and Human Resources Committee Responsibilities	Accomplished In 2022
Review compensation arrangements to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking.	✓
Review and approve the terms of any compensation “claw back” or similar policy or agreement between the Company and the Company’s executive officers.	✓
Review periodically the goals and objectives of the Company’s executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if appropriate.	✓
Oversee the Company’s culture, with a particular focus on collegiality, collaboration, and team building.	✓

One of the most important responsibilities of the Compensation and Human Resources Committee is to ensure a succession plan is in place for key members of the Company’s executive management team, including the CEO. Based on the work of the Compensation and Human Resources Committee, the Board has a succession plan for the CEO position, is prepared to act in the event of a CEO vacancy in the short term and has identified candidates for succession over the long term. The Board will select the successor taking into consideration the needs of the organization, the business environment, and each candidate’s skills, experience, expertise, leadership, and fit. The Company maintains a robust succession planning process, as highlighted in the following chart.

Management Succession
The Company maintains an executive talent pipeline for every executive officer position, including the CEO position, and every other officer position within the organization.

The executive talent pipeline includes “interim,” “ready now,” and “under development” candidates for each position. The Company has an intentional focus on those formally under development for executive roles. Management is also focused on attracting, developing, and retaining strong talent across the organization.

The executive talent pipeline is formally updated annually and is the main topic of at least one of the Compensation and Human Resources Committee’s meetings each year. The Compensation and Human Resources Committee also reviews the pipeline in connection with year-end performance and compensation reviews for every executive officer position. The pipeline is discussed regularly at the management level, as well.

Talent development and succession planning is a coordinated effort among the CEO, the Compensation and Human Resources Committee, and the Company’s Human Resources team, as well as each succession candidate.

The Board is provided exposure to succession candidates for executive officer positions.
Multiple internal succession candidates have been identified for the CEO position.
All executive succession candidates have formal development plans.
All CEO succession candidates have the opportunity to receive one-on-one development from a professional executive coach.
All CEO succession candidates have the opportunity to receive annual 360-degree feedback.
Mr. Considine provides formal updates to the Compensation and Human Resources Committee annually, and informal updates at least quarterly, on CEO succession candidates’ development plan progress.
An executive coach provides formal updates to the Compensation and Human Resources Committee annually, and informal updates more frequently, on CEO succession candidates’ development plan progress.

The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidate’s skills, experience, expertise, leadership and fit.

The Company has a proven track record in the development of talented leaders and succession.

As part of its management of the executive talent pipeline, the Board in 2022 retained Russell Reynolds Associates to assist it in the evaluation of potential internal CEO candidates, not as a search, but as a tool to assist the Board for the future.

The Compensation and Human Resources Committee held six meetings during the year ended December 31, 2022.

2023 Proxy Statement  39

GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

The Governance and Corporate Responsibility Committee consists of the eight independent directors. Ms. Sperling serves as the chairman of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee has a written charter that was reviewed in October 2022 and again reviewed and modified in January 2023. The Governance and Corporate Responsibility Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary. During 2021, the Board determined to change the name of the Governance and Corporate Responsibility Committee (from the Nominating and Corporate Governance Committee) to emphasize the Company’s and the Board’s commitment to consideration of environmental, social, sustainability, and corporate responsibility matters. The Company also appointed its first Chief Corporate Responsibility Officer, Patti Shwayder, a 20-year veteran of the Company with a national reputation for subject matter expertise.

The Governance and Corporate Responsibility Committee’s responsibilities are set forth in the following chart.

Governance and Corporate Responsibility Committee Responsibilities	Accomplished In 2022
Focuses on Board candidates and nominees, and specifically:
•Plans for Board refreshment and succession planning for directors;	✓
•Identifies and recommends to the Board individuals qualified to serve on the Board;	✓
•Identifies, recruits, and, if appropriate, interviews candidates to fill positions on the Board, including persons suggested by stockholders or others; and	✓

•Reviews each Board member’s suitability for continued service as a director when his or her term expires and when he or she has a change in professional status and recommends whether or not the director should be re-nominated.

✓

Focuses on Board composition and procedures as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise required for the Board as a whole.

✓
Develops and recommends to the Board a set of corporate governance principles applicable to AIR and its management.	✓
Reviews corporate governance trends, best practices, and applicable laws and regulations and considers other corporate governance matters and develops recommendations for the Board.	✓
Maintains a related party transaction policy and oversees any potential related party transactions.	✓
Oversees a systematic and detailed annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.	✓
Oversees the Company’s commitment to policies and strategies related to environmental, social, sustainability, and corporate responsibility matters and disclosures related thereto.	✓
Provides guidance to the Board and management about the framework and the forum for the Board to consider important matters of public policy and vet stockholder input.	✓
Reviews annually the Company’s public policy advocacy efforts and political and charitable contributions.	✓

The Governance and Corporate Responsibility Committee held five meetings during the year ended December 31, 2022.

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AIR-AIV TRANSACTIONS COMMITTEE

In addition to the three standing committees, the Board established the AIR-AIV Transactions Committee. The AIR-AIV Transactions Committee consists of three independent directors, Messrs. Keltner and Rayis and Ms. Tran. Mr. Keltner serves as the chairman of the AIR-AIV Transactions Committee. The AIR-AIV Transactions Committee has a written charter that is reviewed annually.

The AIR-AIV Transactions Committee charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

The AIR-AIV Transactions Committee’s responsibilities are set forth in the following chart.

AIR-AIV Transaction Committee	Accomplished In 2022

Oversee all prospective contracts or transactions to be entered into by and between AIR and Aimco (each an “AIR-AIV Transaction”) to ensure that all AIR-AIV Transactions are on an arms-length basis and on commercially reasonable terms, and provide recommendations to the Board regarding the same.

✓

Review any proposed material modifications, extensions, and terminations (other than by the terms of an agreement) to any contract entered into between AIR and Aimco in connection with the separation of AIR and Aimco or since such time, and provide recommendations to the Board regarding the same.

✓
Consider and make periodic recommendations to the Board with regard to the relationship between AIR and Aimco.	✓
Receive a regular report of all material activities between AIR and Aimco, including those pursuant to agreements approved and entered into at the time of the separation transaction.	✓
Exercise such additional powers and duties as may be reasonable, necessary, or desirable, in the AIR-AIV Transaction Committee’s discretion, to fulfill its duties under its charter.	✓
Perform such other functions as assigned by law, AIR’s Charter or Bylaws or the Board.	✓

The AIR-AIV Transactions Committee was formed in July 2021 and meets as often as is necessary to carry out its duties and responsibilities. The AIR-AIV Transactions Committee held three meetings during the year ended December 31, 2022.

How We Are Paid

INDEPENDENT DIRECTOR COMPENSATION

In formulating its recommendation for director compensation, the Governance and Corporate Responsibility Committee reviews director compensation for independent directors of companies in the real estate industry and companies of comparable market capitalization, revenue and assets and considers compensation trends for other NYSE-listed companies and S&P 500 companies. The Governance and Corporate Responsibility Committee also considers the relatively small size of the AIR board as compared to other boards, the participation of each Independent Director on each committee, and the resulting workload on the directors. In addition, the Governance and Corporate Responsibility Committee considers the overall cost of the Board to the Company and the cost per director.

2023 Proxy Statement  41

2022

Compensation for the independent directors for 2022 remained consistent with their compensation for 2021. Specifically, director compensation included a fixed annual cash retainer of $90,000 and an award of 3,000 shares of fully vested AIR Common Stock or partnership units, which shares were awarded on February 4, 2022. The closing price of AIR’s Common Stock on the New York Stock Exchange on February 4, 2022, was $52.78. No meeting fees were paid to the independent directors for attending meetings of the Board and the committees on which they serve. For the year ended December 31, 2022, the independent directors were paid as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Terry Considine(3)	—	—	—	—	—	—	—
Thomas N. Bohjalian	90,000	158,340	—	—	—	—	248,340
Kristin Finney-Cooke	90,000	158,340	—	—	—	—	248,340
Thomas L. Keltner	90,000	158,340	—	—	—	—	248,340
Devin I. Murphy	90,000	158,340	—	—	—	—	248,340
Margarita Paláu-Hernández	90,000	158,340	—	—	—	—	248,340
John Dinha Rayis	90,000	158,340	—	—	—	—	248,340
Ann Sperling	90,000	158,340	—	—	—	—	248,340
Nina A. Tran	90,000	158,340	—	—	—	—	248,340

(1)For 2022, each independent director received a cash retainer of $90,000.

(2)For 2022, each independent director was awarded 3,000 shares of AIR Common Stock or 3,000 partnership units which shares or units were awarded on February 4, 2022, and the closing price on that date was $52.78. The dollar value shown above represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and is calculated based on the closing price of AIR’s Common Stock on the date of grant.

(3)Mr. Considine, who is not an independent director, does not receive any additional compensation for serving on the Board. Mr. Considine’s compensation as founder and CEO is detailed elsewhere in this proxy statement.

2023

Compensation for each of the independent directors in 2023 includes an annual award of 4,250 shares of AIR Common Stock or partnership units, which equity was awarded on January 31, 2023. The closing price of AIR’s Common Stock on the New York Stock Exchange on January 31, 2023, was $38.26. The independent directors also received an annual cash retainer of $90,000, paid quarterly. Directors will not receive meeting fees in 2023.

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How to Communicate with Us

STOCKHOLDER ENGAGEMENT

Under the direction of the Board and including participation by Board members, AIR regularly engages with stockholders on governance, pay and business matters, and systematically and at least annually canvasses its largest stockholders.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with AIR’s Board, the Chairman of the Board, any of the other independent directors, any committee chairman, or any committee member may directly contact such persons by directing such communications in care of AIR’s Corporate Secretary. All communications received as set forth in the preceding sentence will be opened by the office of AIR’s General Counsel for the sole purpose of determining whether the contents represent a message to AIR’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

To contact AIR’s Corporate Secretary, correspondence should be addressed as follows:

Corporate Secretary
Office of the General Counsel
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, Colorado 80237
corporatesecretary@aircommunities.com

Ratification of Selection
of Independent
Registered Public
Accounting Firm

The Board of Directors recommends
a vote “FOR” the ratification of the
selection of Deloitte & Touche LLP.

PROPOSAL 2

Pursuant to a competitive process, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP to serve as AIR’s independent registered public accounting firm effective immediately. The Board is submitting the selection of Deloitte & Touche LLP for stockholder ratification.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, have an opportunity to make a statement and respond to appropriate questions.

In selecting Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities” to perform tax compliance and tax consulting services during the years ended December 31, 2022 and 2021, the Audit Committee evaluated the efficiency and expertise brought by the Deloitte Entities and concluded that such engagement was in the best interest of the Company and its stockholders. The Audit Committee considered that the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels, and diversity of stock ownership. The Audit Committee also specifically considered the amount of the fees as compared to the Company’s overall engagement and as compared to the Deloitte Entities’ overall book of business and concluded that such engagement by the Company would have no negative bearing on the Deloitte Entities’ independence.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “for” the proposal to ratify the selection of Deloitte & Touche LLP.

PROPOSAL 2

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OUR AUDITORS

Change in Independent Registered Public Accounting Firm

NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As disclosed above, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and December 31, 2019, and for the subsequent interim period through September 23, 2021, none of AIR, the Operating Partnership or anyone on their behalf consulted Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

PREVIOUS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Also as disclosed above, during the competitive process, on September 22, 2021, Ernst & Young LLP resigned as the Company’s independent registered public accounting firm, effective immediately. Ernst & Young LLP’s reports on (i) the consolidated financial statements as of and for fiscal year ended December 31, 2020 of AIR and the Operating Partnership and (ii) the consolidated financial statements as of and for the fiscal year ended December 31, 2019 of AIR’s predecessor, Apartment Investment and Management Company, and the Operating Partnership, then known as AIMCO Properties, L.P., did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal years ended December 31, 2020 and December 31, 2019, and in the subsequent interim period through September 22, 2021, (i) there were no disagreements with Ernst & Young LLP (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee oversees AIR’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. A written charter approved by the Audit Committee and ratified by the Board governs the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the

2023 Proxy Statement  47

matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and U.S. Securities and Exchange Commission (SEC). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable PCAOB requirements, has discussed with the independent registered public accounting firm its independence from the Company and its management, and has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining such firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during 2022.

None of the Audit Committee members have a relationship with the Company that might interfere with the exercise of the member’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee has also determined that provision by the Company’s independent registered public accounting firm of other non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Date: July 18, 2023

THOMAS N. BOHJALIAN
KRISTIN FINNEY-COOKE
THOMAS L. KELTNER
DEVIN I. MURPHY
MARGARITA PALÁU-HERNÁNDEZ
JOHN DINHA RAYIS
ANN SPERLING
NINA A. TRAN (CHAIRMAN)

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

PRINCIPAL ACCOUNTANT FEES

Below is information on the fees billed for services rendered by the Deloitte Entities, AIR’s independent registered public accounting firm during the years ended December 31, 2022 and 2021.

Year Ended December 31,
DELOITTE & TOUCHE LLP FEES	2022	2021
Aggregate fees billed for services	$4.2 million	$4.7 million

Audit Fees(1):
Including fees associated with the audit of our annual financial statements, internal controls, interim reviews of financial statements, registration statements, comfort letters, and consents

	$2.1 million	$1.5 million
Audit-Related Fees: Including fees related to benefit plan audits	$0.4 million	$0.1 million
Tax Fees:
Tax Compliance Fees(1)	$0.9 million	$1.3 million
Tax Consulting Fees(2)	$0.5 million	$1.8 million
Total Tax Fees	$1.4 million	$3.1 million
All other fees(3)	$0.3 million	—

(1)Tax compliance fees consist primarily of income tax return preparation and income tax return review fees related to the income tax returns of AIR, the AIR Operating Partnership, and certain of AIR’s subsidiaries and affiliates.

(2)Tax consulting fees consist primarily of amounts attributable to routine advice related to various transactions, and assistance related to income tax return examinations by governmental authorities.

(3)Other fees consist of amounts attributable to allowable advisory services.

In selecting the Deloitte Entities to perform tax compliance and tax consulting services during the years ended December 31, 2022 and 2021, the Audit Committee evaluated the efficiency and expertise brought by the Deloitte Entities and concluded that such engagement was in the best interest of the Company and its stockholders. The Audit Committee considered that the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels, and diversity of stock ownership. The Audit Committee also specifically considered the amount of the fees as compared to the Company’s overall engagement and as compared to the Deloitte Entities’ overall book of business and concluded that such engagement by the Company would have no negative bearing on the Deloitte Entities’ independence.

In its pre-approval of such tax services in accordance with the policies outlined below, the Audit Committee gave appropriate consideration to the applicable independence rules of the SEC and PCAOB. Specifically, the Audit Committee considered:

•The SEC’s three basic principles of independence with respect to services provided by auditors, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management; (2) an auditor cannot audit his or her own work; and (3) an auditor cannot serve in an advocacy role for his or her client;

•The non-audit services specifically prohibited under the SEC’s auditor independence rules:

•Bookkeeping or other services related to the accounting records or financial statements of the audit client;

•Financial information systems design and implementation;

2023 Proxy Statement  49

•Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•Actuarial services;

•Internal audit outsourcing services;

•Management functions or human resources;

•Broker or dealer, investment adviser, or investment banking services; and

•Legal services and expert services unrelated to the audit.

•The following rules of the PCAOB:

•3521 - Contingent Fees;

•3522 - Tax Transactions; and

•3524 - Audit Committee Pre-approval of Certain Tax Services.

In addition, the Audit Committee considered the SEC’s Release, Strengthening the Commission’s Requirements Regarding Auditor Independence, in which the SEC reiterated “its long-standing position that an accounting firm can provide tax services to its audit clients without impairing the firm’s independence.”

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). A summary of the Pre-approval Policy is as follows:

•The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee.

•Pre-approvals are typically subject to a dollar limit of $100,000.

•The term of any general pre-approval is generally 12 months from the date of pre-approval.

•At least annually, the Audit Committee reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.

•Unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

•The Audit Committee will consider whether all services are consistent with the rules on independent registered public accounting firm independence.

•The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with AIR’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance AIR’s ability to manage or control risk or improve audit quality. Such factors are considered as a whole, and no one factor is necessarily determinative.

All of the services described in the Principal Accountant Fee section above were approved pursuant to the annual engagement letter or in accordance with the Pre-approval Policy.

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OUR EXECUTIVES

Terry Considine Chief Executive Officer	Please see Mr. Considine’s biography in the ”Our Board” section of the proxy.
Paul L. Beldin Chief Financial Officer and Executive Vice President Age: 49

Experience

•Chief Financial Officer and Executive Vice President, Aimco/AIR Communities (2015-Present)

•Senior Vice President and Chief Accounting Officer, Aimco (2008-2015)

•Chief Financial Officer of APRO Residential Fund (2007-2008)

•Chief Financial Officer of America First Apartment Investors, Inc. and APRO Residential Fund (2005-2007)

•Audit Senior Manager, Deloitte (1996-2005)

Qualifications

•Paul has over 20 years of real estate experience; including 10 years as a public company CFO

•He is a certified public accountant

•He is a member of NAREIT’s CFO Counsel

Education

•BS, University of Nebraska-Lincoln

Lisa R. Cohn President and General Counsel Age: 54

Experience

•President and General Counsel, AIR Communities (2020-Present)

•Executive Vice President, General Counsel, Secretary, Aimco (2007-2020)

•Senior Vice President and Assistant General Counsel, Aimco (2004-2007)

•Vice President and Assistant General Counsel, Aimco (2002-2004)

•Associate, Hogan & Hartson LLP (now Hogan Lovells) (1998-2002)

•Federal Judicial Law Clerk, US District Court, District of Colorado (1996-1998)

Qualifications

•Lisa oversees governance, information technology and process innovation, human resources, and legal.

•She has had increasing levels of responsibilities across the company, serving as a cross-functional leader of the organization. Lisa has had responsibility for construction services, asset quality and service, insurance, risk management, dispositions nationwide, and Aimco’s acquisition activities in the western region. She also served as chairman of Aimco’s Investment Committee.

•Member of NAREIT’s Advisory Board of Governors

•In private practice, Lisa focused on public and private mergers and acquisitions, venture capital financing, securities, and corporate governance.

Education

•JD, Harvard Law School, cum laude

•AB, Stanford University, with Honors and Distinction

2023 Proxy Statement  51

Keith M. Kimmel President of AIR Property Operations Age: 52

Experience

•President of Property Operations, AIR Communities (2020-Present)

•Executive Vice President of Property Operations, Aimco (2011-2020)

•Area Vice President Property Operations Western United States, Aimco (2008-2011)

•Regional Vice President Property Operations California, Aimco (2002-2008)

•Regional Property Manager Beverly Hills, Casden Properties (1998–2002)

•General Manager Southern California, Sares-Regis Group (1992-1998)

Qualifications

•Keith leads corporate, national, regional, and field team members that serve their residents daily. He is responsible for the corporate teams dedicated to data analytics, construction and asset quality, marketing, procurement, revenue management, and the shared service center.

•He is experienced in leading national and corporate teams; 1,000-2,500+ team members, 30,000-90,000+ units, $13B+ in multifamily real estate assets, and $1B in annual revenues.

•His career in the multifamily real estate business began in 1992 as a leasing consultant and then general manager where Keith developed his passion for operating communities, learning the intimate details of providing homes to residents, and celebrating the teams that make it all possible.

John McGrath Executive Vice President Strategy, Capital Allocation, Co-Chief Investment Officer, and Chairman of the Investment Committee Age: 52

Experience

•Executive Vice President Strategy, Capital Allocation, Co-Chief Investment Officer, AIR Communities (2021-Present)

•Chairman of the Investment Committee, AIR Communities (2021-Present)

•President & Chief Executive Officer, McGrath Investments (2011-Present)

•Senior Vice President, Aimco (2005-2011)

Qualifications

•John founded a privately held investment company that manages multiple asset classes including real estate, venture capital, and credit.

•He held various Aimco leadership roles, with increasing levels of responsibility, within Aimco’s investment management and transactions division.

•John was the Chief Executive Officer of National Partnership Investments Corporation (NAPICO) – the affordable housing business he subsequently acquired from Aimco through a management buyout in 2011.

Education

•MBA, University of Oxford

•BS, The Johns Hopkins University

Joshua Minix Executive Vice President and Co-Chief Investment Officer Age: 41

Experience

•Executive Vice President and Co-Chief Investment Officer, AIR Communities (2021-Present)

•Investment Manager, Partners Group (2019–2021)

•Managing Director, Avesta Communities (2012–2019)

•Commercial Litigation Attorney, Wiley Rein LLP (2010-2012)

Qualifications

•Joshua led private direct real estate investments for Partners Group in the Americas where he was responsible for investments representing over $4 billion in GAV.

•At Avesta Communities, he executed more than 100 transactions nationally, growing the portfolio by over 15,000 units.

•During Law School, he clerked on the 10th Circuit Court of Appeals in Denver for Justice (then Judge) Neil Gorsuch and was an Editor of the Harvard Journal of Law and Public Policy.

Education

•JD, Harvard Law School; John M. Olin Fellow in Law, Business, and Economics

•BS, George Mason University

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Matthew O’Grady Senior Vice President, Capital Markets Age: 40

Experience

•Senior Vice President, Capital Markets, Apartment Income REIT (2021–Present)

•Director, Lazard (2013–2021)

•Associate, Capital Dynamics (2006–2009)

Qualifications

•Matt has worked on a variety of strategic and capital raising engagements across the real estate sector in his career, including over $30 billion of M&A, capital raising, and restructurings

•He serves on the Board of Directors for Row New York

Education

•AB, Harvard University

•MBA, Kellogg School of Management

•JD, Northwestern University School of Law

Patti Shwayder Senior Vice President and Chief Corporate Responsibility Officer

Experience

•Senior Vice President and Chief Corporate Responsibility Officer, AIR Communities (2020–Present)

•Senior Vice President, Government Relations and Strategic Partnerships, Aimco Apartment Homes (2002–2020)

•Executive Director/CEO of three organizations including the Colorado Department of Public Health and Environment, the National Stroke Association and the Association for State and Territorial Health Officials

•Deputy Director, Metro and Regional Air Quality Council (1987-1992)

•Senior Consumer Protection Analyst, U.S. House of Representatives, Subcommittee on Telecommunications, Consumer Protection and Finance (1981–1986) and Congressional staff (1978-80).

Qualifications

•Patti has spearheaded Aimco/AIR Communities’ work with elected officials, government and community partners, redevelopment zoning and entitlement efforts nationwide, and directed the Company’s philanthropic and corporate communications programs. She also leads the Risk Management and Environmental Health and Safety Departments

•She served in the cabinet of Colorado Governor Roy Romer as executive director of the Colorado Department of Public Health and Environment. She also held leadership roles on the staffs of members of Congress in both the U.S. House and Senate.

Education

•A.B., Brown University

•MPA, University of Colorado, Denver

•Corporate Social Responsibility Program, Harvard Business School

•Senior Executives in State and Local Government Program, Harvard Kennedy School

Advisory Vote
on Executive
Compensation

The Board of Directors recommends
a vote “FOR” approval of the
compensation of our named
executive officers, as disclosed in
this proxy statement.

PROPOSAL 3

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

At the Annual Meeting of Stockholders in 2022, approximately 98% of the votes cast in the advisory vote on executive compensation that were present and entitled to vote on the matter were in favor of the compensation of AIR’s NEOs (also commonly referred to as “Say on Pay”). Prior to the separation, AIR’s predecessor presented annual say-on-pay proposals with peer leading approvals for at least the most current five years, a support level which AIR has continued to receive over the past two years.

In 2022, we engaged with stockholders representing approximately 70% of our outstanding shares of Common Stock as of December 31, 2022, as part of our ongoing process of soliciting feedback on AIR’s executive compensation program, disclosure, and governance. In 2022, the Company received supportive feedback from stockholders on the structure of its executive compensation program, the program’s alignment of pay and performance, and the quantum of compensation delivered under the program as described in detail under the heading “Compensation Discussion & Analysis—2022 Say-on-Pay Vote Result and Stockholder Engagement Regarding Executive Compensation.”

As described in detail under the heading “Compensation Discussion & Analysis,” it is consistent with AIR’s philosophy to have stockholder friendly compensation that aligns closely the interests of our NEOs with the interests of our stockholders. Our compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of total stockholder return (“TSR”) relative to peers, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Much of the compensation is in AIR equity and vests subject to performance and over a period of time.

It is also consistent with corporate policy that net G&A be less than 15bps of gross asset value, or GAV.

It is noteworthy that Mr. Considine, AIR’s founder and CEO, in order to establish that policy in AIR’s corporate culture and with consideration of his teammates, voluntarily waived $2.5 million of 2021 compensation. He also volunteered to do the same in 2022; however AIR met its net G&A commitment, so no such forfeiture was required.

AIR’s executive compensation is low by industry standards, tied to performance, paid substantially in equity, and without special benefits or perks.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation and Human Resources Committee (the “Committee”). However, as described above, we take seriously the views of our stockholders, and to the extent there is any significant vote against our executive compensation as disclosed in this proxy statement, the Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

To be approved at the Meeting, Proposal 3 must receive the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote. We expect the next advisory vote on our executive compensation after the meeting will be held at the Company’s 2024 Annual Meeting of stockholders.

We are asking the Company’s stockholders to approve, on an advisory basis, the following resolution: RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion & Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.

PROPOSAL 3

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OUR PAY

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

Executive Summary

•Mr. Considine’s compensation is largely tied to outperformance as measured by relative Total Stockholder Returns over three-year periods.

•Mr. Considine volunteered twice to cap his compensation. First, Mr. Considine volunteered, and the AIR Board accepted his commitment, that his combined target compensation from AIR and Aimco during 2021 and 2022 would not exceed his target compensation prior to the Separation. Mr. Considine did so to make clear that the object of the Separation was to create stockholder value, not increased executive compensation. As described in more detail below, to the extent he receives compensation directly from Aimco, compensation paid to him by AIR in relation to his role as CEO of AIR will be reduced in a manner to ensure that his combined aggregate annual compensation paid from both companies will not exceed his annual compensation prior to the Separation.

•Second, Mr. Considine volunteered, and the AIR Board accepted his commitment, to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did so to establish firmly in AIR policy and culture that it is in the long-term best interests of AIR and its stockholders that AIR be an efficient and low-cost provider of real estate investment and management services and to do so while guarding the compensation of his teammates and the appropriate level of investment in other corporate costs. This discipline regarding G&A is an important element of AIR being the most efficient way to invest in stabilized multifamily properties with public market liquidity, as measured by the amount of rent converted to cash flow available for investment in AIR’s business or payment of cash dividends to AIR’s stockholders. Mr. Considine made his commitments without any adjustment or any sort of makeup arrangement. In 2021, this meant that Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360. In 2022, AIR’s net G&A expenses were below 15 basis points of gross asset value so it was not necessary for Mr. Considine to waive any of his 2022 compensation

•AIR delivered strong operational performance in 2022. Average rents in our portfolio reached a new high and our 10-year revenue CAGR is 3.7%. Same Store Net Operating Income (“NOI”) growth of 14% surpassed our expectations, and NOI in our newly acquire properties grew even faster. We had the highest operating margins in the sector - 74.4% NOI Margin vs 68.1% peer average. We were the most efficient in converting rent to Free Cash Flow.

•The annual incentive plan was based on financial, operational, and strategic objectives. Financial and operational results were weighted at 70% of the total incentive, with balance sheet, capital allocation, and employee engagement metrics comprising the remainder.

•Based on overall outperformance on KPIs (Operations Performance, Portfolio Quality, Financial Performance, Balance Sheet and Team Engagement & ESG), the calculated payout was 134.31% of Target.

•Performance equity granted in 2020 earned at 82.28% of Target. Across the 2020-2022 period, Total Stockholder Return (TSR) was favorable compared to the NAREIT Equity Apartment Index, but underperformed the MSCI US REIT Index due to the general decline of apartment REITs. This was the last award with a combined AIR/Aimco return metric.

•Over the five year period ending December 31, 2022, our 5-Year Cumulative TSR was 18.1%, which exceeds the 16.34% 5-Year Cumulative TSR of the NAREIT Apartments Index.

•The structure of 2023 compensation is largely in line with 2022. The AIR compensation philosophy and general compensation program structure have not changed. AIR remains committed to long-term, stockholder-aligned, performance-based compensation for senior executives. AIR’s say-on-pay support averages a peer leading 98.1% over the past five years.

18.1%

5-Year Cumulative TSR, vs 16.34% for the NAREIT Apartments Index for the period ending December 31, 2022

74.4%

NOI Margin, vs 68.1%
peer average

3.7%

10-year revenue CAGR

98.1%

5-year average
Say-on-Pay support rate

2023 Proxy Statement  57

OUR NAMED EXECUTIVE OFFICERS

This CD&A describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for 2022. Our NEOs for 2022 were our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers:

Name	First Elected	Position
Terry Considine	July 1994	Chief Executive Officer and Director
Paul L. Beldin	September 2015	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	December 2007	President, General Counsel, and Secretary
Keith M. Kimmel	January 2011	President, Property Operations
John McGrath	October 2021	Executive Vice President Strategy, Capital Allocation, and Co-Chief Investment Officer

2022 SAY-ON-PAY VOTE RESULT AND STOCKHOLDER ENGAGEMENT REGARDING EXECUTIVE COMPENSATION

At AIR’s 2022 Annual Meeting of Stockholders, approximately 98.2% of the votes cast in the advisory vote on executive compensation (also commonly referred to as “Say on Pay”) approved the compensation of AIR’s NEOs as disclosed in the 2022 proxy statement. This is the sixth straight year that AIR’s “Say on Pay” results led peers. The AIR Compensation and Human Resources Committee (the “Committee”) and AIR’s management remain committed to extensive engagement with stockholders as part of ongoing efforts to formulate and implement an executive compensation program designed to align the long-term interests of our executive officers with those of our stockholders.

AIR continued to emphasize stockholder engagement in 2022 as it did in prior years. AIR had met or spoken with holders of approximately 70% of our outstanding shares during 2022. These conversations were wide-ranging on governance, board composition, board refreshment, strategy, executive compensation, and more. In previous years, we have made our Board members available to meet with shareholders if requested, and from time to time invited shareholders to lunches or dinners with directors. In 2022, we determined to include independent directors regularly in stockholder meetings. Our goal was to provide shareholders familiarity with AIR independent directors and the opportunity for a shareholder to ask questions important to that shareholder. A second benefit was that it provided directors a deeper understanding of shareholder concerns and an opportunity to see management interactions with shareholders. Almost all independent directors were able to participate. These engagements included lunches, dinners, video meetings, and calls. In addition, independent directors attended several industry conferences along with management. For example, Chairman Tom Keltner spoke directly with the holders of more than a majority of our shares to answer questions about such matters as AIR policies and CEO succession plans.

Director Ann Sperling, who serves as chairman of our Governance and Corporate Responsibility Committee, spoke or met with stockholders with ESG questions and concerns. Director Tom Bohjalian, formerly Senior Portfolio Manager at Cohen & Steers, a dedicated REIT investment fund and the largest such, attended industry conferences and private meetings to listen to investors and provide stockholders assurance that the voice of the investor is well heard in Board deliberations.

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OVERVIEW OF PAY-FOR-PERFORMANCE PHILOSOPHY AND 2022 BUSINESS PERFORMANCE RESULTS

AIR is a pay-for-performance organization. AIR starts by setting target total compensation near the median of target total compensation for its peers as identified below, both as a measure of fairness and also to provide an economic incentive to remain with the Company. Actual compensation varies from target compensation based on the Company’s results. Each officer’s annual cash incentive compensation, “short term incentive” or STI, is based in part on the Company’s performance against corporate, rather than personal, goals. The more senior the officer, the greater the percentage of his or her STI that is based on the Company’s performance against its corporate goals. Longer term compensation, “long term incentive” or LTI, follows a similar tiered structure. Each officer’s LTI is based in part on the Company’s “total stockholder return” or TSR, relative to its peers, with executive officers having a greater share of their LTI based on relative TSR. In the case of Mr. Considine, his entire LTI award is “at risk” based on the Company’s relative TSR. LTI is measured (typically over three years) and vests over time (typically 50% after three years and 50% after four years), so that officers bear longer term exposure to the decisions they make. In the case of Mr. McGrath, his compensation is tied to production, that is, transactions designed to upgrade the quality of AIR’s portfolio.

To reinforce alignment of stockholder and management interests, the Company also has stock ownership guidelines that require substantial equity holdings by executive officers, as described further on page 74.

SUMMARY OF EXECUTIVE COMPENSATION PROGRAM AND GOVERNANCE PRACTICES

WHAT WE PAY AND WHY: COMPONENTS OF EXECUTIVE COMPENSATION

Total compensation for AIR named executive officers is comprised of the following components:

Compensation Component	Form	Purpose
Base Salary	Cash	Provide a salary that is competitive with market.
STI	Cash	Reward executive for achieving short-term business objectives.
LTI	Restricted stock, Long-Term Incentive Plan (“LTIP”) units, and/or stock options, subject to performance and/or time vesting, typically over four years.	Align executive’s compensation with stockholder objectives and provide an incentive to take a longer-term view of AIR’s performance.

2023 Proxy Statement  59

A substantial portion of compensation directly ties the interests of executives to the interests of our stockholders. Most compensation is performance based – STI and Transaction compensation which are both tied to specific performance outcomes, all of Mr. Considine’s LTI and 2/3 of the LTI for NEOs who receive LTI is tied to AIR’s total shareholder return relative to peers’ over a three-year period. A portion of investment-based compensation is tied to the performance of acquisitions compared to underwriting over a three year period. Only base salary and some time-based LTI for certain NEOs is not specifically performance based. The below illustrates this target pay mix:

CEO 2022 TARGET PAY MIX

63%
LTI Equity Awards
"Variable Incentive Pay"
Based Entirely on
Relative TSR
27%
Cash Bonus (STI)
"Variable Incentive Pay"
Based on KPI
10%
Base Salary
Variable Incentive Pay (90%)

OTHER NEOS 2022 TARGET PAY MIX

44%
LTI Equity Awards
"Variable Incentive Pay"
Based Entirely on
Relative TSR
26%
Cash Bonus (STI)
"Variable Incentive Pay"
Based on 75% for
KPI and 25% MAP
30%
Base Salary
100%
Transaction Base
Variable Pay
Variable Incentive Pay (70%)
Transaction Base Variable Pay (100%)

CEO Pay Overview

The Committee determines the compensation for the CEO. In setting Mr. Considine’s target total compensation for 2022, the Committee considered, among other things, the peer group compensation data as discussed below and Mr. Considine’s expertise and experience. The Committee continued a compensation plan for Mr. Considine that resulted in approximately 10% base salary, 27% based on AIR’s performance against its 2022 corporate goals, and 63% based on relative TSR, making more of Mr. Considine’s target compensation tied to TSR than is the case for any of his peers. Mr. Considine’s target compensation mix is illustrated as follows:

As described on the following pages, even though this was Mr. Considine’s target compensation pursuant to his employment agreement as adjusted by the Compensation and Human Resources Committee, it was not the compensation he received due to his voluntary decision to waive a portion of his compensation to offset compensation he received from Aimco.

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Total Compensation for 2022

For 2022, total compensation is the sum of base compensation earned in 2022, STI earned in 2022, and LTI awards granted in 2022.

Base Compensation for 2022

For 2022, Mr. Considine’s base compensation was $400,000, reduced by him from $700,000 which amount is well below the median for CEOs of his experience, expertise, and tenure in AIR’s peer group. For 2022, base compensation for Messrs. Beldin and Kimmel and Ms. Cohn was set at $450,000, near the median base compensation paid by our peer companies to executives in similar positions. Mr. McGrath had a draw in an amount equal to $600,000, which was earned based on transactions and forfeitable if he had not closed transactions sufficient to earn his draw payment as described in more detail below.

Short-Term Incentive Compensation for 2022

The Committee determined Mr. Considine’s STI by the extent to which AIR met five designated corporate goals, which are described below and are referred to as AIR’s Key Performance Indicators, or KPIs.

For the other NEOs, with the exception of Mr. McGrath, calculation of STI was determined by the Committee upon Mr. Considine’s recommendation with respect to two components: AIR’s performance against the KPI; and each officer’s achievement of his or her individual Managing AIR Performance (“MAP”) goals. For example, if an executive’s target STI was $400,000 and weighted 75% on KPIs, then 75% of that amount, or $300,000, varied based on KPI results and 25% of that amount, or $100,000, varied based on MAP results. As actual KPI results were 134.31% of target in 2022, then the executive would receive 134.31% of $300,000 ($402,930) for the KPI portion of his STI, and if MAP results were 100%, such hypothetical executive would receive 100% of the $100,000, for a total STI payment of $502,930.

AIR’s 2022 KPIs reflected our five areas of strategic focus, as set forth below. Specifically, AIR’s KPIs consisted of the following five corporate goals that were reviewed with, and approved by, the Committee, each weighted as described.

These goals aligned executive officers with AIR’s publicly communicated, long-term goals without encouraging them to take unnecessary and excessive risks. Threshold performance paid out at 50%; target performance paid out at 100%; and maximum performance paid out at 200%.

For some goals, where performance was between threshold and target or between target and maximum, the amount of the payout was interpolated.

2023 Proxy Statement  61

The following is a tabular presentation of the performance criteria and results for 2022, explained in detail in the paragraphs that follow:

Performance Measures	Goal Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual	Payout
Operations Performance	35%
SSS NOI Performance as compared to 2022 Budget	35%	3% below Budget	Budget	3% above Budget	1.69% favorable to Budget	54.72%
					Operations Subtotal:	54.72%
Portfolio Quality	10%
Transactions That Enhance AIR’s Objectives Regarding Portfolio Quality	10%	—	Based on transactions that enhance portfolio quality.	—	Accretive acquisitions that improved the growth, average rent, and average age of the portfolio and dispositions that reduced AIR’s allocation to markets with lower growth or other risks.	17.00%
					Portfolio Quality Subtotal:	17.00%
Financial Performance	35%
Performance Against Overall FFO Budget	35%	$2.30	$2.40	$2.50	$0.026/share favorable vs budget	44.26%
					Financial Performance Subtotal:	44.26%
Balance Sheet	10%
Debt to EBITDA, Balance Sheet Safety & Cost, Financial Flexibility, Investment Grade Rating	10%	—	Based on balance sheet activities that add financial flexibility.	—	Increased financial flexibility and debt reduction but at higher cost due to timing of fixing variable rates.	5.00%
					Balance Sheet Subtotal:	5.00%
Team Engagement	10%
Team Engagement (measured by the Engagement Index from 2022 Talent Lifecycle Surveys) and on-site morale, engagement, turnover, and productivity	5%	$4.00	$4.30	$4.75	4.42	7.33%
Continued focus on Corporate Social Responsibility	5%	—	Enhancing public communications disclosure responsive to shareholders and the public	—	Improved disclosure and increased the frequency of CSR communication, including a new website; external recognition, including GRESB, Green Street, and others	6.00%
					Team Engagement Subtotal:	13.33%
Grand Total					134.31%

An explanation of the objective of each metric is set forth below.

Operations Performance - Same Store NOI Achievement (35% of KPI). The primary objective of this metric was to fulfill our strategic objective of driving rent growth based on high levels of resident retention, through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI margins. For 2022, the range for the Same Store NOI achievement goal was as follows: “Threshold” equated to achievement of three percent unfavorable to 2022 budgeted Same Store NOI; “Target” equated to achievement of 2022 budgeted Same Store NOI; and “Maximum” equated to three percent favorable to 2022 budgeted Same Store NOI. The Same Store NOI for 2022 was 1.69% favorable to budgeted Same Store NOI. This resulted in a payout on the Same Store NOI achievement goal of 54.72% for each of the NEOs with STI as a component of compensation.

Portfolio Quality (10% of KPI). The primary objective of this metric was to fulfill our strategic objective of closing accretive transactions (“Acquisitions” and “Dispositions”) that enhance our portfolio quality, require lower recurring capital replacement spending, and have a greater allocation to states with greater economic growth and a more reliable rule of law. Our portfolio of apartment communities has been significantly reshaped in terms of value, size, risk and quality.

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Acquisitions: In 2022, we acquired four properties with 1,351 apartment homes for approximately $640 million, including one property in the Washington, D.C. area, one in Estero, Florida, one in Miami, Florida, and one in Fort Lauderdale, Florida.

Additionally, we cancelled existing master leases at four properties owned by AIR and previously leased to Aimco for purpose of their development. As part of the cancellation, AIR paid $200 million to Aimco for the added improvements. The four properties include 865 apartment homes with average revenue per apartment home of $3,669 and are located in the South Beach neighborhood of Miami Beach, FL, Kendall Square in Cambridge, MA, the Anschutz Medical Campus in Aurora, CO, and Redwood City, CA.

Subsequent to December 31, 2022, AIR acquired Southgate Towers, a 495-unit luxury apartment community located in the South Beach neighborhood of Miami Beach, for $298 million. AIR’s presence in South Beach, a submarket with limited supply, now comprises 1,630 apartment homes between Flamingo Towers and Southgate Towers. This transaction is consistent with AIR’s paired trade strategy where we look to achieve, on new acquisitions, unlevered IRRs of 200 basis points or higher relative to our cost of capital, driven by the implementation of the AIR Edge. AIR funded the transaction with proceeds from the New England portfolio sale discussed below, the assumption of $101.2 million of 4.15% in place financing maturing in 2036, and the issuance of $22.4 million of OP Units. To neutralize the issuance of OP Units, in November and December of 2022, AIR repurchased an equal number of shares of common stock.

Dispositions: During 2022, we sold 18 properties totaling 3,364 units located in California, Boston, Chicago, and Virginia for a gross sales price of $1.3 billion, representing a trailing 12-month NOI cap rate of 4.5%. Since the end of 2020, AIR has completed $2.2 billion of property sales and joint venture transactions at prices averaging 17% above internal estimates of GAV as measured in the first quarter of 2020.

Since 2019, we have improved AIR’s portfolio through reducing our exposure to regulatory risk. We have achieved this through property sales in the New York, Chicago, and California markets, as well as through a strategic joint venture in California. This has allowed AIR to reallocate capital into higher growth submarkets, such as Miami-Dade and Broward counties, now 22% of AIR GAV.

These outcomes resulted in a payout of this goal of 17.0% for each of the NEOs with STI as a component of compensation.

Financial Performance – Performance against overall FFO budget (35% of KPI). We created AIR to be the most efficient and effective way to invest in U.S. multi-family real estate, due to its simplified business model and diversified portfolio of stabilized apartment communities and to maintain an efficient cost structure. For 2022, the range for the FFO performance goal was as follows: “Threshold” equated to achievement of $2.30 per share; “Target” equated to achievement of $2.40 per share; budgeted Same Store NOI; and “Maximum” equated to $2.50 per share. FFO performance was $0.026 per share favorable to budget. This resulted in a payout on the FFO performance goal of 44.26% for each of the NEOs with STI as a component of compensation.

Balance Sheet – Debt to EBITDA, Balance Sheet Safety and Cost, Financial Flexibility, Investment Grade Rating (10% of KPI). The primary objective of this goal was to (i) reduce financial risk by reducing total leverage, (ii) use safe property debt that is low-cost, long-dated, amortizing, and non-recourse, limiting entity and refunding risk while maintaining asset flexibility, and (iii) gain access to all sources of debt capital including corporate borrowings by maintaining an S&P investment grade rating and securing a Moody’s investment grade rating. We set out at the beginning of 2022 to achieve a Net Leverage to Adjusted EBITDAre between 5.0:1 and 6.0:1. At year-end, Net Leverage to Adjusted EBITDAre was 6.05:1 as we chose temporarily to increase leverage by $25 million above our policy limit to neutralize the issuance of OP Units as part of the consideration for the purchase of Southgate Apartments in January 2023. AIR extended debt maturities, reduced floating rate exposure, increased liquidity, placed privately debentures with pricing inside the public market, and gained a Baa2 investment grade rating from Moody’s enhancing future access to public debt markets. However, we judged ourselves to be slow to fix variable interest rates and so paid higher than optimal interest costs.

The above outcomes significantly improved AIR’s strong and flexible balance sheet but at a cost. This resulted in a payout on the balance sheet goal of 5.00% for each of the NEOs with STI as a component of compensation.

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Team Member Engagement and ESG (10% of KPI).

Team Engagement and on-site team morale, engagement, turnover, and productivity (5%) - The primary objective of this metric was to fulfill our strategic objective of producing a strong, stable team that is the enduring foundation of our success. Every team member is surveyed via a third-party, confidential survey on an annual basis. The teammate engagement score consists of the average of the responses to the questions that comprise the engagement index, on a scale of 1 to 5, for the 72% plus teammates who complete the survey during the year. For 2022, the range for team member engagement scores was as follows: “Threshold” equated to 4.00; “Target” equated to 4.30; and “Maximum” equated to 4.75. For 2022, our overall team member engagement was 4.42. In addition to this quantitative component, we focused on the qualitative outcomes related to our onsite team. There our onsite remain engaged, stable, and productive, particularly in our service team roles, with increased job satisfaction, productivity, retention, and tenure. In addition, AIR received numerous recognitions as a top place to work. For 2022, this resulted in a payout of 7.33% out of 5.0% for each of the NEOs with STI as a component of compensation

Continued focus on Corporate Responsibility, including enhancing public communications disclosure responsive to shareholders and the public (5%). For 2022, AIR added ESG components to investor presentations, earnings scripts, and new corporate responsibility website and corporate responsibility report. AIR’s GRESB score improved by 13% year-over-year, including a 29% improvement in the environmental category and ranked number five out of eleven peers. AIR also received an “A” in public disclosure and “A” in alignment with The Taskforce on Climate-related Financial Disclosures (TCFD). Finally, AIR’s Green Street governance score improved by 36 points (the largest increase among the roughly 90 companies) and is third among the seven multi-family REITS. AIR received third party recognitions for having agender balanced board and Kingsley Elite 5 as a top public company for customer service. These achievements resulted in a payout of 6.0% out of 5.0% for each of the NEOs with STI as a component of compensation.

The total KPI result was 134.31%.

GOAL SETTING

For all numerical metrics, our target 2022 performance goals were aligned with our 2022 budget goals. We have a rigorous budgeting process that includes an evaluation of prior performance, market data, and peer performance. Our budget strategy is to set ambitious, achievable goals. Our 2022 budget and KPI goals were finalized in January 2022.

Various of the key financial indicators we use in managing our business and in evaluating our financial condition and operating performance are non-GAAP measures. Key non-GAAP measures we use are defined, described and, where appropriate, reconciled to the most comparable financial measures computed in accordance with GAAP under the Non-GAAP Measures heading within Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Investment-based Compensation for 2022

Mr. McGrath is responsible for AIR portfolio management and leads the AIR investment team. Mr. McGrath and other senior members of the investment team are compensated based on (i) the amount of new investments made and their performance over three years, (ii) the amount of property sales, and (iii) the profitability of the investment team as a profit center. Mr. McGrath earns 15 basis points on purchases originated by him. Two thirds (or ten basis points) is payable in cash and one third (or five basis points) is deferred and is payable in three equal annual installments, which are subject to reduction should the performance of the investments be less than the underwriting expectations on which the investment decision was based. Management has flexibility to consider whether any underperformance was due to factors outside the control of the underwriter, e.g., the shutdown of the economy in 2020. The deferred amount bears interest at the same rate as AIR’s revolving credit facility. Mr. McGrath also earns 10 basis points on property sales. Finally, Mr. McGrath earns a participation in the profitability of the investment team which he leads. The investment team is considered as a profit center with revenues based on investments originated (30 basis points) and properties sold (15 basis points), and expenses based on related costs such as travel and staffing, support costs including an allocation of corporate overhead, and the costs of abandoned pursuits. Two-thirds of investment team profits is payable in cash and one-third is deferred and is subject to reduction based on the performance

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of the investments made. Mr. McGrath determines the allocation of team profits to his teammates. His determination and the amount allocated to Mr. McGrath are decided by Mr. Considine and Ms. Cohn, subject to the oversight of the Compensation Committee of the Board.

Mr. McGrath also receives a refundable draw of $600,000 repayable from the first cash earned by him.

In 2022, Mr. McGrath earned $2,539,770: $1,352,020 from the origination of new investments (of which $337,750 was deferred) and the sale of properties, and $250,000 from his share of team profitability (of which $53,250 was deferred). His $600,000 draw was fully repaid.

Long-Term Incentive Compensation Awards for 2022

Under the 2022 LTI program for executive officers, three forms of LTI were granted to Messrs. Considine, Beldin and Kimmel and Ms. Cohn, on February 1, 2022, as follows: (1) performance-based profit participation incentive units in our operating partnership (“LTIP II Units”), which were granted to Mr. Considine, representing 100% of his 2022 LTI award; (2) performance-based restricted stock, which was granted to Messrs. Beldin, and Kimmel and Ms. Cohn, representing two-thirds of their 2022 LTI awards; and (3) time-based restricted stock, which was granted to Messrs. Beldin, and Kimmel and Ms. Cohn, representing one-third of their 2022 LTI awards, with 25% of the awards vesting on each anniversary of the grant date. Mr. McGrath has a portion of his compensation deferred subject to the performance of acquisitions as compared to underwriting as described above.

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2022 CEO LTI EQUITY MIX	2022 OTHER NEOS LTI EQUITY MIX(1)

(1)Excludes Mr. McGrath as his compensation is tied to transactions as described above, with a portion deferred and measured by comparing the performance of the acquired property to the underwriting at acquisition

For the purpose of calculating the number of LTIP II Units granted, the target dollar amount was divided by $11.59, which price was calculated by a third-party financial firm with particular expertise in the valuation of such LTIP II Units.

For the purpose of calculating the number of shares of performance-based restricted stock to be granted to each of Messrs. Beldin and Kimmel and Ms. Cohn, the dollar amount allocated to restricted stock was divided by $52.08 per share, which was the average of the closing trading prices AIR’s Common Stock on the five trading days up to and including the grant date. The five-day average was used to mute the effect of any single day spikes or declines. The share award agreements to which the performance-based restricted shares were granted do not provide for the payment of dividends until the shares are earned. Dividends accrue during the performance period.

The performance-based LTIP II Units, and the performance-based restricted stock, are referred to as “performance- based LTI awards,” because the number of such LTIP II Units and the amount of restricted stock that vest, if any, is determined based on relative TSR performance during a forward looking, three-year performance period, as described in detail below. The amount of performance based LTI awards granted in 2022 that may vest is determined in accordance with the following TSR performance metrics:

Metric and Performance Level(1) (relative performance stated as basis points above or below index performance)(2)
	Threshold	Target	Maximum
Relative to Nareit Equity Apartment Index	-250 bps	+50 bps	+400 bps
Relative to MSCI US REIT Index	-350 bps	+50 bps	+500 bps

(1)The relative metrics above reflect the metrics used for the awards made in 2022 for the three-year forward-looking performance period ending on December 31, 2024.

(2)If absolute TSR for the three-year forward-looking performance period is negative, any portion of the LTI award achieved above target will not vest until absolute TSR is once again positive.

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Such metrics apply to the LTIP II Units granted to Mr. Considine, all of which are performance based, and the performance-based restricted stock granted to Messrs. Beldin, and Kimmel and Ms. Cohn. The Committee set threshold performance to pay out at 50%; target performance to pay out at 100%; and maximum performance to pay out at 200%, which means that Messrs. Considine, Beldin, and Kimmel and Ms. Cohn may earn nothing or up to 200% of the target award. If performance is between threshold and target or between target and maximum, the amount of the payout will be interpolated. Performance-based LTI awards vest 50% following the end of the three-year performance period (based on attainment of TSR targets), and 50% one year later, for a four-year plan from start to finish, illustrated below, generally subject to the grantee’s continued service to AIR, and subject to a delay if absolute TSR for the three-year performance period is negative.

Mr. Considine’s LTIP II Units are intended to constitute profits interests within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Considine was granted the ability to participate in the appreciation of value of AIR that took place after these LTIP II Units were granted, subject to their vesting. Once vested and until the 10-year anniversary of the grant date, the LTIP II Units may be converted at Mr. Considine’s election into a number of units whose value is determined based on the market price of AIR’s Common Stock on the conversion date less the closing price of AIR’s Common Stock on the date of grant, which was $52.54. Additional details regarding the structure of LTIP II Units can be found in the Seventh Amended and Restated Agreement of Limited Partnership of the AIR Operating Partnership, the Form of Performance Vesting LTIP Unit Agreement, and the Form of Performance Vesting LTIP II Unit Agreement, all of which are incorporated by reference into AIR’s Annual Report on Form 10-K for the year ended December 31, 2022, as Exhibits 10.1, 10.12 and 10.14, respectively.

NEO Compensation for 2022

The Committee determined Mr. Considine’s STI for 2022 would be based entirely on AIR’s performance against the five designated corporate goals, described above. The Committee calculated Mr. Considine’s STI by multiplying his STI target of $1.2 million (as reduced to offset $600,000 payable by Aimco) by 134.31%, which was the Committee’s payout determination having reviewed overall performance on the five corporate goals. The Committee granted Mr. Considine’s LTI in the form of LTIP II Units on February 1, 2022, for the three- year performance period from January 1, 2022, through December 31, 2024; the LTI grant is entirely at risk, based on relative returns over the performance period.

In 2021, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to keep AIR’s focus on stockholder benefit, be the lowest cost operator, guard his team’s compensation, and maintain investment in other corporate costs. This facilitated AIR’s goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this

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commitment without any adjustment or any sort of makeup arrangement. In 2021, this meant that Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360. In 2022, AIR’s net G&A expenses were below 15 basis points of gross asset value. Accordingly, Mr. Considine did not reduce his compensation.

For Messrs. Beldin and Kimmel and Ms. Cohn, an allocation of the target STI was made as follows: 75% of the target STI was calculated based on AIR’s performance against KPI and 25% of the target STI was calculated based on each executive’s achievement of his or her individual MAP goals. As noted above, AIR’s KPI performance was 134.31%.

Accordingly, each was awarded 134.31% of the portion of his or her STI attributable to KPI (i.e., 75% of the target STI amount shown below for Messrs. Beldin and Kimmel and Ms. Cohn).

In determining the MAP achievement component of 2022 STI, the Committee, based on Mr. Considine’s evaluation and recommendation, determined that Mr. Beldin’s MAP achievement would be paid at 100% of target for his leadership of Financial Planning & Analysis, corporate accounting, income and property taxation, and management of AIR’s balance sheet; Ms. Cohn’s MAP achievement would be paid at 120% for her leadership over various AIR initiatives; Mr. Kimmel’s MAP achievement would be paid at 130% for his leadership of AIR’s operating team.

As described above, LTI for the NEOs including the CEO was granted on February 1, 2022, in the form of LTIP II Units or restricted stock.

As described above, Mr. McGrath earned $2,539,770 of which $391,000 is deferred and subject to reduction depending on the performance of investments as compared to underwriting.

Target compensation and incentive compensation for 2022 for the other NEOs is summarized as follows:

	Target Total Compensation ($)	Paid Base ($)	Target Total Incentive Compensation		2022 Incentive Compensation ($)
					STI	LTI
			STI/Investment Based Compensation ($)	LTI ($)	($)(1)	Time-Based LTI ($)(2)	Performance- Based Equity- Stock ($)(3)	Performance- Based Equity- Stock Options ($)(3)
Mr. Considine(4)	6,800,000(4)	400,000(5)	1,200,000	3,400,000	1,611,720(5)	—	3,400,000	—
Mr. Beldin	1,070,000	450,000	250,000	370,000	339,475	123,333	246,667	—
Ms. Cohn	2,100,000	450,000	550,000	1,100,000	781,220	366,667	733,333	—
Mr. Kimmel	1,700,000	450,000	500,000	750,000	747,700	250,000	500,000	—
Mr. McGrath	2,539,770(6)	—	2,539,770(6)	—	—	—	—	—

(1)Amounts shown reflect the 2022 STI paid to each of Messrs. Considine, Beldin, and Kimmel and Ms. Cohn.

(2)For Messrs. Beldin, and Kimmel and Ms. Cohn, comprises one-third of the LTI target, vesting ratably over four years, and is for the purpose of attracting and retaining key talent integral AIR’s success. For Messrs. Beldin, and Kimmel and Ms. Cohn, time-based LTI was in the form of restricted stock.

(3)Amounts shown reflect a 100% payout of the performance-based shares resulting from achieving “target” performance. Actual payouts will be in a range of 0% to 200% of these amounts, depending on performance results for the three-year performance period from January 1, 2022, through December 31, 2024.

(4)After setting target total compensation, Aimco determined to pay Mr. Considine $1.8 million in combination of base, STI, and LTI. Accordingly, Mr. Considine voluntarily reduced his target total compensation at AIR by comparable amounts, making his target total compensation: $400,000 - base salary (reduced by $300,000), $1,200,000 - STI (reduced by $600,000), and $3,400,000 - LTI (reduced by $900,000).

(5)In 2021, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to keep AIR’s focus on stockholder benefit, be the lowest cost operator, guard his team’s compensation, and maintain investment in other corporate costs. This facilitated AIR’s goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or any sort of makeup arrangement. In 2021, this meant that Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360. In 2022, AIR’s net G&A expenses were below 15 basis points of gross asset value. Accordingly, for 2022 Mr. Considine did not reduce his compensation.

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(6)Mr. McGrath is responsible for AIR portfolio management and leads the AIR investment team. Mr. McGrath and other senior members of the investment team are compensated based on (i) the amount of new investments made and their performance over three years, (ii) the amount of property sales, and (iii) the profitability of the investment team as a profit center. Mr. McGrath earns 15 basis points on purchases originated by him. Two thirds (or ten basis points) is payable in cash and one third (or five basis points) is deferred and is payable in three equal annual installments, which are subject to reduction should the performance of the investments be less than the underwriting expectations on which the investment decision was based. Management has flexibility to consider whether any underperformance was due to factors outside the control of the underwriter, e.g., the shutdown of the economy in 2020. The deferred amount bears interest at the same rate as AIR’s revolving credit facility. Mr. McGrath also earns 10 basis points on property sales. Finally, Mr. McGrath earns a participation in the profitability of the investment team which he leads. The investment team is considered as a profit center with revenues based on investments originated (30 basis points) and properties sold (15 basis points), and expenses based on related costs such as travel and staffing, support costs including an allocation of corporate overhead, and the costs of abandoned pursuits. Two-thirds of investment team profits is payable in cash and one-third is deferred and is subject to reduction based on the performance of the investments made. Mr. McGrath determines the allocation of team profits to his teammates. His determination and the amount allocated to Mr. McGrath are decided by Mr. Considine and Ms. Cohn, subject to the oversight of the Compensation Committee of the Board. Mr. McGrath also receives a refundable draw of $600,000 repayable from the first cash earned by him.

Determination Regarding 2020 Performance Share Awards. As part of the 2020 LTI program, Aimco granted performance-share awards that might be earned based on relative TSR as compared to the NAREIT Equity Apartments Index (60% weighting) and the MSCI US REIT Index (40% weighting) over a three-year performance period ending on December 31, 2022, with awards vesting 50% following the end of the three-year performance period (based on attainment of TSR targets) and 50% one year later, for a four-year plan from start to finish. On January 30, 2023, the Committee determined that AIR and Aimco’s combined three-year TSR was 180 basis points higher than the NAREIT Equity Apartments Index and 490 basis points lower than the MSCI US REIT Index for the three-year performance period ending on December 31, 2022, resulting in the number of shares being earned at 82.28% of target for Messrs. Considine, Beldin, and Kimmel and Ms. Cohn. This is the last performance share award that has AIR and Aimco combined TSR in the measurement.

The chart below summarizes the results for the 2020 performance share awards, and provides performance as of December 31, 2022, for the “in progress” 2022 and 2021 performance share awards.

Three-Year Performance Period	2020	2021	2022	2023	2024	Status	CEO % Payout(1)	Other NEOs(2)
2022 – 2024			33% Completed			Tracking Between Threshold and Target	35%	57%
2021 – 2023		67% Completed				Tracking Between Target and Maximum	0%(3)	33%(3)
2020 – 2022	100% Completed					Payout Achieved Between Threshold and Target	82.28%(3)	70%(3)

(1)100% of the LTI award for Mr. Considine is performance-based, or at risk, based entirely on relative TSR.

(2)Two-thirds of the LTI awards for the other NEOs are performance-based, or at risk, based on relative TSR, and the remaining one-third of the LTI awards are for the purpose of retention, or time-based. Payouts shown include the time-based portion of the awards.

(3)Amounts reflect performance of “in progress” awards as of December 31, 2022, and for the period from December 11, 2020, through December 31, 2020, include the sum of Aimco and AIR TSR for purposes of AIR’s TSR performance.

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Compensation Governance

Below we summarize certain executive compensation program and governance practices, including practices we have implemented to drive performance and practices we avoid because we believe they would not serve our stockholders’ long-term interests.

What AIR Does
✓

Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at risk and tied to key financial and value creation metrics that are set in advance and disclosed to stockholders. All of the incentive compensation (both STI and LTI) for Mr. Considine is subject to the achievement of various performance objectives. For the other NEOs, all STI compensation, and two-thirds of target LTI compensation is subject to the achievement of various performance objectives.

✓

Balances short-term and long-term incentives. The incentive programs provide a balance of annual and longer-term incentives, with LTI compensation vesting over multiple years comprising a substantial percentage of target total compensation.

✓	Uses multiple performance metrics. These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures. Such measures differ for STI and LTI.
✓	Caps award payouts. Amounts or shares that can be earned under the STI plan and LTI plan are capped.
✓	Uses market-based approach for determining NEO target pay. Target total compensation for NEOs is set near the median for peer comparators. The Committee reviews the peer comparator group annually.
✓

Maintains stock ownership guidelines and holding periods after vesting until ownership guidelines are met. AIR has the following minimum stock ownership requirements: CEO – lesser of five times base salary or 150,000 shares; President and General Counsel and CFO – lesser of five times base salary or 75,000 shares; and other executive officers – lesser of four times base salary or 25,000 shares. All NEOs who are currently employed with AIR meet these requirements.

✓

Includes double-trigger change in control provisions. Equity awards include “double trigger” provisions requiring both a change in control and a subsequent termination of employment (other than for cause) for accelerated vesting to occur.

✓	Uses an independent compensation consulting firm. The Committee engages an independent compensation consulting firm that specializes in the REIT and real estate industry.
✓

Maintains a claw back policy. In the event of a financial restatement resulting from misconduct by an executive, the claw back policy allows the Company to recoup incentive compensation paid to the executive based on the misstated financial information. The policy covers all forms of bonus, incentive, and equity compensation.

✓

Conducts a risk assessment. The Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

✓	Acts through an independent Compensation Committee. The Committee consists entirely of independent directors.

What AIR Does Not Do
X	Guarantee salary increases, bonuses or equity grants. The Company does not guarantee annual salary increases or bonuses. The Company makes no guaranteed commitments to grant equity-based awards.
X	Provide excise tax gross-up payments. The Company will not enter into contractual arrangements that include excise tax gross-up payments.
X

Reprice options. The Company has never repriced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the Company’s equity compensation plan without first obtaining approval from the stockholders of the Company.

X

Pay dividends or dividend equivalents on unearned performance shares. Performance share award agreements provide for the payment of dividends only if and after the shares are earned. Dividends, if any, accrue during the performance period and are paid once shares are earned.

X	Provide more than minimal personal benefits. AIR does not provide executives with more than minimal perquisites, such as reserved parking spaces.

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How the Committee determines the amount of target total compensation for executive officers

In addition to reviewing the performance of, and determining the compensation for, the CEO, the Committee also reviews the decisions made by the CEO as to the compensation of the other executive officers. Base salary, target STI, and target LTI are generally set near the median base salary, target STI, and target LTI for peer comparators.

How peer comparators are identified

The Committee considered enterprise Gross Asset Value (“GAV”), as reported by Green Street Advisors, to be an imprecise, but reasonable representation and useful reference point of the size or complexity of a real estate business and of the responsibilities of its leaders. In addition to GAV, the Committee also reviewed other factors, including gross revenues, number of properties, and number of employees, to determine if these factors provided any additional insight into the work and requirements of its leaders. Based on this analysis, we included as “peers” for 2022 compensation the following 20 real estate companies:

Peer Group

Agree Realty Corporation

Americold Realty Trust

Brixmor Property Group, Inc.

CubeSmart

Douglas Emmett, Inc.

EastGroup Properties, Inc.

Federal Realty Investment Trust

First Industrial Realty Trust, Inc.

Healthcare Realty Trust Incorporated

Kilroy Realty Corp.

Lamar Advertising Company

Life Storage, Inc.

National Retail Properties, Inc.

National Storage Affiliates Trust

Omega Healthcare Investors, Inc.

Park Hotels & Resorts, Inc.

Rexford Industrial Realty, Inc.

SL Green Realty Corp.

Spirit Realty Capital, Inc.

STAG Industrial, Inc.

At the time 2022 compensation targets were established, approximately half of these real estate companies had a larger GAV, and approximately half of these real estate companies had a smaller GAV, than AIR. Due to changes in GAV for AIR and its peers during 2021, Agree Realty Corporation , CubeSmart, EastGroup Properties, Inc., First Industrial Realty Trust, Inc., Healthcare Realty Trust Incorporated, Lamar Advertising Company, Life Storage, Inc., National Retail Properties, Inc., National Storage Affiliates Trust, Rexford Industrial Realty, Inc., SL Green Realty Capital, Inc., Spirit Realty Capital, Inc., and STAG Industrial, Inc. were added to the peer group for 2022 in replacement of American Campus Communities, Inc., American Homes 4 Rent, CyrusOne, Equity LifeStyle Properties Inc., Gaming and Leisure Properties Inc., Healthcare Trust of America, Hudson Pacific Properties, Inc., JBG Smith Properties, Kimco Realty, Macerich Company, MGM Growth Properties, Regency Centers Corporation, and Taubman Centers, Inc.

For Mr. Kimmel, whose position as President of Property Operations, does not have a good benchmark outside of the multi-family industry, we used a multi-family peer group for benchmarking his 2022 compensation, consisting of the following six multi-family real estate companies: AvalonBay Communities, Inc., Camden Property Trust, Essex Property Trust, Equity Residential, Mid-America Apartment Communities, Inc., and UDR, Inc.

Risk analysis of compensation programs

The Committee considers risk-related matters when making decisions with respect to executive compensation and has determined that neither our executive compensation program nor any of our non-executive compensation programs create risk-taking incentives that are reasonably likely to have a material adverse effect on the organization. Our compensation programs align management incentives with AIR’s long-term interests.

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AIR’s - Compensation Program Discourages Excessive Risk-Taking
Limits on STI. The compensation of executive officers and other teammates is not overly weighted toward STI. Moreover, STI is capped.

Use of LTI. LTI is included in target total compensation and typically vests over a period of four years. The vesting period encourages officers to focus on sustaining AIR’s long-term performance. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their target total compensation allocated to LTI. LTI is capped at two times target, or 200%, for the CEO, and 1.67 times target, or 167%, for the other NEOs.

Stock ownership guidelines and required holding periods after vesting. AIR’s stock ownership guidelines require all executive officers to hold a specified amount of AIR equity. Any executive officer who has not yet satisfied the stock ownership requirements for his or her position must retain LTI after its vesting until stock ownership requirements are met. These policies ensure each executive officer has a substantial amount of personal wealth tied to long-term holdings in AIR stock.

Shared performance metrics across the organization. A portion of 2022 STI for AIR NEOs was based upon our performance against its publicly communicated corporate goals, which were core to the long-term strategy of our business and are reviewed and approved by the Committee. One hundred percent of Mr. Considine’s 2022 STI, and up to 75% of the STI for the other NEOs, was based upon our performance against its corporate goals. In addition, having shared performance metrics across the organization reinforces our focus on a collegial and collaborative environment.

LTI based on TSR. A portion of 2022 LTI for all the NEOs was based on relative TSR. In general, the more senior level the officer, the greater the percentage of LTI that is based on relative TSR rather than time-vesting. One hundred percent of Mr. Considine’s LTI, and a substantial proportion of the LTI for the other NEOs, was based on relative TSR.

Multiple performance metrics. We had five corporate goals for 2022. In addition, through our performance management program, Managing AIR Performance, or MAP, which set and monitored performance objectives for every team member, each team member had several different individual performance goals that are set at the beginning of the year and approved by management. Each of the NEOs had an average of eight individual goals for 2022. Having multiple performance metrics inherently reduces excessive or unnecessary risk-taking, as incentive compensation is spread among a number of metrics rather than concentrated in a few.

Post-Employment Compensation and Employment and Severance Arrangements

401(k) Plan

We provide a 401(k) plan that is offered to all teammates. In 2022, we matched 25% of participant contributions to the extent of the first 4% of the participant’s eligible compensation. For 2022, the maximum match was $3,050, which was the amount matched for each of Messrs. Considine, Beldin, Kimmel, and Ms. Cohn’s 2022 401(k) contributions. We provided an additional discretionary match in the amount of $1,250 to all team members in 2022 for our achievement of greater than 125% on our 2022 corporate goals. We provided an additional discretionary match in the amount of $1,150 to all team members in 2021 for achievement of greater than 125% on our 2021 corporate goals.

Other than the 401(k) plan, we do not provide post-employment benefits. Additionally, we do not maintain a defined benefit pension plan, a supplemental executive retirement plan or any other similar arrangements.

Executive Employment Arrangements

2017 Employment Agreement. On December 21, 2017, Aimco entered into an employment agreement with Mr. Considine (the “2017 Employment Agreement”). The Committee at the time evaluated the terms of the 2017 Employment Agreement in comparison to those of the CEOs of Aimco’s peers and other comparable companies. The 2017 Employment Agreement was for a two-year term. On December 19, 2019, the Committee extended the term of the 2017 Employment Agreement for an additional two years, from January 1, 2020, through December 31, 2021.

The remaining terms and conditions of the 2017 Employment Agreement remained unchanged. On December 15, 2020, Mr. Considine and Aimco amended the 2017 Employment Agreement to provide that references to the “Company” in the 2017 Employment Agreement would be to AIR (rather than Aimco) following the Separation.

On October 29, 2021, AIR and AIR’s chief executive officer, Terry Considine, entered into an amendment to Mr. Considine’s 2017 Employment Agreement pursuant to which the term of his employment under the agreement was extended by an additional year, through December 31, 2022. Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation for 2021 and 2022 if G&A expenses, net of reimbursement, exceed 15 basis

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points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to maintain investment in other corporate costs while also meeting a goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or makeup of any sort.

On December 31, 2022, AIR and AIR’s chief executive officer, Terry Considine, entered into an amendment to Mr. Considine’s 2017 Employment Agreement pursuant to which the term of his employment under the agreement was extended by an additional year, through December 31, 2023.

The 2017 Employment Agreement provides for a base salary of $700,000, subject to future increase. Mr. Considine also continues to be eligible to participate in AIR’s performance-based incentive compensation plan with a target annual short-term incentive award opportunity of not less than $1.4 million (the “Target STI”), and a target long-term incentive award opportunity of not less than $4.025 million, both subject to future increase.

Pursuant to the 2017 Employment Agreement, upon termination of Mr. Considine’s employment by AIR without cause, or by Mr. Considine for good reason, Mr. Considine is generally entitled to: (a) a lump sum cash payment equal to the sum of (i) three times the sum of his base salary at the time of termination, and (ii) the Target STI; (b) any short-term incentive bonus earned but unpaid for a prior fiscal year (the “Prior Year STI”); (c) a pro-rata portion of the short-term incentive bonus he would have earned for the year in which the termination occurs, based on the actual achievement of the applicable performance targets (the “Pro Rata STI”); and (d) immediate and full acceleration of any outstanding unvested equity awards, with all outstanding stock options (including options previously vested) remaining exercisable until the expiration of the applicable option term. In the event of Mr. Considine’s retirement, Mr. Considine will be entitled to: (a) the Prior Year STI; (b) the Pro Rata STI; and (c) accelerated vesting of outstanding and unvested equity awards, if any, that vest solely on a time basis and continued vesting of all outstanding unvested equity awards that vest based on the achievement of performance targets according to actual achievement of the applicable performance targets. If Mr. Considine’s employment is terminated for reason of disability, Mr. Considine will be entitled to: (a) three times the sum of his base salary at the time of termination; provided that this amount will be offset by any income replacement Mr. Considine receives under the Company’s long-term disability insurance plan); (b) the Pro Rata STI; and (c) all outstanding equity awards will become immediately and fully vested and be treated in accordance with the terms of the applicable award agreement. If Mr. Considine’s employment is terminated due to his death, Mr. Considine’s estate will receive payment of any earned but unpaid base salary and vested accrued benefits, the Prior Year STI, and the Pro Rata STI, and all outstanding equity awards will become immediately and fully vested and be treated in accordance with the terms of the applicable award agreement.

Under the 2017 Employment Agreement, Mr. Considine is not entitled to any additional or special payments upon the occurrence of a change in control.

In the event payments to Mr. Considine are subject to the excise tax imposed by Section 4999 of the Code, the payments will be either (a) delivered in full, or (b) delivered as to such lesser extent that would result in no portion of such payments being subject to the excise tax, whichever results in the receipt by Mr. Considine of the greater amount on an after-tax basis.

The 2017 Employment Agreement also contains customary confidentiality provisions, a limited mutual non-disparagement provision, and non-competition, non-solicitation, and no-hire provisions.

In addition, as part of the Separation AIR and Aimco entered into the Employee Matters Agreement, which provides that Mr. Considine will continue to serve Aimco with specific responsibilities during 2021 and 2022 to support the establishment and growth of the Aimco business, reporting directly to the Aimco board of directors and in connection with such role at Aimco, Mr. Considine proposed, and the Compensation and Human Resources Committee agreed, that to the extent he receives compensation directly from Aimco, compensation paid to him by AIR in relation to his role as CEO of AIR will be reduced in a manner to ensure that his combined aggregate annual compensation paid from both companies will not exceed his annual compensation prior to the Separation. On February 13, 2023, Mr. Considine resigned as a member of the Aimco Board, having completed his undertaking to support the establishment and growth of Aimco as an independent business.

None of Messrs. Beldin, Kimmel, McGrath, or Ms. Cohn has an employment agreement.

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Executive Severance Arrangements

Executive Severance Policy. In connection with the Separation, AIR adopted the Apartment Income REIT Corp. Executive Severance Policy (the “Executive Severance Policy”). The Executive Severance Policy supersedes and replaces any employment agreement or other plan, policy or practice involving the payment of severance benefits to participants under the Executive Severance Policy. The Company’s Presidents, Executive Vice Presidents, as determined on the records of the Company and any other entities through which the operations of the Company are conducted, are eligible to participate in the Executive Severance Policy. Each of Messrs. Beldin, Kimmel, and McGrath and Ms. Cohn are participants under the Executive Severance Policy; however, the Chief Executive Officer, Mr. Considine, is not a participant under the Executive Severance Policy.

The Executive Severance Policy provides that if the Company terminates a participant’s employment without “Cause,” or if the participant terminates his or her employment for “Good Reason” (each as defined in the Executive Severance Policy), then the participant will be eligible to receive the following benefits:

•a lump sum payment equal to the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the participant in the most recent three years; and

•18 months of continued health benefits coverage at the Company’s expense.

The vesting and exercise of any equity awards held by a participant on the date of termination will be determined in accordance with the applicable incentive plan and award agreement.

Pursuant to the terms of the Executive Severance Policy, if the Company terminates a participant’s employment without Cause, or if the participant terminates his or her employment for Good Reason, in either case, within the period commencing six months prior to and ending 12 months following a “Change in Control” (as defined in the Executive Severance Policy), then in lieu of the severance benefits described above the participant will be eligible to receive the following benefits:

•a lump sum payment equal to two times the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the Eligible Executive in the most recent three years

•18 months of continued health benefits coverage at the Company’s expense and

•100% accelerated vesting of any unvested equity awards then-held by the participant.

The Executive Severance Policy provides that if the employment of the participant is terminated by reason of the participant’s death or disability, then the participant will be eligible to receive a pro-rated bonus for the year of termination. In addition, the vesting and exercise of any equity awards held by the participant at the time of his or her death or disability will be determined in accordance with the applicable incentive plan and award agreement.

In the event that any payment or benefit payable to a participant under the Executive Severance Policy would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to the participant. The Executive Severance Policy does not provide for any excise tax or other tax “gross-up” payment.

All severance payments and benefits under the Executive Severance Policy are subject to applicable withholding obligations, the participant’s execution and non-revocation of a release of claims, and compliance with certain non-competition, non-disclosure and non-solicitation covenants set forth in a restrictive covenant agreement that is appropriate for the participant’s position.

The Executive Severance Policy will remain in effect, subject to amendment, until terminated by the Board. The Board may terminate or amend the Executive Severance Policy at any time, so long as at least 90 days’ prior notice is provided to any participant if the termination or amendment of the Executive Severance Policy would materially or adversely affect the rights of the participant.

Non-Competition and Non-Solicitation Agreements

Effective in January 2002 for Mr. Considine, and in connection with their employment or promotions by the Company for Messrs. Beldin and Kimmel and Ms. Cohn, the Company entered into certain non-competition and non-solicitation agreements with each executive. Mr. Considine’s 2002 non-competition and non-solicitation agreement was replaced by his 2008

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and 2017 Employment Agreements. Pursuant to these agreements, each of these NEOs agreed that during the term of his or her employment with the Company and for a period of two years following the termination of his or her employment, except in circumstances where there is a change in control of the Company, he or she will not (i) be employed by a competitor of the Company named on a schedule to the agreement, (ii) solicit other employees to leave the Company’s employment, or (iii) solicit customers of AIR to terminate their relationship with the Company. The agreements further require that the NEOs protect trade secrets and confidential information. For Messrs. Beldin and Kimmel and Ms. Cohn, the agreements provide that in order to enforce the above-noted non-competition condition following the executive’s termination of employment by the Company without cause, each such executive will receive, for a period not to extend beyond the earlier of 24 months following such termination or the date of acceptance of employment with a non-competitor, (i) non-compete payments in an amount, if any, to be determined by the Company in its sole discretion and (ii) a monthly payment equal to two-thirds of such executive’s monthly base salary at the time of termination. For purposes of these agreements, “cause” is defined to mean, among other things, the executive’s (i) breach of the agreement, (ii) failure to perform required employment services, (iii) misappropriation of Company funds or property, (iv) conviction, plea of guilty, or plea of no contest to a crime involving fraud or moral turpitude, or (v) negligence, fraud, breach of fiduciary duty, misconduct or violation of law.

Equity Award Agreements

Double Trigger Vesting Upon Change in Control. The award agreements pursuant to which restricted stock, LTIP Unit, or stock option awards have been granted to Messrs. Considine, Beldin and Kimmel, and Ms. Cohn, as applicable, provide that if (i) a change in control occurs and (ii) the executive’s employment with the Company is terminated either by the Company without cause or by the executive for good reason, in either case, within 12 months following the change in control, then (a) for time-based options or restricted stock, all outstanding shares of restricted stock or unvested stock options shall become immediately and fully vested and exercisable, and all vested options will remain exercisable for the remainder of the term of the option, and (b) for performance-based options, restricted stock and/or LTIP Unit awards, shares, unvested options and/or units will vest based on the higher of actual or target performance through the truncated performance period ending on the date of the change in control, and all vested options will remain exercisable for the remainder of the term of the option.

Accelerated Vesting Upon Termination of Employment Due to Death or Disability. Pursuant to the 2017 Employment Agreement, as set forth above, if Mr. Considine’s employment is terminated due to his death or disability, and all outstanding equity awards will become immediately and fully vested and be treated in accordance with the terms of the applicable award agreement. The award agreements pursuant to which restricted stock, LTIP Unit or stock option awards have been granted to Messrs. Considine, Beldin and Kimmel and Ms. Cohn, as applicable, provide that upon a termination of employment due to death or disability, then (a) for time-based options or restricted stock, all outstanding shares of restricted stock or unvested stock options shall become immediately and fully vested and exercisable, and all vested options will remain exercisable for the remainder of the term of the option, and (b) for performance-based options, restricted stock or LTIP Unit awards, shares, unvested options and/or units will vest based on the higher of actual or target performance through the date of termination, and all vested options will remain exercisable for the remainder of the term of the option.

Other Benefits; Perquisite Philosophy

Our executive officer benefit programs are substantially the same as for all other eligible officers and employees. AIR does not provide executives with more than minimal perquisites, such as reserved parking places.

Stock Ownership Guidelines and Required Holding Periods After Vesting

We believe that it is in the best interest of our stockholders for our executive officers to own AIR stock. Every year, the Committee and Mr. Considine review AIR’s stock ownership guidelines, each executive officer’s holdings in light of the stock ownership guidelines, and each executive officer’s accumulated realized and unrealized stock option and restricted stock gains.

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Equity ownership guidelines for all executive officers are determined as a minimum of the lesser of a multiple of the executive’s base salary or a fixed number of shares. The Committee and management have established the following stock ownership guidelines for AIR’s executive officers:

Officer Position	Ownership Target
Chief Executive Officer	Lesser of 5x base salary or 150,000 shares
President & General Counsel	Lesser of 5x base salary or 75,000 shares
Chief Financial Officer	Lesser of 5x base salary or 75,000 shares
Other Executive Officers	Lesser of 4x base salary or 25,000 shares

Any executive officer who has not satisfied the stock ownership guidelines must, until the stock ownership guidelines are satisfied, hold 50% of any restricted stock that vests, after deduction of restricted stock sold for payment of income taxes related to the vesting for at least three years from the date of vesting, and hold shares equal to 50% of (i) the value realized upon option exercises less (ii) related income taxes for at least three years from the date of exercise.

Each of Messrs. Considine, Beldin, Kimmel and Ms. Cohn exceeded the ownership targets established in our stock ownership guidelines as of February 25, 2023. Mr. McGrath does not yet have ownership consistent with the guidelines.

Role of Outside Consultants

The Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist the Committee. In 2022, the Committee engaged FPL Associates, L.P. (“FPL”) to review our executive compensation plan. FPL did not provide other services to AIR. The Committee instructed FPL to compile and provide data on both total pay and individual elements of compensation among companies in the peer groups, as well as trends in compensation practices that they observed within the peer groups and generally among public companies. The Committee has assessed the independence of FPL pursuant to SEC rules and has concluded that FPL is independent.

Base Salary, Incentive Compensation, and Equity Grant Practices

Base salary adjustments typically take effect on January 1. The Committee (for Mr. Considine) and Mr. Considine, in consultation with the Committee (for the other executive officers), determine incentive compensation in late January or early February. STI is typically paid in February or March.

With respect to LTI, the Committee sets the grant date for restricted stock, LTIP Unit, and stock option grants. The Committee sets grant dates at the time of its final compensation determination, generally in late January or early February. The date of determination and date of award are not selected based on share price. In the case of new-hire packages that include equity awards, grants are made on the employee’s start date or on a date designated in advance based on the passage of a specific number of days after the employee’s start date. For non-executive officers, the Committee has delegated the authority to make equity awards, up to certain limits, to the Chief Financial Officer (Mr. Beldin) and/or Corporate Secretary (Ms. Cohn). The Committee and Mr. Beldin and Ms. Cohn time grants without regard to the share price or the timing of the release of material non-public information and do not time grants for the purpose of affecting the value of executive compensation.

2023 Compensation Targets

Based on comparison to compensation paid to CEOs at our peers, the Committee set Mr. Considine’s target total compensation (base compensation, STI and LTI) for 2023 at $8 million, with all but $100,000 of the increase in Mr. Considine’s compensation comprised of STI and LTI awards that may be earned based solely on Mr. Considine’s and the Company’s performance. Mr. Considine, in consultation with the Committee, set target total compensation (base compensation, STI, and LTI) for 2023 for the other NEOs as follows: Mr. Beldin — $1.07 million; Ms. Cohn — $2.4 million; and Mr. Kimmel — $2 million. Mr. McGrath’s 2023 target compensation is based on the same transaction-based formula as for 2022, with a refundable draw of $600,000 and earnings tied to acquisitions and dispositions as described above.

AIR’s and individual performance will determine the amounts paid for 2023 STI. For Mr. Considine’s STI, 50% will be measured based on Company performance and 50% will be measured based on his individual goals,

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which include multiple expansion, senior leadership development, and investor relations. STI will be paid in cash or equity. The time-based LTI granted to Ms. Cohn and Messrs. Beldin and Kimmel on January 30, 2023, was in the form of restricted stock. Time-based equity vests 25% on each anniversary of the grant date, subject to continued service. The performance-based LTI granted to Ms. Cohn and Messrs. Considine, Beldin, and Kimmel on January 31, 2023, was in the form of performance based restricted stock and LTIP II Units. Performance-based LTI vests based on AIR’s total shareholder return compared to specified indices and more directly against peer performance. STI that is ultimately earned and LTI awards that ultimately vest may be less than, or in excess of, these target amounts.

Mr. McGrath receives a refundable draw of $600,000 and investment-based compensation credited against the draw (and subject to forfeiture if investments sufficient to earn the draw are not consummated). Mr. McGrath may also earn additional amounts based on investments as described above.

In connection with setting Mr. Considine’s target total compensation, the Committee waived Mr. Considine’s previous commitment to reduce his compensation if net G&A expenses exceeded 15bps of GAV and instead incorporated that goal into the Company’s KPI to incentivize efficiency among the entire team.

Accounting Treatment and Tax Deductibility of Executive Compensation

The Committee, and the AIR Committee following the Separation, generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under FASB ASC Topic 718. Section 162(m) of the Code was amended on December 22, 2017, by the Tax Cuts and Jobs Act (the “Tax Act”). Under the Tax Act, Section 162(m) applies to each employee who serves as the principal executive officer or principal financial officer during the taxable year, each other employee who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee for any preceding taxable year beginning after December 31, 2016. The Tax Act also eliminated the performance-based compensation exception with respect to tax years beginning after December 31, 2017, but includes a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and not materially modified after that date. AIR will continue to award, compensation as it considers appropriate that does not qualify for deductibility under Section 162(m) of the Code.

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Compensation and Human Resources Committee Report to Stockholders

The Compensation and Human Resources Committee (the “Committee”) held six meetings during the year ended December 31, 2022. The AIR Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the AIR Compensation and Human Resources Committee, the AIR Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this filing.

Date: February 25, 2023

THOMAS N. BOHJALIAN
KRISTIN FINNEY-COOKE
THOMAS L. KELTNER
DEVIN I. MURPHY
MARGARITA PALÁU-HERNÁNDEZ
JOHN DINHA RAYIS (CHAIRMAN)
ANN SPERLING
NINA A. TRAN

The above report will not be deemed to be incorporated by reference into any filing by AIR under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that AIR specifically incorporates the same by reference.

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Summary Compensation Table

The table below summarizes the compensation attributable to the principal executive officer, principal financial officer, and the three other most highly compensated executives in 2022, for the years 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Terry Considine — Chief Executive Officer	2022(5)	400,000(5)	—	3,400,008(5)(6)	—	1,611,720(5)	4,300	5,416,020(5)(7)
	2021(5)	—(7)	—	3,400,000	—	(354,360)(7)	2,900	3,048,540(7)
	2020	700,000	—	4,300,006	—	1,800,000	2,850	6,802,856

Paul L. Beldin — Executive Vice President and Chief Financial Officer	2022	450,000	—	401,913(9)	—	314,331	4,300	1,170,544
	2021	450,000	—	393,547	—	339,475	2,900	1,185,922
	2020	450,000	250,000(8)	309,027	61,671	250,000	2,850	1,323,548

Lisa R. Cohn — President, General Counsel and Secretary	2022	450,000	—	1,194,658(10)	—	719,029	4,300	2,367,987
	2021	450,000	—	1,169,864	—	781,220	2,900	2,403,984
	2020	450,000	550,000(8)	955,356	146,667	687,500	2,850	2,792,373

Keith M. Kimmel — President of Property Operations	2022	450,000	—	814,576(11)	—	666,163	4,300	1,935,039
	2021	450,000	—	797,626	—	747,700	2,900	1,998,226
	2020	450,000	125,000(8)	752,070	—	500,000	2,850	1,829,920

John McGrath — Executive Vice President, Co-Chief Investment Officer, Chairman of the Investment Committee	2022	600,000(12)	—	—	—	1,548,770(12)	392,250(13)	2,539,770

(1)This column represents the aggregate grant date fair value of stock awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2022, refer to the Share-Based Compensation footnote to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022.

The amounts shown in this column for 2022 include the grant date fair value of the performance-based restricted stock awards or performance-based LTIP II Unit awards, as applicable, granted in 2022 based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $11.59 per LTIP II Unit as to Mr. Considine’s performance-based LTI award, $58.57 per share for the performance-based restricted stock awards granted to each of Messrs. Beldin and Kimmel, and Ms. Cohn that are based on relative TSR Performance. The grant date fair value of the performance-based LTIP II Unit award assuming achievement at the maximum level of performance, is $6,800,016 for Mr. Considine. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $554,892 for Mr. Beldin, $1,649,448 for Ms. Cohn, and $1,124,662 for Mr. Kimmel.

(2)This column represents the aggregate grant date fair value of the option awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2022, refer to the Share-Based Compensation Note 10 to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022.

The amounts shown in this column for 2020 include the grant date fair value of the performance-based stock options granted in 2020 based on the probable outcome of the performance condition to which such option is subject, which was calculated by a third-party consultant using a Monte Carlo valuation model. Based on the foregoing, the grant date fair value is $8.15 per underlying share of the options. The grant date fair value of the options, assuming achievement at the maximum level of performance, is $123,342 for Mr. Beldin, and $293,335 for Ms. Cohn.

(3)For 2022, the amounts shown for Messrs. Considine, Beldin, and Kimmel, and Ms. Cohn represent the 2022 STI amounts that were paid on February 22, 2023. For 2022, the amounts shown for Mr. McGrath represents cash compensation earned on transactions, including his portion of the transaction team profit as described in footnote 12.

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(4)Includes discretionary matching contributions under AIR’s 401(k) plan for everyone besides Mr. McGrath. For Mr. McGrath the amount represents the portion of his compensation that is deferred as described in footnote 11.

(5)The amounts shown for Mr. Considine reflect his voluntary reduction of his compensation to offset the compensation he received directly from Aimco. For 2022, Mr. Considine’s: base compensation was $400,000, reduced by him from $700,000; STI target was $1,200,000, reduced by him from $1,800,000; LTI target was $3,400,000, reduced by him from $4,300,000. For 2021, Mr. Considine similarly voluntarily reduced his compensation to offset the compensation received directly from Aimco, and he further voluntarily reduced his compensation as described in note 7.

(6)Mr. Considine’s 2022 LTI award consists of 293,357 performance-based LTIP II Units (at target) for the forward looking, three-year performance period from January 1, 2022, through December 31, 2024, with the number of units earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(7)As described above, in 2021, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to maintain investment in other corporate costs while also meeting a goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or makeup of any sort. Consistent with this commitment, for 2021, Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360. In 2022, AIR’s net G&A expenses were below 15 basis points of gross asset value. Accordingly, Mr. Considine did not forfeit any compensation for 2022.

(8)Mr. Considine awarded a discretionary cash award to each of Messrs. Beldin, Kimmel, and Ms. Cohn for their significant contributions in connection with the Separation.

(9)Equity awards for Mr. Beldin in 2022 include a 2022 LTI award consisting of the following: (i) 2,369 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 4,737 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2022, through December 31, 2024, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(10)Equity awards for Ms. Cohn in 2022 include a 2022 LTI award consisting of the following: (i) 7,041 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 14,081 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2022, through December 31, 2024, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(11)Equity awards for Mr. Kimmel in 2022 include a 2022 LTI award consisting of the following: (i) 4,801 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 9,601 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2022, through December 31, 2024, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(12)Mr. McGrath is responsible for AIR portfolio management and leads the AIR investment team. Mr. McGrath and other senior members of the investment team are compensated based on (i) the amount of new investments made and their performance over three years, (ii) the amount of property sales, and (iii) the profitability of the investment team as a profit center. Mr. McGrath earns 15 basis points on purchases originated by him. Two thirds (or ten basis points) is payable in cash and one third (or five basis points) is deferred and is payable in three equal annual installments, which are subject to reduction should the performance of the investments be less than the underwriting expectations on which the investment decision was based. Management has flexibility to consider whether any underperformance was due to factors outside the control of the underwriter, e.g., the shutdown of the economy in 2020. The deferred amount bears interest at the same rate as AIR’s revolving credit facility. Mr. McGrath also earns 10 basis points on property sales. Finally, Mr. McGrath earns a participation in the profitability of the investment team which he leads. The investment team is considered as a profit center with revenues based on investments originated (30 basis points) and properties sold (15 basis points), and expenses based on related costs such as travel and staffing, support costs including an allocation of corporate overhead, and the costs of abandoned pursuits. Two-thirds of investment team profits is payable in cash and one-third is deferred and is subject to reduction based on the performance of the investments made. Mr. McGrath determines the allocation of team profits to his teammates. His determination and the amount allocated to Mr. McGrath are decided by Mr. Considine and Ms. Cohn, subject to the oversight of the Compensation Committee of the Board. Mr. McGrath also receives a refundable draw of $600,000 repayable from the first cash earned by him.

(13)For Mr. McGrath the amount represents the portion of his compensation that is deferred as described in footnote 12.

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Grants of Plan-Based Awards in 2022

The following table provides details regarding plan-based awards granted to the NEOs during the year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards Number of Securities Underlying Options			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Threshold (#)	Target (#)	Maximum (#)
Terry Considine	2/1/22	600,000	1,200,000	2,400,000
	2/1/22				146,679	293,357	586,714						3,400,000
Paul L. Beldin	2/1/22	125,000	250,000	500,000
	2/1/22							2,369					124,467
	2/1/22				2,369	4,737	9,474						277,446
Lisa R. Cohn	2/1/22	275,000	550,000	1,100,000
	2/1/22							7,041					369,934
	2/1/22				7,041	14,081	28,162						824,724
Keith M. Kimmel	2/1/22	250,000	500,000	1,000,000
	2/1/22							4,801					252,245
	2/1/22				4,801	9,601	19,202						562,331
John McGrath	2/1/22	—	1,600,000(5)	—
	2/1/22							—					—
	2/1/22				—	—	—						—

(1)On February 1, 2022, the Committee made determinations of target total incentive compensation for 2022 based on achievement of our five corporate goals for 2023, and achievement of specific individual objectives. Target total incentive compensation amounts were as follows: Mr. Considine — $4.6 million (which amount reflects Mr. Considine’s voluntary reduction for the portion of his compensation being paid by Aimco); Mr. Beldin — $620,000; Ms. Cohn — $1.65 million; Mr. Kimmel — $1.25 million. The awards in this column indicate the 2022 STI portion of these target total incentive amounts — at threshold, target, and maximum performance levels. The actual 2022 STI awards earned by each of Messrs. Considine, Beldin, Kimmel, McGrath, and Ms. Cohn are as disclosed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” See the discussion above under “CD&A — Total Compensation for 2022 — Short-Term Incentive Compensation for 2022.”

(2)For each of Messrs. Considine, Beldin, and Kimmel, and Ms. Cohn, the amounts in this column include the number of shares underlying performance- based LTIP II Units (in the case of Mr. Considine) or performance-based restricted stock (in the case of Messrs. Beldin, and Kimmel and Ms. Cohn) granted on February 1, 2022, pursuant to their 2022 LTI award that may be earned — at threshold, target and maximum performance levels — based on relative TSR (60% of each award is based on AIR’s TSR relative to the NAREIT Equity Apartments Index and 40% of each award is based on AIR’s TSR relative to the MSCI US REIT Index) over a three-year period from January 1, 2022, to December 31, 2024, with the number of units or shares earned, if any, vesting 50% on the later of the third anniversary of the grant date or the date on which performance is determined (but no later than March 15, 2025), and 50% on the fourth anniversary of the grant date.

(3)The amounts in this column reflect the number of shares of time-based restricted stock granted pursuant to the 2022 LTI award, vesting 25% on each anniversary of the grant date. The number of shares of restricted stock was determined based on the five trading days up to and including the grant date, or $52.08.

(4)This column represents the aggregate grant date fair value of equity awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to the Share-Based Compensation footnote to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022. The amounts shown in this column include the grant date fair value of the performance-based restricted stock awards or LTIP II Unit awards, as applicable, based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $11.59 per LTIP II Unit as to Mr. Considine’s performance-based LTI award, $58.57 per share for the performance-based restricted stock awards granted to each of Messrs. Beldin and Kimmel, and Ms. Cohn that are based on relative TSR performance. The grant date fair value of the performance-based LTIP II Unit award, assuming achievement at the maximum level of performance, is $6,800,000 for Mr. Considine. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $554,892 for Mr. Beldin, $1,649,448 for Ms. Cohn, and $1,124,661 for Mr. Kimmel.

(5)Mr. McGrath has no target compensation. His compensation is based on transactions. Using AIR’s 2021 transactions as an example, and assuming all such transactions were attributable to Mr. McGrath, the target amount is the $1,600,000 shown above. This is a hypothetical number shown for purposes of the disclosure requirements of this table. It is perhaps more appropriate to say Mr. McGrath’s target compensation is zero, as AIR does not budget for or provide guidance on transactions.

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Outstanding Equity Awards at Fiscal Year-End 2022

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2022, for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $34.31 per share (the closing market price of AIR’s Common Stock on the New York Stock Exchange on December 30, 2022).

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Terry Considine	127,217	(2)				39.00	1/31/2027				146,679	(3)	—(3)
	384,809	(4)				34.28	1/26/2026				254,873	(5)	—(5)
	238,530	(6)				34.56	2/12/2025	416,241	(7)	—(8)
								85,287	(8)	—(8)
Paul L. Beldin			6.227	(9)		47.14	1/28/2030				4,737	(10)	162,526
			—	(12)		39.00	1/31/2027				6,303	(11)	216,256
	3,160	(12)	—	(14)		34.28	1/26/2026	2,845	(13)	97,612
	18,109	(14)						2,369	(15)	81,280
								2,364	(16)	81,109
								1,152	(17)	39,525
								640	(18)	21,958
								1,229	(19)	42,167
Lisa R. Cohn			14,808(9)			47.14	1/28/2030				14,081	(10)	483,119
											18,737	(11)	642,866
								9,018	(13)	309,408
								7,014	(15)	241,577
								7,026	(16)	241,062
								3,424	(17)	117,477
								1,904	(18)	65,326
								3,655	(19)	125,403
Keith M. Kimmel	14,588	(4)				34.28	1/26/2026				9,601	(10)	329,410
											12,775	(11)	438,310
								7,686	(13)	263,707
								4,801	(15)	164,722
								4,791	(16)	164,379
								2,335	(17)	80,114
								1,255	(18)	43,059
								2,409	(19)	82,653
John McGrath	—		—		—			—		—	—		—

(1)Effective December 15, 2020, in connection with the Separation, the executive officers received a share or partnership unit of AIR for every share or partnership unit of Aimco, and both stock options and partnership units were adjusted to preserve their pre-Separation value. The amounts in this table reflect only the AIR awards, and, in the case of stock options, the post-Separation exercise price. Amounts reflect the number of shares subject to the award that have not vested multiplied by the market value of $34.31 per share, which was the closing market price of AIR’s Common Stock on December 31, 2022.

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(2)This option was granted on January 31, 2017. The amount shown in the table represents the portion of the award that was earned based on Aimco relative TSR performance for the three-year performance period from January 1, 2017, through December 31, 2019, of which 50% vested on January 31, 2020, and the remaining 50% vested on January 31, 2021.

(3)This performance-based LTIP II Unit award was granted on February 1, 2022, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at threshold. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the closing price of AIR’s Common Stock on the date of the grant which was $52.54. Because this value assumes a December 31, 2022, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. At December 31, 2022, AIR’s closing price was $34.31 and the conversion price per LTIP II is $52.54, therefore no value is shown in the table above.

(4)This option was granted on January 26, 2016. The amount shown in the table represents the portion of the award that was earned based on Aimco relative TSR performance for the three-year performance period from January 1, 2016, through December 31, 2018, of which 50% vested on January 26, 2019, and the remaining 50% vested on January 26, 2020.

(5)This performance-based LTIP II Unit award was granted on January 25, 2021, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at threshold. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the closing price of AIR’s Common Stock on the date of the grant which was $39.21. Because this value assumes a December 31, 2022, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. At December 31, 2022, AIR’s closing price was $34.31 and the conversion price per LTIP II is $39.21, therefore no value is shown in the table above.

(6)This option was granted on February 12, 2015, and vested 25% on each anniversary of the grant date.

(7)This performance-based LTIP II Unit award was granted on January 28, 2020, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price of $47.14. Because this value assumes a December 31, 2022, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. At December 31, 2022, AIR’s closing price was $34.31 and the conversion price per LTIP II is $47.14, therefore no value is shown in the table above.

(8)This performance-based LTIP II Unit award was granted on January 29, 2019, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price of $43.58. Because this value assumes a December 31, 2022, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. At December 31, 2022, AIR’s closing price was $34.31 and the conversion price per LTIP II is $43.58, therefore no value is shown in the table above.

(9)This option was granted on January 28, 2020 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward-looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table represents the portion of the award that was earned based on relative TSR performance.

(10)This performance-based restricted stock award was granted on February 1, 2022 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at threshold.

(11)This performance-based restricted stock award was granted on January 25, 2021 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at threshold.

(12)This option was granted on January 31, 2017. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2017, through December 31, 2019, of which 50% vested on January 31, 2020, and the remaining 50% vested on January 31, 2022.

(13)This performance-based restricted stock award was granted on January 28, 2020 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table represents the portion of the award that was earned based on relative TSR performance.

(14)This option was granted on January 26, 2016. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2016, through December 31, 2018, of which 50% vested on January 26, 2019, 37.5% vested on January 26, 2020, and 12.5% vested on January 26, 2022.

(15)This restricted stock award was granted on February 1, 2022, and vests 25% on each anniversary of the grant date.

(16)This restricted stock award was granted on January 25, 2021, and vests 25% on each anniversary of the grant date.

(17)This restricted stock award was granted on January 28, 2020, and vests 25% on each anniversary of the grant date.

(18)This restricted stock award was granted on January 29, 2019, and vests 25% on each anniversary of the grant date.

(19)This performance-based restricted stock award was granted on January 29, 2019, and, subject to achievement of relative TSR metrics, vests 50% following the end of the three-year forward-looking performance period and 50% on the fourth anniversary of the grant date.

2023 Proxy Statement  83

Option Exercises and Stock Vested in 2022

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during the year ended December 31, 2022, for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Terry Considine	—	—	332,909(3)	$6,209,935
Paul L. Beldin	—	—	32,935	$1,722,156
Lisa R. Cohn	—	—	25,981	$1,357,262
Keith M. Kimmel	—	—	17,729	$926,174
John McGrath	—	—	—	—

(1)Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)Amounts reflect the closing market price of AIR’s Common Stock on the day the equity instrument vested. The closing price was $51.54 on January 25, 2022, $51.58 on January 26, 2022, $52.31 on January 28, 2022, $52.31 on January 29, 2022, $52.31 on January 30, 2022, and $52.82 on January 31, 2022.

(3)This is comprised of 41,007 LTIP I Units and 291,902 LTIP II Units. Had those LTIP II Units been converted on the date of vesting, the LTIP II Units value would have been $4,064,859; however, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. Once vested and until the 10-year anniversary of the grant date, the LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price.

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Potential Payments Upon Termination or Change in Control

The NEOs are entitled to certain severance payments and benefits upon a qualifying termination of employment or, in the case of a change in control, double trigger accelerated vesting of equity awards in the event of a qualifying termination of employment that occurs within one year following a change in control. The terms of these arrangements are described under “CD&A — Post-Employment Compensation and Employment and Severance Arrangements — Executive Employment Arrangements, Executive Severance Arrangements and Equity Award Agreements” above.

In the table that follows, potential payments and other benefits payable upon termination of employment and change in control situations are set out as if the conditions for payments had occurred and/or the terminations took place on December 31, 2022. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts that could be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEOs’ separation from AIR. The following table summarizes the potential payments under various scenarios if they had occurred on December 31, 2022.

	Value of Accelerated Stock and Stock Options ($)(1)					Severance ($)
Name	Change in Control Only	Double Trigger Change in Control	Death or Disability	Termination Without Cause	Termination For Good Reason	Death	Disability		Termination Without Cause		Termination For Good Reason		Termination Without Cause or For Good Reason in Connection with a Change in Control		Non- Compete Payments ($)(2)
Terry Considine	—	—	—	—	—	—	3,929,700	(3)(4)	3,929,700	(3)(4)	3,929,700	(3)(4)	3,929,700	(3)(4)	—
Paul L. Beldin	—	202,488	202,488	—	—	—	314,331	(5)	793,234	(6)	793,234	(6)	1,543,646	(7)	600,000
Lisa R. Cohn	—	668,696	668,696	—	—	—	719,029	(5)	1,209,069	(6)	1,209,069	(6)	2,377,268	(7)	600,000
Keith M. Kimmel	—	633,900	633,900	—	—	—	666,163	(5)	1,106.917	(6)	1,106.917	(6)	2,170,732	(7)	600,000
John McGrath	—	—	—	—	—	—	1,548,770		643,101		643,101		1,243,101	(8)	—

(1)Amounts reflect value of accelerated restricted stock, LTIP I Units, LTIP II Units and options using the closing market price of AIR’s Common Stock on December 31, 2022, of $34.31 per share. For purposes of this table, the value of restricted stock and LTIP I Units is based on the closing market price and the value of LTIP II Units and options is based on the difference between the closing market price and the conversion or exercise price, as applicable. At December 31, 2022, AIR’s closing price was $34.31 and the conversion price per LTIP II is $52.54 for grants made on February 1, 2022, $39.21 for grants made on January 25, 2021, $47.14 for grants made on January 28, 2022, and $43.58 for grants made on January 29, 2019, therefore no value is shown in the table above. Specifically, Mr. Considine’s LTIP II awards had no value as of December 31, 2022, accordingly no value is shown above. This does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. Once vested and until the 10-year anniversary of the grant date, the LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price.

(2)Amounts assume the agreements were enforced by AIR and that non-compete payments in an aggregate amount equal to two-thirds of the executive’s monthly base salary would be payable for 24 months following the executive’s termination of employment by AIR without cause.

(3)Amount does not reflect the offset for long-term disability benefit payments in the case of a qualifying disability under AIR’s long-term disability insurance plan.

(4)Amount consists of (i) a lump sum cash payment equal to the sum of (a) three times the sum of Mr. Considine’s base salary, or $2.1 million, and (b) Mr. Considine’s 2022 target STI of $1.8 million, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $29,700, as payable pursuant to the terms of Mr. Considine’s employment agreement with AIR.

(5)Amount consists of a lump sum cash payment equal to the amount of 2022 STI paid, as payable pursuant to the Executive Severance Policy

(6)Amount consists of (i) a lump sum cash payment equal to the sum of base salary and the average of the amount of STI paid for the previous three years, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $42,473, as payable pursuant to the Executive Severance Policy.

(7)Amount consists of (i) a lump sum cash payment equal to two times the sum of base salary and the average of the amount of STI paid for the previous three years, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $42,473, as payable pursuant to the Executive Severance Policy.

(8)Amount consists of (i) a lump sum cash payment equal to two times the sum of his draw and his transaction based incentive compensation for 2022, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $42,473, as payable pursuant to the Executive Severance Policy.

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Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Actually Paid amounts shown below are prepared in accordance with Item 402(v) of Regulation S-K. The AIR Compensation and Human Resources Committee (“Committee”) did not specifically consider the Compensation Actually Paid amounts when determining named executive officer compensation for fiscal years 2020 through 2022. For a discussion of how the Committee seeks to align pay with performance when making executive compensation decisions, please see the section above titled “Compensation Discussion and Analysis” beginning on page 56.

PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO(a) ($)	Compensation Actually Paid to PEO(a)(b)(c) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs(a)(b)(c) ($)	Value of Initial Fixed $100 Investment Based on:(d)				Net Income ($)	Performance Against Overall Funds from Operations Budget(e) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return (MSCI US REIT Index) ($)	Peer Group Total Shareholder Return (NAREIT Equity Apartments Index) ($)	Supplemental Peer Group Total Shareholder Return (Multi-Family Peer Group)(d) ($)
2022	5,416,020	(10,236,422)	2,003,335	786,089	90.32	99.82	94.25	92.18	970,050,000	$2.41
2021	3,048,540	16,199,170	1,862,711	2,502,510	138.07	132.23	138.51	138.76	479,224,000	$2.14
2020	6,802,856	1,998,061	1,583,280	1,842,993	93.47	92.43	84.66	84.05	(103,344,000)	$1.73

(a)Terry Considine served as our PEO for fiscal years 2020, 2021 and 2022. Paul L. Beldin, Lisa R. Cohn, and Keith M. Kimmel were our Non-PEO NEOs for each of fiscal year 2020, 2021 and 2022, along with Conor Wagner for fiscal year 2020 and John McGrath for fiscal year 2022.

(b)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the named executive officers. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (c) below.

(c)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the total (or, in the case of the Non-PEO NEOs, the average of the total) from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Our named executive officers have not been provided with opportunities to participate in defined benefit and actuarial pension plans sponsored by us in any applicable years.

Fiscal Year	Summary Compensation Table Total for Mr. Considine ($)	Exclusion of Stock Awards and Option Awards for Mr. Considine ($)	Inclusion of Equity Values for Mr. Considine ($)	Compensation Actually Paid to Mr. Considine ($)
2022	5,416,020	3,400,008	(12,252,434)	(10,236,422)
2021	3,048,540	3,400,000	16,550,630	16,199,170
2020	6,802,856	4,300,006	(504,789)	1,998,061

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,003,335	602,787	(614,459)	786,089
2021	1,862,711	787,012	1,426,811	2,502,510
2020	1,583,280	556,198	815,911	1,842,993

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Mr. Considine ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in a Prior Year for Mr. Considine ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Considine ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Mr. Considine ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for Mr. Considine ($)	Total - Inclusion of Equity Values for Mr. Considine ($)
2022	969,251	(12,456,161)	0	(765,525)	0	(12,252,434)
2021	8,246,158	7,878,244	0	426,227	0	16,550,630
2020	1,390,614	(2,488,213)	0	592,810	0	(504,789)

Fiscal Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in a Prior Year for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Granted in a Prior Year Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	278,457	(828,695)	0	(64,221)	0	(614,459)
2021	1,017,398	416,018	0	(6,604)	0	1,426,811
2020	485,490	295,544	0	34,876	0	815,911

(d)The Peer Group TSR columns set forth in this table use the MSCI US REIT Index and the NAREIT Equity Apartments Index, which are the published industry or line-of-business indices we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended December 31, 2022, along with a supplemental peer group consisting of AvalonBay Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc. Mid-America Apartment Communities, Inc. and UDR, Inc. (such six companies collectively, the “Multi-Family Peer Group”). The Multi-Family Peer Group was selected in consultation with our independent compensation consultant to inform fiscal year 2022 compensation for Mr. Kimmel, whose position does not have a good benchmark outside of the multi-family industry and was weighted according to the respective issuers’ stock market capitalization as of December 31, 2019. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed fiscal year in our Common Stock and in the MSCI US REIT Index, NAREIT Equity Apartments Index and Multi-Family Peer Group, respectively. TSR for our Common Stock for 2020 includes the TSR of Aimco prior to December 15, 2020, which was the date of the Separation. Historical Common Stock performance is not necessarily indicative of future Common Stock performance.

(e)We determined Performance Against Overall Funds from Operations Budget to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for our fiscal year ended December 31, 2022. Funds from Operations is a commonly used measure of REIT performance because it allows us to assess our short term performance by capturing features particular to real estate performance by recognizing that real estate assets generally appreciate over time or maintain their residual value to a much greater extent than other capital assets. This measure - performance against overall Funds from Operations Budget - assesses out performance against our plan. This measure may not have been the most important financial performance measure for fiscal years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2023 Proxy Statement  87

RELATIONSHIPS BETWEEN CERTAIN DATA IN THE PAY VERSUS PERFORMANCE TABLE

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Total Shareholder Return (“TSR)”

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s and the MSCI US REIT Index’s, the NAREIT Equity Apartments Index’s and the Multi-Family Peer Group’s cumulative TSR over the three most recently completed fiscal years.

CAP vs. Company and Peer Groups' TSRs
Compensation Actually Paid ($000)
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
Total Sharehold Return ($)
$150
$140
$130
$120
$110
$100
$90
$80
2020
2021
2022
CAP Considine
CAP Non-PEO NEOs
TSR
MSCI US REIT Index TSR
NAREIT Equity Apartments Index TSR
Multi-Family Peer Group TSR

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

CAP vs. Net Income
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
Compensation Actually Paid ($000)
1200
1000
800
600
400
200
0
-200
Net Income ($000,000)
2020
2021
2022
CAP Considine
CAP Non-PEO NEOs
Net Income

2023 Proxy Statement  89

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Performance Against Overall Funds from Operations Budget during the three most recently completed fiscal years.

CAP vs. FFO
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
Compensation Actually Paid ($000)
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
FFO (in $0.01)
2020
2021
2022
CAP Considine
CAP Non-PEO NEOs
FFO

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The Company used the financial performance measures set forth below to link Compensation Actually Paid to our named executive officers for fiscal year 2022 to Company performance.

Most Important Financial Performance Measures for Determining PEO and Non-PEO NEO Pay in fiscal year 2022
Company TSR relative to the TSR of the MSCI US REIT Index
Company TSR relative to the TSR of the NAREIT Equity Apartments Index
Performance Against Overall Funds from Operations Budget Same Store Net Operating Income Performance Compared to 2022 Budget
Balance Sheet Measures (Debt to EBITDA, Balance Sheet Safety & Cost, Financial Flexibility & Investment Grade Rating)
Portfolio Quality (Accretive Transactions that Enhance the Company’s Objectives Regarding Portfolio Quality)
Amount of new investments and their performance over three years and the amount of property sales (Mr. McGrath)

Please see the section above titled “Compensation Discussion and Analysis” for further details about these measures and how they were considered for fiscal year 2022 executive compensation purposes.

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Chief Executive Officer Compensation and Employee Compensation

We believe that executive pay should be internally consistent and equitable to motivate our teammates to create stockholder value. In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer. The disclosure is required for fiscal years beginning on or after January 1, 2017. The annual total compensation for 2022 for Mr. Considine, our CEO, was $5,416,020, as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2022 was $82,318. As a result, we estimate that Mr. Considine’s 2022 total compensation was approximately 65.79 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2022 total compensation, consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2022) and other incentive payments for all individuals who were employed by the Company on December 31, 2022, other than our CEO. Our measuring date of December 31 remained the same as last year. We included all active employees. We did annualize employee compensation for any employees who were not employed by the Company for the full 2022 calendar year and found no material difference in identifying the median employee from the prior year’s methodology. After identifying the median employee based on 2022 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

Certain Relationships and
Related Transactions

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

AIR recognizes that related person transactions can present potential or actual conflicts of interest and create the appearance that AIR’s decisions are based on considerations other than the best interests of AIR and its stockholders. Accordingly, as a general matter, it is AIR’s preference to avoid related person transactions. Nevertheless, AIR recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of AIR and its stockholders. The Governance and Corporate Responsibility Committee, pursuant to a written policy approved by the Board, has oversight for related person transactions. The Governance and Corporate Responsibility Committee will review transactions, arrangements or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) AIR (or any AIR entity) is a participant, and (3) any related party has or will have a direct or indirect interest (other than an interest arising solely as a result of being a director of another corporation or organization that is a party to the transaction or a less than 10 percent beneficial owner of another entity that is a party to the transaction). The Governance and Corporate Responsibility Committee has also given its standing approval for certain types of related person transactions, such as certain employment arrangements, director compensation, transactions with another entity in which a related person’s interest is only by virtue of a non-executive employment relationship or limited equity position, and transactions in which all stockholders receive pro rata benefits. Since the beginning of 2022, there have been no related person transactions that were required to be disclosed under the SEC rules.

Approval of Amendments
to our Charter to
Eliminate Supermajority
Voting Provisions

The Board of Directors recommends
a vote “FOR” the approval of the
Amendment.

PROPOSAL 4

Currently, Article VI, Section 6 and Article X of our Charter contain certain provisions that require, in order to amend the Charter (after adoption by our Board of a resolution recommending such amendment and its presentation to stockholders at an annual or special meeting) and any bylaw provision that relates to the removal of directors, the size of the Board or the filling of vacancies on the Board, or to repeal the bylaws, the affirmative vote of stockholders holding two-thirds of the aggregate number of votes entitled to be cast generally in an election of directors (the “Existing Amendments Standard”).

As part of our ongoing review of corporate governance, in November 2022, we announced that our Board had committed to a series of actions to enhance corporate governance. On May 22, 2023, our Board unanimously approved and declared advisable certain amendments to our Charter and Bylaws, subject to the receipt of the requisite approval of such amendments by our stockholders, to further expand on our commitment to corporate governance, by implementing the previously disclosed governance enhancements to be effective in connection with the Annual Meeting.

Proposed Amendments

This Proposal 4 requests that stockholders approve amendments to Article VI, Section 6 and Article X of the Charter that would eliminate the Existing Amendments Standard in favor of allowing amendments to the Charter and Bylaws (in the case of the Charter, after adoption by our Board of a resolution recommending such amendment and its presentation to stockholders at an annual or special meeting, and in the case of the Bylaws, at an annual or special meeting called for such purpose), by the affirmative vote of at least a majority of all the shares of capital stock of the Company entitled to vote generally in an election of directors, voting together as a single class (the “Revised Amendments Standard”). The full text of the proposed amendments to Article VI, Section 6 and Article X of the Charter are set forth in Appendix A to this proxy statement.

Our Board unanimously approved and declared advisable, and unanimously recommends that stockholders approve Proposal 4. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment and the Amended and Restated Charter with the Secretary of State of Maryland, which we intend to file promptly following the Annual Meeting of stockholders approve Proposal 4.

Vote Required

Approval of Proposal 4 requires the affirmative vote of the holders of two-thirds of the aggregate number of votes entitled to be cast generally in an election of directors. Any abstentions or broker-non votes will have the same effect as a vote against Proposal 4.

Each of Proposal 4, Proposal 5 and Proposal 6 is an element of a comprehensive update to the Company’s governance arrangements. However, Proposal 4, Proposal 5 and Proposal 6 are not conditioned on the approval of the other. Each of the proposed changes discussed in Proposal 4, Proposal 5 and Proposal 6 are being voted on separately by our stockholders. If our stockholders approve one or two, but not each, of Proposal 4, Proposal 5 and Proposal 6, the Charter will only be amended and restated to reflect the amendments to the Charter approved by our stockholders. If Proposal 4, Proposal 5 and Proposal 6 are all approved, the Charter will be amended and restated in its entirety as set forth in Appendix B.

PROPOSAL 4

Approval of Amendments
to our Charter to Provide
Stockholders the Ability
to Remove Directors
Without Cause

The Board of Directors recommends
a vote “FOR” the approval of the
Amendment.

PROPOSAL 5

Currently, Article VI Section 5 of our Charter and Section 2.04 of our Bylaws provides that directors may only be removed from office for “cause” (as defined in the Charter and Bylaws) and only by the affirmative vote of stockholders holding two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors (the “Existing Director Removal Standard”).

As part of our ongoing review of corporate governance, in November 2022, we announced that our Board had committed to a series of actions to enhance corporate governance. On May 22, 2023, our Board unanimously approved and declared advisable certain amendments to our Charter and Bylaws, subject to the receipt of the requisite approval of such amendments by our stockholders, to further expand on our commitment to corporate governance, by implementing the previously disclosed governance enhancements to be effective in connection with the Annual Meeting.

Proposed Amendments

This Proposal 5 requests that stockholders approve amendments to Article VI, Section 5 of the Charter that will eliminate from the Charter the Existing Director Removal Standard. The full text of the proposed amendment to Article VI, Section 5 of the Charter is set forth in Appendix C to this proxy statement.

If Proposal 5 is approved by the stockholders, Section 2.04 of our Bylaws will also be amended by the Board as set forth in Appendix D to this proxy statement to allow any or all of the directors to be removed, with or without cause, by the affirmative vote of the holders of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of removing the director (except as otherwise required by law and subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors).

If stockholders do not approve Proposal 5 providing for elimination of the Existing Director Removal Standard, such amendments will not be implemented and our Charter and Bylaws would remain in their current form, subject to any other amendments approved pursuant to Proposal 4 and Proposal 6.

Our Board unanimously approved and declared advisable, and unanimously recommends that stockholders approve Proposal 5. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment and the Amended and Restated Charter with the Secretary of State of Maryland, which we intend to file promptly following the Annual Meeting if stockholders approve Proposal 5. The amendment to Section 2.04 of our Bylaws would become effective immediately following the effectiveness of the proposed amendments to the Charter if stockholders approve Proposal 5.

Vote Required

Approval of Proposal 5 requires the affirmative vote of the holders of two-thirds of the aggregate number of votes entitled to be cast generally in an election of directors. Any abstentions or broker-non votes will have the same effect as a vote against Proposal 5.

Each of Proposal 4, Proposal 5 and Proposal 6 is an element of a comprehensive update to the Company’s governance arrangements. However, Proposal 4, Proposal 5 and Proposal 6 are not conditioned on the approval of the other. Each of the proposed changes discussed in Proposal 4, Proposal 5 and Proposal 6 are being voted on separately by our stockholders. If our stockholders approve one or two, but not each, of Proposal 4, Proposal 5 and Proposal 6, the Charter and Bylaws will only be amended and restated to reflect the amendments to the Charter approved by our stockholders. If Proposal 4, Proposal 5 and Proposal 6 are all approved, the Charter will be amended and restated in its entirety as set forth in Appendix B.

PROPOSAL 5

Approval of Amendments
to our Charter to
Eliminate Language that
is by its Terms No Longer
Applicable Due to the
Passage of Time

The Board of Directors recommends
a vote “FOR” the approval of the
Amendment.

PROPOSAL 6

Currently, Article VI, Section 3 of our Charter provides that until the 2022 annual meeting the Board was to be classified into three classes after which time, the Board shall no longer be classified and each director shall be elected to serve one-year terms, expiring at the annual meeting of stockholders next following the director’s election and Article VI, Section 2 provides that any increases or decreases in the size of the Board while it was classified were to be apportioned equally among the classes of directors (the “Expired Classified Board Standard”).

Proposed Amendments

This Proposal 6 requests that stockholders approve amendments to Article VI, Section 2 and Article VI Section 3 of the Charter that would eliminate legacy references to the Expired Classified Board Standard to better reflect that the Board is declassified and there is only one class of directors (the “Current Board Standard”). The full text of the proposed amendment to Article VI, Section 2 of the Charter is set forth in Appendix E to this proxy statement. The full text of the proposed Amendment to Article VI, Section 3 of the Charter, which would delete Article VI, Section 3 of the Charter in its entirety, is set forth in Appendix F to this proxy statement.

Our Board unanimously approved and declared advisable, and unanimously recommends that stockholders approve Proposal 6. The proposed amendments to the Charter would become effective upon the filing of a Certificate of Amendment and the Amended and Restated Charter with the Secretary of State of Maryland, which we intend to file promptly following the Annual Meeting if stockholders approve Proposal 6.

Vote Required

Approval of Proposal 6 requires the affirmative vote of the holders of two-thirds of the aggregate number of votes entitled to be cast generally in an election of directors. Any abstentions or broker-non votes will have the same effect as a vote against Proposal 6.

Each of Proposal 4, Proposal 5 and Proposal 6 is an element of a comprehensive update to the Company’s governance arrangements. However, Proposal 4, Proposal 5 and Proposal 6 are not conditioned on the approval of the other. Each of the proposed changes discussed in Proposal 4, Proposal 5 and Proposal 6 are being voted on separately by our stockholders. If our stockholders approve one or two, but not each, of Proposal 4, Proposal 5 and Proposal 6, the Charter will only be amended and restated to reflect the amendments to the Charter approved by our stockholders. If Proposal 4, Proposal 5 and Proposal 6 are all approved, the Charter will be amended and restated in its entirety as set forth in Appendix B.

PROPOSAL 6

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OUR STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information available to AIR, as of July 28, 2023, with respect to AIR’s equity securities beneficially owned by (i) each director and named executive officer, and (ii) all directors and executive officers as a group. The table also sets forth certain information available to AIR, as of July 28, 2023, with respect to shares of AIR’s Common Stock held by each person known to AIR to be the beneficial owner of more than 5% of such shares. This table reflects options that are exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person. The business address of each of the following directors and executive officers is 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, unless otherwise specified.

Name and Address of Beneficial Owner	Number of shares of Common Stock(1)		Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)		Percentage Ownership of AIR(4)
Directors, Director Nominees, and Named Executive Officers:
Terry Considine	770,026	(5)	[x]%	6,592,205	(6)	[x]%
Paul L. Beldin	114,192	(7)	*	—		*
Lisa R. Cohn	253,925	(8)	*	—		*
Keith M. Kimmel	131,008	(9)	*	—		*
John M. McGrath	—		*	—		*
Thomas N. Bohjalian	14,250		*	—		*
Kristin Finney-Cooke	—		*	7,250		*
Thomas L. Keltner	55,257		*	—		*
Devin I. Murphy	11,386		*	7,250		*
Margarita Paláu-Hernández	3,000		*	4,250		*
John D. Rayis	9,412		*	7,250		*
Ann Sperling	13,558		*	7,250		*
Nina A. Tran	19,968		*	7,250		*
All directors, director nominees, and executive officers as a group (15 persons)	1,485,796	(10)	[x]%	6,632,705	(11)	[x]%
5% or Greater Holders:
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	22,483,609(	(12)	[x]%	—		[x]%
Cohen & Steers, Inc. 280 Park Avenue 10th Floor New York, New York 10017	17,730,616	(13)	[x]%	—		[x]%
BlackRock Inc. 55 East 52nd Street New York, New York 10055	17,540,354	(14)	[x]%	—		[x]%
State Street Corporation One Lincoln Street Boston, MA 02111	8,412,456	(15)	[x]%	—		[x]%
Principal Real Estate Investors, LLC 801 Grand Avenue Des Moines, IA 50392	7,524,990	(16)	[x]%	—		[x]%

*Less than 0.5%

(1)Excludes shares of AIR’s Common Stock issuable upon redemption of common OP Units or equity.

2023 Proxy Statement  99

OUR STOCKHOLDERS

(2)Represents the number of shares of AIR Common Stock beneficially owned by each person divided by the total number of shares of AIR Common Stock outstanding. Any shares of AIR Common Stock that may be acquired by a person within 60 days upon the exercise of options, warrants, rights or conversion privileges or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement are deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of AIR Common Stock owned by that person, but not any other person.

(3)Through wholly-owned subsidiaries, AIR acts as general partner of the AIR Operating Partnership. As of July 28, 2023, AIR owned approximately [x]% of the legal interest in the common partnership interests in the AIR Operating Partnership and approximately [x]% of the economic interest in the AIR Operating Partnership. Interests in the AIR Operating Partnership that are held by limited partners other than AIR are referred to as “OP Units.” Generally, after a holding period of 12 months, common OP Units may be tendered for redemption and, upon tender, may be acquired by AIR for shares of AIR Common Stock at an exchange ratio of one share of AIR Common Stock for each common OP Unit (subject to adjustment). If AIR acquired all common OP Units for AIR Common Stock (without regard to the ownership limit set forth in AIR’s Charter), these shares of AIR Common Stock would constitute approximately 8.0% of the then outstanding shares of AIR Common Stock. OP Units are subject to certain restrictions on transfer.

(4)Represents the number of shares of AIR Common Stock beneficially owned, divided by the total number of shares of AIR Common Stock outstanding, assuming, in both cases, that all [x] OP Units outstanding as of July 28, 2023, are redeemed in exchange for shares of AIR Common Stock (notwithstanding any holding period requirements, and AIR’s ownership limit). See note (3) above. Excludes partnership preferred units issued by the AIR Operating Partnership and AIR preferred securities.

(5)Includes the following shares of which Mr. Considine disclaims beneficial ownership: 16,000 shares held in a trust. Also includes 750,557 shares subject to options that are exercisable within 60 days.

(6)Includes 3,274,821 OP Units and equivalents held by Mr. Considine (of which 114,768 are LTIP I Units and 1,000,046 are LTIP II Units), 179,735 OP Units held by an entity in which Mr. Considine has sole voting and investment power, 1,591,672 OP Units and equivalents held by Titahotwo Limited Partnership RLLLP, a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest, and 192,422 OP Units held by Mr. Considine’s spouse, for which Mr. Considine disclaims beneficial ownership. Also includes 3,317,384 unvested LTIP II Units, the vesting of which is subject to certain performance criteria. Upon conclusion of the performance period and depending on the results thereof, Mr. Considine may vest in all, some, or none of the performance-based partnership units. Titahotwo has pledged 695,000 OPU equivalents.

(7)Includes 24,383 shares subject to options that are exercisable within 60 days.

(8)Includes 7,404 shares subject to options that are exercisable within 60 days.

(9)Includes 14,588 shares subject to options that are exercisable within 60 days.

(10)Includes 796,932 shares subject to options that are exercisable within 60 days.

(11)Also includes 3,317,384 unvested LTIP II Units, the vesting of which is subject to certain performance criteria. Upon conclusion of the performance period and depending on the results thereof, the holder may vest in all, some, or none of the performance-based partnership units.

(12)Beneficial ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2023, by The Vanguard Group. According to the schedule, The Vanguard Group has sole dispositive power with respect to 22,146,056 of the shares, shared voting power with respect to 186,592 of the shares, and shared dispositive power with respect to 337,553 of the shares

(13)Beneficial ownership information is based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2023, by Cohen & Steers, Inc. on behalf of itself and affiliated entities. According to the schedule, included in the securities listed above as beneficially owned by Cohen & Steers, Inc. are (i) 13,750,810 shares over which Cohen & Steers, Inc. has sole voting power, 13,731,132 shares over which Cohen & Steers Capital Management, Inc. has sole voting power, 5,595 shares over which Cohen & Steers UK Limited has sole voting power, and 14,083 shares over which Cohen & Steers Ireland Limited has sole voting power and (ii) 17,730,616 shares over which Cohen & Steers, Inc. has sole dispositive power, 17,640,326 shares over which Cohen & Steers Capital Management, Inc. has sole dispositive power, 76,207 shares over which Cohen & Steers UK Limited has sole dispositive power, and 14,083 shares over which Cohen & Steers Ireland Limited has sole dispositive power.

(14)Beneficial ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 26, 2023, by BlackRock Inc. According to the schedule, BlackRock Inc. has sole voting power with respect to 16,995,969 of the shares and sole dispositive power with respect to 17,540,354 of the shares.

(15)Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on February 10, 2023, by State Street Corporation. According to the schedule, State Street Corporation has shared voting power with respect to 6,252,871 of the shares and shared dispositive power with respect to 8,412,456 of the shares.

(16)Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on February 15, 2023, by Principal Real Estate Investors, LLC. According to the schedule, Principal Real Estate Investors, LLC has shared voting and dispositive power with respect to 7,524,990 of the shares.

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OTHER MATTERS

Stockholders’ Proposals. Proposals of stockholders intended to be presented at AIR’s Annual Meeting of Stockholders to be held in 2024 must be received by AIR, marked to the attention of the Corporate Secretary, no later than April 6, 2024, to be included in AIR’s proxy statement and form of proxy for that meeting. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement. Nominations for directors pursuant to “proxy access” provided for in the Company’s Bylaws must adhere to the terms of the bylaws and will be considered untimely if received by the Company before March 7, 2024, or after April 6, 2024. Proposals of stockholders or director nominations submitted to AIR for consideration at AIR’s annual meeting of stockholders to be held in 2024 outside the processes of Rule 14a-8 or “proxy access” (i.e., the procedures for placing a stockholder’s proposal or director nominee in AIR’s proxy materials) will be considered untimely if received by the Company before May 18, 2024, or after June 17, 2024. However, as provided in AIR’s Bylaws, different deadlines would apply if the 2024 annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary of AIR’s 2023 annual meeting; in that event, in order to be timely, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 90th day prior to the 2024 annual meeting and no later than the close of business on the later of the 60th day prior to AIR’s 2024 annual meeting and the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended, no later than July 17, 2024.

Other Business. AIR knows of no other business that will come before the Meeting for action. As to any other business that comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

This Proxy Statement is dated August x, 2023. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date.

THE BOARD OF DIRECTORS

August x, 2023

APPENDIX

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APPENDIX A

Amendment to Article VI, Section 6 of the Charter

Bylaws. The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any Bylaws by the shareholders of the Corporation shall require the affirmative vote of at least a majority of all the ~~aggregate number of votes~~shares of capital stock of the Corporation then entitled to ~~be cast~~vote generally in ~~the~~an election of directors~~. Notwithstanding anything in this Section 6 to the contrary, no amendment, alteration, change or repeal of any provision of the Bylaws by~~, voting together as a single class at an annual or special meeting of the shareholders of the Corporation ~~relating to the removal of directors, the size of the Board of Directors or the filling of vacancies on the Board of Directors, or repeal of the Bylaws by the shareholders of the Corporation, shall be effected without the vote of two-thirds of the aggregate number of votes entitled be cast generally in the election of Directors.~~called for such purpose.

Amendment to Article X of the Charter

The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the shareholders of a resolution at an annual or special meeting of the shareholders and (iii) approval of such resolution by the affirmative vote of the holders of at least a majority ~~(or, as applicable, a two-thirds vote) of the aggregate number of votes~~ of all the shares of capital stock of the Corporation then entitled to ~~be case~~ vote generally in ~~the~~ an election of directors, voting together as a single class. All rights conferred upon shareholders herein are subject to this reservation.

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APPENDIX B

Amended and Restated Charter

APARTMENT INCOME REIT CORP.

ARTICLES OF AMENDMENT AND RESTATEMENT

Apartment Income REIT Corp., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter referred to as the “Corporation” or “AIR”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to and does hereby amend and restate its Charter as currently in effect.

SECOND: The Charter of the Corporation as amended and restated in its entirety is as follows:

* * * * * *

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is Apartment Income REIT Corp.

ARTICLE II

PURPOSE

Section 1. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland authorizing the formation of corporations as now or hereafter in force (including, without limitation or obligation, engaging in business as a REIT (as hereinafter defined) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)).

Section 2. REIT Qualification. The Board of Directors, without any action by the shareholders of the Corporation, shall have the authority to cause the Corporation to elect to be taxed as a REIT for U.S. federal income tax purposes. Following any such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be taxed as a REIT for U.S. federal income tax purposes, the Board of Directors, without any action by the shareholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the shareholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is not required in order for the Corporation to qualify as a REIT.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation located in the State of Maryland.

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ARTICLE IV

STOCK

Section 1. Authorized Shares

1.1 Class and Number of Shares. The total number of shares of stock that the Corporation from time to time shall have authority to issue is 1,022,175,000 shares of Capital Stock having a par value of $0.01 per share, amounting to an aggregate par value of $10,221,750, consisting of 1,021,175,000 shares currently classified as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) (the Class A Common Stock and all other classes or series of common stock hereafter classified being referred to collectively herein as the “Common Stock”), and 1,000,000 shares currently classified as Preferred Stock, par value $0.01 per share (all other classes or series of preferred stock hereafter classified being referred to collectively herein as the “Preferred Stock”). A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

1.2 Changes in Classification and Preferences. The Board of Directors by resolution or resolutions from time to time may classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock, including, but not limited to, ownership restrictions consistent with the Ownership Restrictions with respect to each such class or subclass of Capital Stock, and the number of shares constituting each such class or subclass, and to increase or decrease the number of shares of any such class or subclass.

Section 2. No Preemptive Rights. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation that it may issue or sell.

Section 3. Common Stock.

3.1 Dividend Rights. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

3.2 Rights Upon Liquidation. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 1 of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

3.3 Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters (on which a holder of shares of Common Stock shall be entitled to vote) at the meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

3.4 Restriction on Ownership and Transfers. The Beneficial Ownership and Transfer of Capital Stock shall be subject to the restrictions set forth in this Section 3.4 of this Article IV.

3.4.1 Restrictions.

(A)Limitation on Beneficial Ownership. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date, (i) no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (ii) no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own Common Stock in excess of the Common Stock Ownership Limit, (iii) the Initial Holder shall not Beneficially Own shares of Capital Stock in excess of the Initial Holder Limits, (iv) no

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Look-Through Entity shall Beneficially Own shares of Capital Stock in excess of the Look-Through Ownership Limits, and (v) no Excepted Holder shall Beneficially Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(B)Transfers in Excess of the Aggregate Stock Ownership Limit. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning shares of Capital Stock in excess of the Aggregate Ownership Limit shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by such Person in excess of the Aggregate Stock Ownership Limit, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(C)Transfers in Excess of Common Stock Ownership Limit. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Common Stock in excess of the Common Stock Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock that would be otherwise Beneficially Owned by such Person in excess of the Common Stock Ownership Limit, and the intended transferee shall acquire no rights in such shares of Common Stock.

(D)Transfers in Excess of Look-Through Ownership Limits. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Capital Stock in excess of the Look-Through Ownership Limits shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limits, and such Look-Through Entity shall acquire no rights in such shares of Capital Stock.

(E)Transfers in Excess of Excepted Holder Limits. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated interdealer quotation system) that, if effective, would result in any Excepted Holder Beneficially Owning shares of Capital Stock in excess of any Excepted Holder Limit applicable to such Excepted Holder shall be void ab initio as to the Transfer of such shares of Capital Stock that would be other-wise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit and such Excepted Holder shall acquire no rights in such shares of Capital Stock.

(F)Transfers Resulting in Ownership by Fewer than 100 Persons. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Capital Stock.

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(G)Transfers Resulting in “Closely Held” Status or “Related Party Rent”. From and after the Spin-Off Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of shares of Capital Stock that would cause the Corporation (i) to be “closely held” within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(H)REIT Status. Except as provided in Section 3.4.8 of this Article IV, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership would otherwise cause the Corporation to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified health care property” (as defined in Section 856(e)(6)(D)(i) of the Code) or a “qualified lodging facility” (as defined in Section 856(d)(9)(D) of the Code), on behalf of a TRS failing to qualify as such. Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(I)Domestically Controlled Status. Except as provided in Section 3.4.8 of this Article IV, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code (“Domestically Controlled Entity”). Except as provided in Section 3.4.8 of this Article IV, from and after the Spin-Off Date (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Corporation failing to qualify as a Domestically Controlled Entity shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(J)Transfers in Excess of Initial Holder Limits. Any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Capital Stock in excess of the Initial Holder Limits shall be void ab initio as to the Transfer of such shares of Capital Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder Limits, and the Initial Holder shall acquire no rights in such shares of Capital Stock.

(K)Severability on Void Transactions. A Transfer of a share of Capital Stock that is null and void under Sections 3.4.1(B) through (J) of this Article IV because it would, if effective, result in (i) the ownership of Capital Stock in excess of the Initial Holder Limits, the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or the Look-Through Ownership Limits, (ii) the Capital Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution), (iii) the Corporation being “closely held” within the meaning of Section 856(h) of the Code or (iv) the Corporation otherwise failing to qualify as a REIT or Domestically Controlled Entity, shall not adversely affect the validity of the Transfer of any other share of Capital Stock in the same or any other related transaction.

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3.4.2 Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 3.4.1 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in violation of Section 3.4.1 of this Article IV (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Capital Stock acquired in violation of Section 3.4.1 of this Article IV or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 3.4.1 of this Article IV, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void ab initio or (b) shall automatically result in the transfer described in Section 3.4.3 of this Article IV; provided, further, that the provisions of this Section 3.4.2 shall be subject to the provisions of Section 3.4.12 of this Article IV.

3.4.3 Transfer in Trust.

(A)Establishment of Trust. If, notwithstanding the other provisions contained in this Article IV, at any time after the Spin-Off Date there is a purported Transfer (an “Excess Transfer”) (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own (i) shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or (ii) shares of Common Stock in excess of the Common Stock Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Capital Stock in excess of the Initial Holder Limits, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Capital Stock in excess of the Look-Through Ownership Limits (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Capital Stock in excess of the applicable Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits or the Look-Through Entity Limit is referred to as a “Prohibited Transferee”), then, except as otherwise provided in Section 3.4.8 of this Article IV, such shares of Capital Stock in excess of the Aggregate Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits or the Look-Through Ownership Limits, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limits or the Look-Through Entity Ownership Limits.

(B)Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

(C)Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. Except to the extent provided in Section 3.4.3(E), the Prohibited Transferee shall have no rights in the Capital Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares of Capital Stock held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

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(D)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Capital Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee will be rescinded as void ab initio and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, Initial Holder Limits or Look-Through Entity Ownership Limits shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Capital Stock for the benefit of the Charitable Beneficiary.

(E)Restrictions on Transfer. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust must transfer the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 3.4.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 3.4.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Capital Stock as to which such restrictions would, by their terms, apply, and to hold such Capital Stock on behalf of the Corporation.

(F)Purchase Right in Stock transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

(G)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Capital Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c) (2) and 501(c)(3) of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 3.4.3 shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

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3.4.4 Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of Capital Stock in violation of Section 3.4.1 of this Article IV, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 3.4.3 of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

3.4.5 Owners Required to Provide Information. From and after the Spin-Off Date, certain record and Beneficial Owners and transferees of shares of Capital Stock will be required to provide certain information as set out below.

(A)Annual Disclosure. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code and excluding, solely for this purpose, constructive ownership described in clause (ii)(y) of the definition of Beneficial Ownership) in number or value of Outstanding shares of Capital Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned (excluding, solely for this purpose, constructive ownership described in clause (ii)(y) of the definition of Beneficial Ownership) and a full description of how such shares are held. Each such owner of Capital Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Capital Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT or Domestically Controlled Entity and (ii) ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits or the Look-Through Ownership Limits, as applicable. Each shareholder of record, including without limitation any Person that holds shares of Capital Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 3.4.5 from the Beneficial Owner.

(B)Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of Capital Stock and any Person (including the shareholder of record) that is holding shares of Capital Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT and Domestically Controlled Entity, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits and the Look-Through Ownership Limits, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Capital Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

3.4.6 Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 3.4.12 of this Article IV) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation’s status as a REIT and Domestically Controlled Entity and (ii) to insure compliance with the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits and the Look-Through Ownership Limits.

3.4.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 3.4 of this Article IV, or in the case of an ambiguity in any definition contained in Section 4 of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 3.4) acquired Beneficial Ownership of Capital Stock in violation of Section 3.4.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but

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for such remedies, would have been Beneficially Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

3.4.8 Exceptions. The following exceptions shall apply or may be established with respect to the limitations of Section 3.4.1 of this Article IV.

(A)Waiver of Ownership Limit or Transfer Restriction. The Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the restrictions contained in Sections 3.4.1(A) through 3.4.1(I) (other than the Initial Holder Limits) and as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors obtains such representations, covenants and undertakings as the Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Corporation to lose its status as a REIT or Domestically Controlled Entity. Prior to granting any exception pursuant to this Section 3.4.8(A), the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel, if and to the extent it deems any such ruling or opinion necessary or advisable in order to determine or ensure that granting the exception will not cause the Corporation to lose its status as a REIT or Domestically Controlled Entity. The Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Furthermore, subject to Sections 3.4.1(A) through 3.4.1(I), an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or other private offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, Common Stock Ownership Limit, the Look-Through Ownership Limits, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or immediate resale of such Capital Stock, and provided that the restrictions contained in Section 3.4.1 will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

(B)Change in Ownership Limit, Look-Through Ownership Limits and Excepted Holder Limits. The Board of Directors may from time to time increase or decrease the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit and/or Look-Through Ownership Limits; provided, however, that a decreased Aggregate Stock Ownership Limit, Common Stock Ownership Limit and/or Look-Through Ownership Limits will not be effective for any Person whose percentage ownership of Capital Stock at the time of such Board action is in excess of such decreased Aggregate Stock Ownership Limit, Common Stock Ownership Limit and/or Look-Through Ownership Limits until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, Common Stock Ownership Limit and/or Look-Through Ownership Limits, but until such time as such Person’s percentage of Capital Stock falls below such decreased Aggregate Stock Ownership Limit, Common Stock Ownership Limit, and/or Look-Through Ownership Limits, any further acquisition of Capital Stock will be in violation of the Aggregate Stock Ownership Limit, Common Stock Ownership Limit and/or Look-Through Ownership Limits and, provided further, that the new Aggregate Stock Ownership Limit, Common Stock Ownership Limit, and/or Look-Through Ownership Limits would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock. The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then-existing Aggregate Stock Ownership Limit, Common Stock Ownership Limit or Look-Through Ownership Limits, as applicable.

2023 Proxy Statement  B-9

(C)Pledge by Initial Holder. Notwithstanding any other provision of this Article IV, the pledge by the Initial Holder of all or any portion of the Capital Stock directly owned at any time or from time to time shall not constitute a violation of Section 3.4.1 of this Article IV and the pledgee shall not be subject to the Aggregate Stock Ownership Limit with respect to the Capital Stock so pledged to it either as a result of the pledge or upon foreclosure.

(D)Underwriters. For a period of 270 days following the purchase of Capital Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Capital Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Capital Stock purchased by it as a part of or in connection with such offering and with respect to any Capital Stock purchased in connection with market making activities.

3.4.9 Legend. Each certificate for Capital Stock shall bear the following legend:

“The shares of Capital Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Capital Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter. Any Person that attempts to Beneficially Own shares of Capital Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of shares of Capital Stock represented hereby will be void in accordance with the Charter or (ii) the shares of Capital Stock represented hereby automatically be will transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.”

3.4.10 Severability. If any provision of this Article IV or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

3.4.11 Board of Directors Discretion. Anything in this Article IV to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT or Domestically Controlled Entity, including, but not limited to, reducing the Aggregate Ownership Limit, the Common Stock Ownership Limit, the Initial Holder Limits and the Look-Through Ownership Limits in the event of a change in law.

3.4.12 Settlement. Nothing in this Section 3.4 of this Article IV shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

Section 4. Definitions. The terms set forth below shall have the meanings specified below when used in this Article IV or in Article V of the Charter.

4.1 Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, 8.7% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 3.4.8. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

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4.2 Beneficial Ownership. The term “Beneficial Ownership” shall mean (i) ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned (x) through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code and (y) through the application of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) and/or (ii) ownership of the number and value of shares of Capital Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act; provided that when applying this definition of Beneficial Ownership to the Initial Holder, clause (ii) of this definition and clause (b) of the definition of “Person” shall be disregarded. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

4.3 Capital Stock. The term “Capital Stock” shall mean all classes or series of capital stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

4.4 Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3.4.3 of this Article IV, each of which shall be an organization (i) described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code and (ii) to which contributions are eligible for deduction under each of Sections 170(b)(1) (A), 2055 and 2522 of the Code.

4.5 Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

4.6 Common Stock. The term “Common Stock” shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other Capital Stock of the Corporation, however designated, authorized after the Issue Date, that has the right (subject always to prior rights of any class of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

4.7 Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean, for any Person other than the Initial Holder or a Look-Through Entity, 8.7% (in value or in number, whichever is more restrictive) of the Outstanding shares of Common Stock of the Corporation, or such other percentage determined by the Board of Directors in accordance with Section 3.4.8. The number and value of the outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

4.8 Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by these Articles of Incorporation or by the Board of Directors pursuant to Section 3.4.8(A).

4.9 Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by these Articles of Incorporation or by the Board of Directors pursuant to Section 3.4.8(A) and subject to adjustment pursuant to Section 3.4.8(B), the percentage limit established for an Excepted Holder by these Articles of Incorporation or by the Board of Directors pursuant to Section 3.4.8(A).

4.10 Excess Transfer. The term “Excess Transfer” has the meaning set forth in Section 3.4.3(A) of this Article IV.

4.11 Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

4.12 Initial Holder. The term “Initial Holder” shall mean Terry Considine.

2023 Proxy Statement  B-11

4.13 Initial Holder Limits. The term “Initial Holder Limits” shall mean 15% (in value or in number, whichever is more restrictive) of Outstanding shares of Common Stock applied, in the aggregate, to the Initial Holder and 15% (in value or in number, whichever is more restrictive) of Outstanding shares of Capital Stock. From the Spin-Off Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limits applicable to the Initial Holder.

4.14 Look-Through Entity. The term “Look-Through Entity” shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

4.15 Look-Through Ownership Limit. The term “Look-Through Ownership Limits” shall mean 15% (in value or in number, whichever is more restrictive) of Outstanding shares of Capital Stock and 15% (in value or in number, whichever is more restrictive) of Outstanding shares of Common Stock.

4.16 Market Price. The term “Market Price” on any date shall mean the Closing Price on the Trading Day immediately preceding such date. The term “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

4.17 NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

4.18 Outstanding. The term “Outstanding” shall mean issued and outstanding shares of Capital Stock of the Corporation, provided that for purposes of the application of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, the Look-Through Ownership Limits, the Initial Holder Limits or an Excepted Holder Limit to any Person, the term “Outstanding” shall be deemed to include the number of shares of Capital Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

4.19 Ownership Restrictions. The term “Ownership Restrictions” shall mean collectively the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limits as applied to the Initial Holder, the Look-Through Ownership Limits as applied to Look-Through Entities, and the Excepted Holder Limit as applied to Excepted Holders.

4.20 Person. The term “Person” shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

4.21 Prohibited Transferee. The term “Prohibited Transferee” has the meaning set forth in Section 3.4.3(A) of this Article IV.

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4.22 REIT. The term “REIT” shall mean a “real estate investment trust” as defined in Section 856 through 860 of the Code.

4.23 Spin-Off Date. The term “Spin-Off Date” shall mean December 15, 2020.

4.24 Transfer. The term “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Capital Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Capital Stock). The term “Transfers” and “Transferred” shall have correlative meanings.

4.25 TRS. The term “TRS” shall mean any taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Corporation.

4.26 Trust. The term “Trust” shall mean the trust created pursuant to Section 3.4.3 of this Article IV.

4.27 Trustee. The term “Trustee” shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

ARTICLE V

GENERAL REIT PROVISIONS

Section 1. Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation’s status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution at an annual or special meeting of the shareholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

Section 2. Exchange or Market Transactions. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or other national securities exchange or an automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article V or any provision of Article IV, and the transferee, including but not limited to any Prohibited Transferee, in such a transaction shall remain subject to all the provisions and limitations of Article IV and this Article V.

Section 3. Severability. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 4. Waiver. The Corporation shall have authority at any time to waive the requirement that the Corporation redeem shares of Preferred Stock if, in the sole discretion of the Board of Directors, any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.

ARTICLE VI

BOARD OF DIRECTORS

Section 1. Management. The business and the affairs of the Corporation shall managed under the direction of its Board of Directors.

Section 2. Number. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three.

2023 Proxy Statement  B-13

Section 3. Vacancies. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, newly created directorships resulting from any increase in the number of directors shall be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy has occurred and until his or her successor is elected and qualifies.

Section 4. Removal. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, removal of directors shall be in a manner as provided under the Bylaws.

Section 5. Bylaws. The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any Bylaws by the shareholders of the Corporation shall require the affirmative vote of at least a majority of all the shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class at an annual or special meeting of the shareholders of the Corporation called for such purpose.

Section 6. Powers. The enumeration and definition of particular powers of the Board of Directors included elsewhere in the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the Maryland General Corporation Law (“MGCL”) as now or hereafter in force.

ARTICLE VII

LIMITATION OF LIABILITY

No director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the shareholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.

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ARTICLE IX

WRITTEN CONSENT OF SHAREHOLDERS

Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the unanimous written consent of shareholders entitled to vote thereon.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the shareholders of a resolution at an annual or special meeting of the shareholders and (iii) approval of such resolution by the affirmative vote of the holders of at least a majority of all the shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class. All rights conferred upon shareholders herein are subject to this reservation.

ARTICLE XI

EXISTENCE

The Corporation is to have a perpetual existence.

* * * * * *

THIRD: The Board of Directors of the Corporation at a meeting or by a unanimous consent in writing in lieu of a meeting under § 2-408 of the Maryland General Corporation Law, and the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, each adopted a resolution that set forth and approved the foregoing amendment and restatement of the Charter.

FOURTH: The foregoing amendment and restatement of the Charter of the Corporation does not increase the authorized Capital Stock of the Corporation. The foregoing amendment and restatement of the Charter of the Corporation (a) increases the number of shares of Capital Stock classified as Preferred Stock from no shares before this amendment and restatement to 1,000,000 shares after this amendment and restatement and (b) decreases the number of shares of Capital Stock classified as Common Stock from 1,022,175,000 shares before this amendment and restatement to 1,021,175,000 shares after this amendment and restatement.

FIFTH: The current address of the principal office of the Corporation is 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237. The current address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

SIXTH: The name and address of the Corporation’s resident agent in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

SEVENTH: These Articles of Amendment and Restatement shall become effective at [__] p.m., Eastern Time, on [•], 2023.1

1 Note to Draft: Time and date to be populated to correspond with effective time specified in the applicable filing with the Maryland Secretary of State after the Corporation’s 2023 annual meeting.

2023 Proxy Statement  B-15

IN WITNESS WHEREOF, Apartment Income REIT Corp. has caused these presents to be signed in its name and on its behalf by its Executive Vice President, Chief Financial Officer and witnessed by its Executive Vice President, General Counsel and Secretary on [•], 2023.

WITNESS:	APARTMENT INCOME REIT CORP.

By:
Lisa R. Cohn	Paul Beldin
President, General Counsel and Secretary	Executive Vice President, Chief Financial Officer

THE UNDERSIGNED, Executive Vice President and Chief Financial Officer of Apartment Income REIT Corp., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Paul Beldin
Executive Vice President, Chief Financial Officer

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APPENDIX C

Amendment to Article VI, Section 5 of the Charter

Removal. Except as otherwise ~~provided in the Charter, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 5, “cause” shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.~~ required by law and subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, removal of directors shall be in a manner as provided under the Bylaws

2023 Proxy Statement  D-1

APPENDIX D

Amendment to Section 2.04 of the Bylaws

Section 2.04. Removal of Director. ~~Except as otherwise provided in the Charter and subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 2.04, “cause” shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.~~ Any director may be removed, with or without cause, by the affirmative vote of at least a majority of all the shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class. A director may only be removed by the stockholders at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

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APPENDIX E

Amendment to Article VI, Section 2 of the Charter

Number. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three. ~~Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. Effective as of the Spin-Off Date, there are initially nine directors in office whose names are as follows: (I) Robert A. Miller, Kathleen M. Nelson and Michael A. Stein (Class I), (II) Thomas L. Keltner, John D. Rayis and Ann Sperling (Class II) and (III) Terry Considine, Devin I. Murphy and Nina A. Tran (Class III).~~

2023 Proxy Statement  F-1

APPENDIX F

Amendment to Article VI, Section 3 of the Charter

~~Classified Board. The Board of Directors shall be classified initially into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors and the allocation (including the initial allocation) of Directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the 2021 annual meeting of stockholders, at which meeting they shall be elected to a term expiring at the 2022 annual meeting of stockholders, and the initial Class II and Class III Directors shall serve for a term expiring at the 2022 annual meeting of stockholders. Each Director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. From and including the 2022 annual meeting of stockholders, the Board of Directors shall no longer be classified, and each Director shall be elected to serve a term expiring at the annual meeting of stockholders next following the Director’s election. Notwithstanding the expiration of the term of a Director, the Director shall continue to hold office until a successor shall be elected and qualified or until his or her earlier death, resignation or removal.~~

000004

ENDORSEMENT_LINE____________ SACKPACK___________

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
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Your vote matters – here’s how to vote!
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Votes submitted electronically must be received by September 15, 2023, at 1:00 A.M., Eastern time.

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2023 Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:	+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Terry Considine	☐	☐	☐	02 - Thomas N. Bohjalian	☐	☐	☐	03 - Kristin Finney-Cooke	☐	☐	☐
04 - Thomas L. Keltner	☐	☐	☐	05 - Devin I. Murphy	☐	☐	☐	06 - Margarita Paláu- Hernández	☐	☐	☐
07 - John D. Rayis	☐	☐	☐	08 - Ann Sperling	☐	☐	☐	09 - Nina A. Tran	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP, to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023.	☐	☐	☐	3. Advisory vote on executive compensation (Say on Pay).	☐	☐	☐

4. Approval of amendments to our Charter to eliminate supermajority voting provisions.	☐	☐	☐	5. Approval of amendments to our Charter to provide stockholders the ability to remove Directors without cause.	☐	☐	☐

6. Approval of amendments to our Charter to eliminate language that is by its terms no longer applicable due to the passage of time.	☐	☐	☐	7. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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■	C 1234567890 J N T 1 U P X 5 8 5 0 0 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

03UYGA

2023 Annual Meeting Admission Ticket

2023 Annual Meeting of Apartment Income REIT Corp. Stockholders

September 15, 2023, at 9:30 a.m. MT

AIR’s Corporate Headquarters

4582 S. Ulster Street, Suite 1700, Denver, CO 80237

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/AIRC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AIRC

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Apartment Income REIT Corp.	+

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – September 15, 2023

Terry Considine, Paul L. Beldin, and Lisa R. Cohn, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Apartment Income REIT Corp. to be held on September 15, 2023, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the director nominees in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

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